As filed with the Securities and Exchange Commission on June 30, 1999.
                                                      Registration No. 333-45457
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             -----------------------
                             AMSCAN HOLDINGS, INC.*
             (Exact name of Registrant as specified in its charter)
                             -----------------------
          Delaware                         5110                  13-3911462
          --------                         ----                  ----------
(State or other jurisdiction of   (Primary standard industrial  (I.R.S. employer
incorporation or organization)    Classification Code Number)   identification
                                                                number)

                              Amscan Holdings, Inc.
                               80 Grasslands Road
                            Elmsford, New York 10523
                                 (914) 345-2020
          (Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)


                                James M. Harrison
                                    President
                              Amscan Holdings, Inc.
                               80 Grasslands Road
                            Elmsford, New York 10523
                                 (914) 345-2020
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)


                        Copies of all communications to:


                              Paul G. Hughes, Esq.
                               Cummings & Lockwood
                       P. O. Box 120, Four Stamford Plaza
                        Stamford, Connecticut 06904-0120
                                 (203) 327-1700

                             -----------------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [ ]
                             -----------------------

================================================================================

                        * TABLE OF ADDITIONAL REGISTRANTS


                                                                          Primary
                                                                          Standard
                                                                          Industry        I.R.S Employer
Name, Address and                   State or Other Jurisdiction of     Classification     Identification
Telephone Number                    Incorporation or Organization          Number             Number
----------------                    ------------------------------      ------------      --------------

Amscan Inc.....................     New York                                 5110           13-1771359
Trisar, Inc....................     California                               5110           95-3420659
Am-Source, Inc.................     Rhode Island                             5110           05-0471630
Anagram International, Inc.....     Minnesota                                5110           41-1372523
Anagram International Holdings,
  Inc..........................     Minnesota                                5110           41-1755837
Anagram International, LLC.....     Nevada                                   5110           41-1794849
SSY Realty Corp................     New York                                 6519           13-3500756
JCS Realty Corp................     New York                                 6519           13-3431738
Anagram Eden Prairie Property
  Holdings LLC.................     Delaware                                 6519           41-1918309

----------

* The address of these additional registrants is 80 Grasslands Road, Elmsford, New York 10523. Their telephone number is (914) 345-2020.

                                EXPLANATORY NOTE


     This Registration Statement originally related to the registration of an aggregate principal amount of $110,000,000 of 9 7/8% Senior Subordinated Notes due 2007 of Amscan Holdings, Inc. All of those notes were exchanged for equal principal amounts of Amscan Holdings' 9 7/8% Senior Subordinated Notes due 2007. Amscan Holdings filed Amendment No. 1 to this Registration Statement on September 30, 1998, and is now filing Amendment No. 2 to this Registration Statement, to continue the registration's effectiveness and thereby enable Goldman, Sachs & Co. to continue to resell the Notes in market-making transactions. The complete Prospectus relating to the resale by Goldman Sachs & Co. of the currently outstanding Notes follows immediately after this Explanatory Note.

[AMSCAN LOGO]


                              AMSCAN HOLDINGS, INC.

                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2007


 (Guaranteed by certain Amscan Holdings, Inc.'s affiliates as described herein)


                                 ---------------



     This Prospectus applies to certain of the issued and outstanding 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") of Amscan Holdings, Inc. ("Amscan Holdings"). The Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by each of Amscan Holdings' domestic subsidiaries. Interest on the Notes is payable semiannually on June 15 and December 15 of each year. See "Description of Notes."

     The Notes are general, unsecured obligations ranking pari passu with all senior subordinated debt of Amscan Holdings and each of the subsidiary guarantors. The Notes are senior in right of payment to all and future subordinated indebtedness, if any, of Amscan Holdings and the subsidiary guarantors. As of March 31, 1999, the senior debt of Amscan Holdings and all of its subsidiaries was approximately $180.6 million. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness."

     Subject to various conditions, Amscan Holdings may redeem 35% of the aggregate principal amount of the Notes, at its sole option, on or after December 15, 2000. Subject to certain other conditions, Amscan Holdings also may redeem the Notes in whole or part on or after December 15, 2002. Upon certain types of changes of control of Amscan Holdings, it must redeem the Notes in accordance with certain terms set forth herein. See "Prospectus Summary -- Summary of Terms of Notes" and "Description of Notes."


     See "Risk Factors," commencing on page 11, for a discussion of certain factors that should be considered before investing in the Notes. ---------------

     Neither the SEC nor any state securities commission has approved these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

     This Prospectus has been prepared for and is to be used by Goldman, Sachs & Co. ("Goldman Sachs") in connection with offers and sales in market-making transactions of the Notes. Amscan Holdings will not receive any of the proceeds of such sales. Goldman Sachs may act as a principal or agent in such transactions. The Notes may be offered in negotiated transactions or otherwise.



                              Goldman, Sachs & Co.
                                 ---------------


              The date of this Prospectus is [           ], 1999.


     You must rely only on this Prospectus or other information Amscan Holdings directly refers you to. Amscan Holdings has not authorized anyone to provide you with any other information. You may assume the accuracy of the contents of this Prospectus only through the date hereof. If you live in a jurisdiction that prohibits the offering or sale of the Notes, you may not purchase the Notes.

                              AVAILABLE INFORMATION


     Amscan Holdings and all of its subsidiaries that guarantee the Notes filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 under the Securities Act of 1933 with respect to the Notes. This Prospectus is a part of that Registration Statement but does not contain certain exhibits and financial statement schedules to the Registration Statement. For a more complete description of the Notes, the business and financial prospects of Amscan Holdings, you can refer to the Registration Statement and its exhibits and schedules.

     Amscan Holdings is presently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, Amscan Holdings files periodic reports with the SEC that include information about itself and the guarantor subsidiaries. In addition, Amscan Holdings will send to each holder of Notes copies of annual reports and quarterly reports containing the information required to be filed under the Securities Exchange Act of 1934 (the "Exchange Act"). So long as Amscan Holdings files periodic reports under the Exchange Act, it will furnish the information filed with the SEC to IBJ Schroder Bank & Trust Company, which is the trustee representing the Note holders, and to each Note holder. Amscan Holdings has agreed that, even if it is not required under the Exchange Act to furnish such information to the SEC, it will nonetheless continue to furnish the information required by Section 13 of the Exchange Act to the trustee and the Note holders.

     Amscan Holdings files reports and other information electronically with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that enables you to obtain and review such materials regarding Amscan Holdings and all other registrants that file electronically. You also can inspect and copy such materials at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Additionally, you may obtain and copy such materials from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                               PROSPECTUS SUMMARY


     You should read the following summary in conjunction with the more detailed information, financial statements and notes to the financial statements appearing elsewhere in this Prospectus. "We", "our" and "us" when used in this Prospectus refer collectively to Amscan Holdings and its consolidated subsidiaries. The Summary is qualified in its entirety by such materials.



THE COMPANY
-----------


     Amscan Holdings designs, manufactures and distributes decorative party goods, offering one of the broadest and deepest product lines in the industry. Our products include paper and plastic tableware (such as plates, napkins, tablecovers, cups and cutlery), accessories (such as invitations, thank-you cards, table and wall decorations, wedding cake tops and balloons) and novelties (such as games and party favors). We sell our products to party goods superstores, independent card and gift retailers, mass merchandisers and other distributors which market our products in more than 20,000 retail outlets throughout the world, including North America, South America, Europe, Asia and Australia.

     Amscan Holdings is a leading supplier to the party superstore distribution channel. Our sales to superstores represented approximately 47% of total sales in 1998 and have grown at a compound annual growth rate of 21% from 1995 to 1998. According to industry analysts, sales since 1990 have shifted significantly to the party goods superstore channel from independent stores and drug, discount or department store chains. See "Risk Factors."

     The current management of Amscan Holdings has established a strong industry position and is committed to the company's future success. The management team and other key employees committed $6.4 million (including restricted stock grants) to Amscan Holdings' recapitalization, which was effected through a merger with Confetti Acquisition, Inc. ("Confetti"), a Goldman Sachs affiliate, in December of 1997. In addition, Garry Kieves, who was the beneficial owner of all of the capital stock of Anagram International, Inc. ("Anagram") prior to its acquisition by Amscan Holdings in September 1998, effectively invested $13.0 million in Amscan Holdings Common Stock when Amscan Holdings acquired Anagram.

   Growth Trends
   -------------

     Amscan Holdings' sales and cash flows have grown substantially over the past five years. From 1993 to 1998, our sales and adjusted earnings before interest, income taxes, depreciation and amortization (adjusted for non-recurring items, other income or expenses, and minority interests), also known as adjusted EBITDA, have grown at compound annual rates of 17% and 24%, respectively. During the same period, Amscan Holdings' adjusted EBITDA margins increased from approximately 15% to 19%, largely because it achieved greater economies of scale in manufacturing and distribution and significantly reduced selling expenses as a percentage of sales. Sales and adjusted EBITDA for the twelve-month period ended March 31, 1999 were approximately $256 million and $44 million, respectively, representing an adjusted EBITDA margin of approximately 17%.

   Competitive Strengths
   ---------------------

     We believe we maintain competitive advantages in the following areas:

     o Strong Customer Relationships. We involve retailers in product development and marketing. This cooperative effort enables us to be a more responsive and involved supplier to our customers and thus achieve a high level of customer satisfaction.

     o Product Design Leadership. We seek to be an industry leader in creating innovative designs and party items. Unlike our competitors, we design many of our own products. We believe our products exhibit a level of color, complexity and style that are unusually attractive to consumers and difficult to replicate. Also, our coordinated accessories and novelties enhance the appeal of our tableware products and encourage "add on" impulse purchases.

     o Manufactured Products. Rather than relying solely on outside suppliers for our products, we are a vertically integrated manufacturer. As a result, we believe that we better control costs, monitor quality, and manage inventory than other competitors. In addition, we have state-of-the-art facilities that manufacture paper and plastic plates, napkins, cups, metallic balloons and other products. Over 55% of our net sales are of products we manufacture ourselves.

     o Readiness for Future Growth. Over the past five years, we have purchased or leased new plant and equipment having an aggregate cost or carrying value of approximately $84 million to support expansion and to provide for future growth including the metallic balloon manufacturing and distribution facilities acquired in connection with the acquisition of Anagram, which should enable us to expand production and accommodate anticipated sales for the foreseeable future.

     o Purchased Products. We obtain approximately 45% of our products from independently-owned manufacturers, many of whom are located in the Far East and with whom we have long-standing relationships. Our two largest such suppliers supply us exclusively and have served us for more than ten years. Amscan Holdings believes that the quality and prices of these suppliers' products provide a significant competitive advantage. Our business, however, does not depend on any single third party supplier for any manufactured product.

     o Sales and Distribution. Our sales and distribution capabilities provide a uniquely high level of customer service. We use a seasoned sales team and a select group of manufacturers' representatives to handle specific accounts for domestic business. Our international subsidiaries directly service our international customers. Amscan Holdings ships its products using computer assisted systems that receive and fill customer orders more efficiently and quickly than most competitors.

THE MAJORITY SHAREHOLDER, GS CAPITAL PARTNERS II, L.P. AND
----------------------------------------------------------
AFFILIATED INVESTMENT FUNDS
---------------------------

     GS Capital Partners II, L.P. and its affiliated investment funds are the primary vehicles The Goldman Sachs Group, L.P. uses to make privately negotiated equity and equity-related investments in non-real estate transactions. GS Capital Partners II was formed in May 1995 with total committed capital of $1.75 billion, $300 million of which was committed by The Goldman Sachs Group, with the remainder committed by institutional and individual investors.

     GS Capital Partners II, L.P. and its affiliates have invested approximately $61.9 million in connection with Amscan Holdings' merger with Confetti in December of 1997. GS Capital Partners II, L.P. currently holds approximately 72.9% of the total equity investment in Amscan Holdings. See "CAPITALIZATION" and "OWNERSHIP OF CAPITAL STOCK."

                                 CAPITALIZATION


     The following table sets forth the capitalization of Amscan Holdings as of March 31, 1999. The information set forth below should be read in conjunction with Amscan Holdings' Consolidated Financial Statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus.

                                                       As of March 31, 1999
                                                       --------------------
                                                      (Dollars in thousands)
                                                      ----------------------

Cash and cash equivalents .....................             $     934
Total debt (including current portion):
  Revolving Credit Facility(1) ................                16,695
  Term Loan ...................................               155,236
  Notes .......................................               110,000
  Mortgages ...................................                 3,259
  Capital leases and other ....................                 5,405
                                                            ---------
     Total debt ...............................               290,595
Redeemable Common Stock .......................                19,547
Stockholders' deficit(2) ......................               (95,315)
                                                            ---------
  Total capitalization ........................               215,761
                                                            =========

----------
(1) Amscan Holdings has the ability to borrow up to $50 million pursuant to its Revolving Credit Facility (as defined below). The Revolving Credit Facility is available to the Company for working capital purposes and acquisitions, subject to certain limitations and restrictions. See "Description of Senior Debt."

(2) Upon completion of the Transaction in 1997, Amscan Holdings had a negative net worth for accounting purposes. In the merger, GS Capital Partners II, L.P. and its affiliates paid $61.9 million for approximately 82.5% of Amscan Holdings' Common Stock. In addition, certain employees of the company acquired, and the Estate retained, approximately 7.5% and almost 10%, respectively, of Amscan Holdings' Common Stock which, based upon the price per share paid by GS Capital Partners II, L.P. and its affiliates, had an aggregate value of approximately $13.1 million. Combined with GS Capital Partners II, L.P.'s and its affiliates' payment of $61.9 million, these holdings had an aggregate value of approximately $75.0 million at December 19, 1997.

                            SUMMARY OF TERMS OF NOTES


Issuer.......................   Amscan Holdings, Inc.



Securities Outstanding.......   $110.0 million principal amount of 9 7/8% Senior
                                Subordinated Notes due December 15, 2007.



Maturity Date................   December 15, 2007.



Guarantees...................   Amscan  Holdings'  payment  obligation under the
                                Notes is jointly and  severally  guaranteed on a
                                senior  subordinated  basis  by  all  of  Amscan
                                Holdings'    domestic    subsidiaries.     These
                                guarantees are subordinated to the guarantees of senior debt these subsidiaries issued under Amscan Holdings' bank credit agreement. See
                                "Description  of  Notes --  Senior  Subordinated
                                Guarantees."


Interest Payment Dates.......   Interest accrues at an annual rate of 9 7/8% and
                                is payable in cash semi-annually in arrears on June 15 and December 15 of each year.


Optional Redemption..........   Except as described  below,  Amscan Holdings may
                                not redeem the Notes prior to December 15, 2002.
                                From  and  after   December  15,  2002,   Amscan
                                Holdings may redeem the Notes, in whole or in part, from time to time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption.

                                In addition, at any time prior to December 15, 2000, Amscan Holdings may redeem up to an aggregate of 35% of the principal amount of the Notes, on one or more occasions, from the net proceeds of public or private sales of common stock of or contributions to the common equity capital of Amscan Holdings. Amscan Holdings would pay 109.875% of the principal amount of the Notes redeemed, together with accrued and unpaid interest, if any, to the date of redemption. Amscan Holdings may not make any such redemption unless, immediately after the redemption at least $65.0 million in aggregate principal amount of Notes remains outstanding.

Mandatory Redemption;           At any time on or prior to  December  15,  2002,
Change of Control............   Amscan  Holdings may redeem the Notes as a whole
                                but not in part upon the  occurrence of a Change
                                of Control  (as defined in the  Indenture  under
                                which  the   Notes   were   issued).   Any  such
                                redemption  would be at a redemption price equal
                                to 100% of the principal amount thereof plus the
                                applicable  premium,  together  with accrued and
                                unpaid   interest,   if  any,  to  the  date  of
                                redemption.

                                If Amscan Holdings does not redeem the Notes upon a Change of Control, then it must offer to purchase the Notes. The purchase price for the Notes would be 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase. If a Change of Control were to occur, Amscan Holdings may not have the financial resources to repay all of its obligations under its bank credit agreement, the Indenture under which the Notes were issued (the "Indenture") and the other indebtedness that would become payable upon the Change of Control. See "Risk Factors -- Payment Upon a Change of Control" and "Description of Notes."

Ranking......................   The Notes are general,  unsecured obligations of
                                Amscan Holdings.  They are subordinated in right
                                of payment to all of its senior debt,  rank pari
                                passu with all of its senior  subordinated  debt
                                and are senior in right of payment to all of its
                                existing  and  future   subordinated  debt.  The
                                claims of holders of the Notes are subordinated to the senior debt of the Amscan Holdings and the guarantor subsidiaries. The aggregate of such senior debt as of March 31, 1999 was approximately $180.6 million. $155.2 million of the senior debt was fully secured borrowings under Amscan Holdings' bank credit agreement.
                                See  "Capitalization"  and "Description of Notes
                                -- Subordination."


Certain Restrictive Covenants   The  Indenture   contains  certain   restrictive
                                covenants  that,  among other things,  limit the
                                ability of Amscan  Holdings  and its  Restricted
                                Subsidiaries  (as  defined  on page 68) to incur
                                additional  indebtedness and issue  Disqualified
                                Stock (as defined on page 63), to pay  dividends
                                or  distributions  or  to  make  investments  or
                                certain other Restricted Payments (as defined on
                                page 51),  to enter  into  certain  transactions
                                with affiliates,  to dispose of assets, to incur
                                liens  securing  pari  passu  and   subordinated
                                indebtedness of Amscan Holdings and to engage in mergers and consolidations. See "Description of Notes."





                                  RISK FACTORS


   See "Risk Factors" beginning on page 11 for a discussion of certain factors that should be considered before investing in the Notes.

                               SELECTED HISTORICAL
               CONSOLIDATED AND COMBINED FINANCIAL AND OTHER DATA

     The following table sets forth selected historical consolidated and combined financial and other data for Amscan Holdings. The historical consolidated and combined financial statements for Amscan Holdings' five most recent fiscal years have been audited. The selected historical income statement data for each of the years in the three-year period ended December 31, 1998 and balance sheet data as of December 31, 1998 and 1997 have been derived from, and should be read in conjunction with, the audited consolidated and combined financial statements of Amscan Holdings and the related notes thereto appearing elsewhere in this Prospectus. The selected unaudited historical financial data for the three-month periods ended March 31, 1999 and 1998 and for the twelve months ended March 31, 1999 have been derived from, and should be read in conjunction with, the consolidated financial statements of Amscan Holdings and the related notes thereto appearing elsewhere in this Prospectus. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included in the unaudited consolidated financial statements of Amscan Holdings. Results for the three-month period ended March 31, 1999 and for the twelve months ended March 31, 1999 are not necessarily indicative of results that can be expected for all of 1999. See "Index to Financial Statements."

     The historical consolidated and combined data should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information contained elsewhere in this Prospectus.

                                         SELECTED HISTORICAL
                         CONSOLIDATED AND COMBINED FINANCIAL AND OTHER DATA
                                        (Dollars in millions)



                                                                                   Twelve
                                                                                   Months
                                                                                    Ended    Three Months
                                                                                    March       Ended
                                                Years Ended December 31,             31,      March 31,
                                  ----------------------------------------------   ------   ---------------

                                   1994      1995      1996      1997      1998     1999     1998     1999
                                  ------    ------    ------    ------    ------   ------   ------   ------
Income Statement Data:
----------------------
Net sales..................       $132.0    $167.4    $192.7    $209.9    $235.3   $256.2    $55.6    $76.4
Cost of sales..............         86.7     108.7     123.9     136.5     150.5    162.6     36.0     48.1
                                  ------    ------    ------    ------    ------   ------   ------   ------
Gross profit...............         45.3      58.7      68.8      73.4      84.8     93.6     19.6     28.3
Selling expenses...........         11.3      12.2      11.8      13.7      17.0     19.2      3.7      5.9
General and administrative
  expenses.................         11.8      13.4      16.9      17.0      20.1     22.9      4.3      7.0
Provision for doubtful
  accounts(1)..............          2.7       1.6       2.4       3.8       3.3      9.0      0.8      6.4
Art and development
  costs....................          2.8       4.3       5.2       5.3       7.5      8.5      1.6      2.7
Restructuring charges(2)...           -         -         -         -        2.4      2.4       -        -
Non-recurring expenses
in connection with the
  Transaction(3)...........           -         -         -       22.1        -        -        -        -
Non-recurring  compen-
 sation in connection
 with the IPO(4)...........           -         -       15.5        -         -        -        -        -
Special bonuses(5).........          2.2       2.5       4.2        -         -        -        -        -
                                  ------    ------    ------    ------    ------   ------   ------   ------
Income from operations.....         14.5      24.7      12.8      11.5      34.5     31.6      9.2      6.3
Interest expense, net......          3.8       5.8       6.7       3.9      23.0     24.1      5.3      6.4
Other expense (income),
  net......................          0.1      (0.3)      0.4      (0.1)     (0.1)      -      (0.1)      -
                                  ------    ------    ------    ------    ------   ------   ------   ------
Income (loss) before
  income taxes and
  minority interests.......         10.6      19.2       5.7       7.7      11.6      7.5      4.0     (0.1)
Income tax expense
  (benefit)................          0.4       0.7       2.0       7.7       4.8      3.1      1.6       -
Minority interests.........          0.2       1.1       1.6       0.2       0.1       -       0.1       -
                                  ------    ------    ------    ------    ------   ------   ------   ------
Net income (loss)..........        $10.0     $17.4      $2.1     $(0.2)     $6.7     $4.4    $ 2.3    $(0.1)
                                  ======    ======    ======    ======    ======   ======   ======   ======
Pro Forma Data
--------------
  relating to change
  ------------------
  in tax status:
  --------------
Income before income
  taxes....................        $10.4     $18.2      $4.1
Pro forma income taxes(6)..          4.2       7.4       1.8
                                  ------    ------    ------
Pro forma net
  income(6)................       $  6.2     $10.8      $2.3
                                  ======    ======    ======
Non-GAAP Financial Data:
------------------------
Adjusted EBITDA(7).........        $20.4     $31.6     $37.7     $39.8     $45.3    $44.0    $11.0     $9.6
Adjusted EBITDA
  margin(1)................         15.4%     18.9%     19.5%     19.0%     19.3%    17.2%    19.7%    12.5%

                                                                                    Twelve
                                                                                    Months
                                                                                     Ended     Three Months
                                                                                     March        Ended
                                                Years Ended December 31,              31,       March 31,
                                   ----------------------------------------------   ------   ---------------

                                    1994      1995      1996      1997      1998     1999     1998     1999
                                   ------    ------    ------    ------    ------   ------   ------   ------
Adjusted EBITDA to
  cash interest
  expense..................                                                  2.0x     1.9x     2.1x     1.5x
Adjusted EBITDA minus
  cash capital expenditures
  to cash interest expense.                                                  1.7x     1.5x     1.9x     1.2x
Total debt to Adjusted
  EBITDA...................                                                  6.2x     6.6x      -        -


Other Financial
---------------
 Data:
 -----
Gross margin...............         34.3%     35.1%     35.7%     34.9%     36.1%    36.5%    35.2%    37.0%
Depreciation and
  amortization.............         $3.7      $4.3      $5.1      $6.3      $8.5    $10.0     $1.7     $3.2
Cash capital
  expenditures.............          7.4       4.5       7.6      10.2       7.5      8.6      1.1      2.2
Ratio of earnings to
  fixed charges(8).........          3.2x      3.8x      1.7x      2.2x      1.4x     1.3x     1.6x     1.0x


Cash Flow Statement
-------------------
 Data:
 -----
Cash flows from
  operations................        $5.1      $4.7     $12.3      $4.2     $22.8    $19.5    $(1.4)   $(4.7)
Cash flows from
  investing.................        (7.3)     (4.5)     (7.6)    (10.1)    (83.1)   (84.2)    (1.1)    (2.1)
Cash flows from
  financing.................         2.8       0.1      (6.0)    116.0     (49.8)    50.8    (93.8)     6.7



                                           At December 31,                           At March 31,
                              ---------------------------------------------     ---------------------
                               1994     1995      1996      1997      1998        1998         1999
                               ----     ----      ----      ----      ----        ----         ----

Balance Sheet
-------------
 Data:
 -----
Working capital........        $(0.4)    $8.4     $45.4     $96.8     $71.5       $98.4        $71.2
Total assets...........         93.9    114.6     140.3     269.3     248.9       176.8        260.8
Total debt.............         59.7     70.8      48.3     237.3     283.3       236.6        290.6
Redeemable Common
  Stock................                                                19.5                     19.5
Stockholders' equity
  (deficit)............         20.8     27.2      67.9     (95.2)    (95.3)      (92.9)       (95.3)

                    Notes to Selected Historical Consolidated
                      and Combined Financial and Other Data
                              (Dollars in millions)

     (1) At March 31, 1999, Amscan Holdings established reserves approximating 50% of the $13.2 accounts receivable balance due from Party City Corporation's corporate stores at March 31, 1999, including $6.0 charged to the provision for doubtful accounts during the first quarter of 1999. See "Risk Factors" and Amscan Holdings' financial statements contained elsewhere in this Prospectus.

     (2) Amscan Holdings recorded charges of approximately $2.4 in 1998 in connection with the restructuring of its distribution operations. Amscan Holdings closed two facilities located in California and Canada. The restructuring charges include the non-cash write-down of $1.3 relating to property, plant and equipment, the accrual of future lease obligations of $0.7 and severance and other costs of $0.4.

     (3) In connection with Amscan Holdings' merger in 1997, it recorded non-recurring charges of approximately $22.1 comprised of $11.7 in transaction costs, $7.5 compensation payment to an officer, $1.9 for the redemption of Amscan Holdings' stock options and $1.0 of debt retirement costs.

     (4) In conjunction with the initial public offering ("IPO") in 1996, Amscan Holdings recorded non-recurring compensation expense of $15.5 related to stock and cash payments of $12.5 to certain executives in connection with the termination of prior employment agreements and $3.0 for the establishment of an Employee Stock Ownership Plan for the benefit of Amscan Holdings' domestic employees and the payment of stock bonuses to certain of such employees.

     (5) In each of the years in the three-year period ended December 31, 1996, special bonus arrangements existed with certain members of management. In connection with the IPO, such special bonus arrangements were substantially modified and replaced by incentives tied to the value of Amscan Holdings Common Stock.

     (6) Prior to the consummation of the IPO in 1996, Amscan Inc. and certain of its affiliates elected to be taxed as S corporations under the Internal Revenue Code. The pro forma net income amounts give effect to pro forma income tax amounts for each of the periods shown at statutory rates (40.5%) assuming these entities had not elected S corporation status.

     (7) "EBITDA" represents earnings before interest, income taxes, depreciation and amortization. "Adjusted EBITDA" represents EBITDA adjusted for certain non-recurring items, other income or expenses, and minority interests reflected in the following table. Neither EBITDA nor Adjusted EBITDA is intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of Amscan Holdings' operating performance or to cash flows as a measure of liquidity. EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators of a leveraged company's ability to service and/or incur indebtedness and because management believes EBITDA and Adjusted EBITDA are relevant measures of Amscan Holdings' ability to generate cash without regard to Amscan Holdings' capital structure or working capital needs. EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled measures used by other companies, depending upon the non-cash charges included. When evaluating EBITDA and Adjusted EBITDA, investors should consider that EBITDA and Adjusted EBITDA (i) should not be considered in isolation but together with other factors which may influence operating and investing activities, such as changes in operating assets and liabilities and purchases of property and equipment, (ii)
          are not measures of performance calculated in accordance with generally accepted accounting principles, (iii) should not be construed as an alternative or substitute for income from operations, net income or cash flows from operating activities in analyzing Amscan Holdings' operating performance, financial position or cash flows and
          (iv) should not be used as an indicator of Amscan Holdings' operating performance or as a measure of its liquidity.


                                                                                         Twelve
                                                                                         Months             Three Months
                                                December 31,                        Ended March 31,       Ended March 31,
                               ------------------------------------------------    -----------------    -------------------


                                 1994      1995      1996      1997      1998             1999             1998      1999
                                 ----      ----      ----      ----      ----             ----             ----      ----

EBITDA                          $17.9     $28.3     $15.9     $17.6     $42.9            $41.6            $10.9      $9.5
Adjustments-increase
(decrease): Non-
recurring items and
special bonuses..........
                                  2.2       2.5      19.8      22.1       2.4              2.4               -         -
Other expense
(income), net............         0.1      (0.3)      0.4      (0.1)     (0.1)            (0.1)              -        0.1
Minority interests.......         0.2       1.1       1.6       0.2       0.1              0.1              0.1        -
                                -----     -----     -----     -----     -----            -----            -----      ----

Adjusted EBITDA..........       $20.4     $31.6     $37.7     $39.8     $45.3            $44.0            $11.0      $9.6
                                =====     =====     =====     =====     =====            =====            =====      ====


     (8) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense on all obligations, amortization of deferred financing costs and one-third of the rental expense on operating leases representing that portion of rental expense Amscan Holdings deems attributable to interest.

                                  RISK FACTORS

Substantial Leverage; Ability to Service Indebtedness
-----------------------------------------------------


     Amscan Holdings has, and will continue to have, a high level of indebtedness. As of March 31, 1999, Amscan Holdings (i) had approximately $290.6 million of consolidated indebtedness, (ii) had Redeemable Common Stock of approximately $19.5 million, and (iii) had a deficit of approximately $95.3 million of consolidated stockholders' equity. Of the total of approximately $289 million Amscan Holdings paid in connection with its December 1997 merger, approximately $227 million (79%) was funded with debt. Amscan Holdings' ratio of earnings to fixed charges was 1.3x for the twelve month period ended March 31, 1999. Its interest expense, net, for the twelve-month period ended March 31, 1999 was approximately $24.1 million. In addition, Amscan Holdings borrowed $60 million to acquire Anagram. Moreover, Amscan Holdings may increase its indebtedness in the future, subject to limitations imposed by the Indenture and the Amscan Holdings' bank credit agreement. See "Capitalization."

     Amscan Holdings may need to refinance a portion of the principal payments at the maturity of the Notes. In addition, Amscan Holdings' high indebtedness could prevent it from repurchasing all of the Notes tendered to it as required upon the occurrences of certain changes of control of Amscan Holdings. See "Description of Senior Debt" and "Description of Notes."

     Based upon the current level of operations and anticipated growth, Amscan Holdings believes that available cash flow, together with available borrowings under its bank credit agreement, will be adequate to meet its anticipated future requirements for working capital and operating expenses, to finance potential acquisitions and to service its debt requirements as they become due. However, Amscan Holdings' business may not generate sufficient cash flow from operations or future borrowings may not be available in an amount sufficient to enable Amscan Holdings to service its indebtedness, including the Notes, or to make necessary or desirable capital expenditures or acquisitions, and any refinancing may not be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Amscan Holdings' debt service obligations could cause important consequences, including the following:

     (a) impairing Amscan Holdings' ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes on favorable terms;

     (b) reducing the access to obtain loans at competitive long-term rates that would otherwise be available for operations and future business opportunities; and

     (c) being unduly susceptible to decreases in cash flow, increases in expenses and downturns in the economy generally.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     In addition, Amscan Holdings' bank credit agreement and the Indenture limit the ability of Amscan Holdings, among other things, to borrow additional funds and to dispose of assets, and require that Amscan Holdings to maintain certain financial ratios. Amscan Holdings' failure to comply with these covenants could cause an event of default that could have a material adverse effect on Amscan Holdings.


Subordination; Asset Encumbrances
---------------------------------


     The Notes are subordinated in right of payment to all senior debt of Amscan Holdings. At March 31, 1999, Amscan Holdings had approximately $180.6 million of senior debt, $155.2 million of which was secured borrowings. In addition, the Notes are effectively subordinated to indebtedness and other liabilities of Amscan Holdings' foreign subsidiaries. The indebtedness and other liabilities of Amscan Holdings' foreign subsidiaries were approximately $5.9 million as of March 31, 1999.

     Accordingly, in the event of Amscan Holdings' insolvency, liquidation, or other winding-up or upon a default or acceleration of any senior debt, Amscan Holdings will be required to repay in full the holders of all such senior debt and all creditors of its subsidiaries before making any payments to holders of the Notes. In addition, if there is a default under senior debt, Amscan Holdings would not be able to make any payments on the Notes for a period which could last as long as 179 days after the default is cured or waived. In addition, any debt that Amscan Holdings' domestic subsidiaries are permitted to incur under the Indenture will be structurally senior to the Notes. See "Description of Notes."

     Amscan Holdings also has granted to its bank lenders security interests in substantially all of its current and future assets, including a pledge of all of the issued and outstanding shares of capital stock of its domestic subsidiaries. The domestic subsidiaries also have granted to such lenders security interests in substantially all of their current and future assets. In the event Amscan Holdings or one of the subsidiary guarantors defaults on the secured indebtedness, the secured lenders could foreclose on their collateral. Such a foreclosure would materially adversely affect the financial condition of Amscan Holdings and the value of the Notes. See "Description of Senior Debt."


Holding Company Structure
-------------------------


     Amscan Holdings conducts all of its business through subsidiaries and has no operations or significant assets other than the stock of its subsidiaries. To meet its debt service obligations, Amscan Holdings depends solely on its subsidiaries' cash flow and distributions.

     As a result of Amscan Holdings' holding company structure, holders of the Notes will be structurally junior to all creditors of the Amscan Holdings subsidiaries that have not guaranteed the Notes. In the event of the insolvency, liquidation, or other winding-up of the non-guarantor subsidiaries, Amscan Holdings will not receive funds until the payment in full of the claims of the creditors of the non-guarantor subsidiaries. Any such event could result in Amscan Holdings' being unable to meet its obligations under the Notes.


Dependence on Key Personnel
---------------------------


     Our success will continue to depend to a significant extent on our executives, managers and other key personnel. Although Amscan Holdings has entered into employment agreements with certain employees, we may not be able to retain these executives or other managers and key personnel or to attract additional qualified management in the future. The loss of the services of Gerald C. Rittenberg, Chief Executive Officer; James M. Harrison, President, Chief Financial Officer and Treasurer; or William S. Wilkey, Senior Vice President -- Sales and Marketing; could have an adverse effect on our financial condition or results of operations. We do not maintain key-man life insurance on any of these executives.

Affiliation with Goldman Sachs May Result in Conflicts of Interests With Holders
--------------------------------------------------------------------------------
of the Notes
------------

     GSCP currently holds approximately 72.9% of the outstanding shares of Amscan Holdings' Common Stock. As a result, GSCP controls Amscan Holdings and may elect all of its directors, appoint new management and approve any action requiring the approval of its common stockholders. Furthermore, GSCP is controlled indirectly by GS Group and, as a result, GS Group and Goldman Sachs each may be deemed to be affilates of Amscan Holdings. There can be no assurance that the interests of GS Group and Goldman Sachs will not conflict with the interests of the holders of the Notes. See "Managment," and "Ownership of Capital Stock."


Payment Upon a Change of Control
--------------------------------


     Upon the occurrence of a Change of Control (as defined in the Indenture under which the Notes were issued) of Amscan Holdings, each holder of Notes may require Amscan Holdings to repurchase all or a portion of such holder's Notes at 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control were to occur, Amscan Holdings' may not have the financial resources to repay all of its obligations under its bank credit agreement, the Indenture and the other indebtedness that would become payable upon the occurrence of such Change of Control.

Risks Relating to Our Business
------------------------------

     Concentration of Customer Sales and Credit Risk. The level of our sales to party goods superstores has resulted in a significant concentration of sales and unsecured trade receivables with such customers. While we believe that adequate provisions for bad debts have been made in our financial statements, should we be unable to collect receivables from our party superstore customers to any significant extent our financial condition and results of operations could be adversely affected. From time to time, we have provided additional reserves or restructured accounts receivables because of the credit condition of certain customers.

     During the first quarter of 1999, our largest customer, Party City Corporation ("Party City") announced that, due to difficulties implementing new financial reporting and accounting systems, it would not be able to complete its year-end audit and that it would be in default of certain covenants of its credit facility as of December 31, 1998. We understand that Party City is negotiating with its lenders to amend its credit facility and with its vendors to amend existing credit terms on certain inventory. We also understand that Party City is considering various alternatives to improve its current financial condition. Based on the current financial condition of Party City, we have established reserves approximating 50% of the $13,200,000 accounts receivable balance due from Party City corporate stores at March 31, 1999, including $5,950,000 charged to the provision for doubtful accounts during the first quarter of 1999.

     For the year ended December 31, 1998, sales to Party City's corporate and franchise stores represented 13% and 10%, respectively, of consolidated net sales. If Party City were to significantly reduce their volume of purchases from us for any reason, our financial condition and results of operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Importance of Identifying Design Trends and Consumer Preferences. In manufacturing and distributing party goods, Amscan Holdings' success depends in part on its ability to anticipate the tastes and preferences of party goods retailers and consumers. Amscan Holdings' strategy has depended to a significant extent on the regular introduction of new designs which are attractive and distinctive. Amscan Holdings' failure to anticipate, identify or react appropriately to changes in consumer tastes could, among other things lead to excess inventories and significant markdowns or a shortage of products and foregone sales, any of which could have an adverse effect on Amscan Holdings' financial condition or results of operations.

     Competition. The party goods industry is highly competitive. We compete with many other companies, including smaller, independent specialty manufacturers and divisions or subsidiaries of larger companies with greater financial and other resources than we have. Certain of these competitors control licenses for widely recognized images, such as cartoon or motion picture characters, which could provide them with a competitive advantage. Generally we have developed our own designs rather than pursuing licensing opportunities. Anagram, however, controls various licenses which are used in the production of balloons.

     Impact of Changing Raw Material Costs. Paper is the principal raw material in our products. Paper accounts for approximately 35-40% of the annual cost of production of our paper plates, cups and napkins. Any significant increase in the cost of paper would increase our raw material costs. Competitive conditions will determine how much of any raw material cost increase can be passed on to party goods retailers. While historically we have been able to pass on raw material cost increases to our customers, if we cannot pass future raw materials cost increases to the party goods retailers, our financial condition and results of operations would be adversely affected.

     Risks Associated with Further Expansion Through Acquisitions. Although no acquisitions are now pending, Amscan Holdings intends to pursue acquisition opportunities aggressively. Various risks accompany acquisitions. The risks include problems inherent in integrating new businesses, including potential loss of customers and key personnel and potential disruption of operations. Businesses acquired by Amscan Holdings also may not generate sufficient revenues or profits or satisfy strategic objectives. If Amscan Holdings incurs additional debt to finance an acquisition, it would become more leveraged. Additional leverage could make it more difficult for Amscan Holdings to meet its obligations under the Notes. See "Business -- Company Strategy."

Seasonality
-----------

     Because so many holidays fall in the fourth quarter, our business is somewhat seasonal, and, as a result, the quarterly results of operations may not be indicative of those for a full year. Third quarter sales generally are significantly higher than sales for the rest of the year. Conversely, fourth quarter sales are generally lower because retailers sell through inventories purchased during the third quarter. The overall growth rate of our sales in recent years has, in part, offset this sales variability. However, given Amscan Holdings' highly leveraged position, this seasonality poses a somewhat heightened risk to its financial condition and the value of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Quarterly Results."


Trading Market for the Notes
----------------------------


     The trading market for the Notes has been limited. This could prevent the Note holders from selling their Notes or decrease the price of sale of the Notes. Goldman Sachs makes a market in the Notes but may discontinue such activity in its sole discretion at any time, for any reason and without notice.


Fraudulent Conveyance
---------------------


     Management of Amscan Holdings believes that the indebtedness represented by the Senior Subordinated Guarantees and the Notes was incurred for proper purposes and in good faith, and that as a result of, and after giving effect to, the offerings of the

Original Notes and of the Notes in exchange for the Original Notes, based on forecasts, asset valuations and other financial information, Amscan Holdings was and will be solvent, had and will have sufficient capital for carrying on its business and was and is able to pay its debts as they mature. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness." Notwithstanding management's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors were to find that, at the time of the incurrence of such indebtedness, Amscan Holdings or the Guarantors were insolvent, were rendered insolvent by reason of such incurrence, were engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, or intended to hinder, delay or defraud their creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (a) void all or a portion of Amscan Holdings' or the Guarantors' obligations to holders of the Notes, the effect of which would be that holders of the Notes may not be repaid in full and/or (b) subordinate Amscan Holdings' or the Guarantors' obligations to holders of the Notes to other existing and future indebtedness of Amscan Holdings to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes or the Senior Subordinated Guarantees.


Note Resale Procedures
----------------------


     Each broker-dealer that holds Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Notes.


Resale of Notes
---------------


     Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, Amscan Holdings believes that the Notes may be offered for resale, resold and otherwise transferred in the ordinary course of business by any holder of such Notes (other than any such holder which is an "affiliate" of Amscan Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Notes. However, any holder who acquired Notes in exchange for the originally issued Notes intending to participate in a distribution of the Notes may not rely on the position the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Incorporated (available June 5, 1991) or similar no-action letters regarding private placements of debt. Rather, such a Note holder must comply with the registration and prospectus delivery requirements of the Securities Act before offering to sell the Notes. In addition, before reselling the Notes a Note holder should file an effective registration statement containing the information required by Item 507 of Regulation S-K of the SEC.



                                 THE TRANSACTION

Certain Agreements
------------------


        On December 19, 1997 Confetti was merged with and into Amscan Holdings, with Amscan Holdings as the surviving corporation, pursuant to that certain Agreement and Plan of Merger dated August 10, 1997. The primary purpose of the merger was the recapitalization of Amscan Holdings. However, the merger also entailed a series of related transactions and the execution and delivery of various other documents including certain employment agreements with Amscan Holdings officers, a stockholders' agreement among the stockholders of Amscan Holdings, a tax indemnification agreement among Amscan Holdings, the Estate of John A. Svenningsen and Ms. Christine Svenningsen, and various bank credit facilities (the merger, together with all of such related transactions and agreements, the "Transaction"). The Transaction was financed with an equity contribution of approximately $67.5 million (including contributions of Amscan Holdings Common Stock by certain employee stockholders and issuances of restricted Common Stock), $117 million from a senior term loan (the "Term Loan") provided under a bank credit agreement and $110 million from the issuance of 9 7/8% senior subordinated notes.

                                 USE OF PROCEEDS


     This Prospectus is delivered in connection with the sale of Notes by Goldman Sachs in market-making transactions. Amscan Holdings will not receive any of the proceeds from such transactions.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Amscan Holdings as of March 31, 1999. The information set forth below should be read in conjunction with the Consolidated Financial Statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus.

                                                      As of March 31, 1999
                                                     ----------------------
                                                     (Dollars in thousands)

     Cash and cash equivalents ...................         $     934
     Total debt (including current portion):
       Revolving Credit Facility(1)...............            16,695
       Term Loan .................................           155,236
       Notes .....................................           110,000
       Mortgages .................................             3,259
       Capital leases and other ..................             5,405
                                                           ---------
          Total debt .............................           290,595
     Redeemable Common Stock .....................            19,547
     Stockholders' deficit(2).....................           (95,315)
                                                           ---------
          Total capitalization ...................         $ 215,761
                                                           =========


(1) Amscan Holdings has the ability to borrow up to $50 million pursuant to its Revolving Credit Facility (as defined below). The Revolving Credit Facility is available to the Company for working capital purposes and acquisitions, subject to certain limitations and restrictions. See "Description of Senior Debt."

(2) Upon completion of the Transaction in 1997, Amscan Holdings had a negative net worth for accounting purposes. In the merger, GS Capital Partners II, L.P. and its affiliates paid $61.9 million for approximately 82.5% of Amscan Holdings' Common Stock. In addition, certain employees of the company acquired, and the Estate retained, approximately 7.5% and almost 10%, respectively, of Amscan Holdings' Common Stock which, based upon the price per share paid by GS Capital Partners II, L.P. and its affiliates had an aggregate value of approximately $13.1 million. Combined with GS Capital Partners II, L.P. and its affiliates' payment of $61.9 million, these holdings had an aggregate value of approximately $75.0 million at December 19, 1997.




                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General
-------


    The party goods industry has experienced significant changes in both distribution channels and product offerings over the last several years. The retail distribution of party goods continues to shift from smaller independent stores and designated departments within drug, discount or department store chains to superstores dedicated to retailing party goods. Despite a consolidation of party goods superstores in the past three years, the superstore channel has continued to grow at a faster pace than the reduction in independent stores. Party goods manufacturers broadened their product lines, in part due to the success of the superstore channel, to support the celebration of a greater number of occasions. The industry's growth has been directly affected by these changes.

     Amscan Holdings' revenues have increased from $192.7 million in 1996 to $235.3 million in 1998, a compound annual growth rate of over 10%. Amscan Holdings attributes this growth to its ability to create a broad range of unique and innovative designs for its products and to work closely with its customers to market and merchandise its products to consumers.

     Our revenues are generated from sales of approximately 23,000 SKUs consisting of paper and plastic tableware, accessories and novelties for all occasions. Tableware (plates, cups, cutlery, napkins and tablecovers) is our core product category, generating approximately 57% of revenues in 1998. Coordinated accessories (e.g., balloons and banners) and novelties (e.g., party favors) are offered to complement our tableware products. To serve our customers better, we have made significant additions to our product line. Through increased spending on internal product development as well as through acquisitions, we have had a net increase of approximately 15,300 SKUs since 1991. Revenue growth primarily has been the result of increased orders from our party goods superstore customers (new stores and increased same-store sales), increased international sales and price increases.

     Our gross profit is influenced by product mix and paper costs. Products manufactured by Amscan, primarily tableware and metallic balloons, represented over 55% of our 1998 sales. As a result of the Anagram acquisition, we expect our manufactured products to grow to approximately 65% of sales. We have made significant additions to our manufacturing capacity which have allowed us to improve gross margins. We believe that our manufacturing capabilities enable us to lower product cost, ensure product quality and be more responsive to customer demands. We have historically been able to adjust our prices in response to changes in paper prices.


Results of Operations
---------------------


                                              Three Months Ended March 31,
                                              ---------------------------
                                                  1999           1998
                                              ------------   ------------
     Net sales.............................       100.0%         100.0%
     Cost of sales ........................        63.0           64.8
                                                 ------         ------
           Gross profit....................        37.0           35.2
     Operating expenses:...................
        Selling expenses...................         7.7            6.5
        General and administrative expenses         9.2            7.8
        Provision for doubtful accounts
          (7.8% in 1999 related to Party
          City)............................         8.4            1.4
        Art and development costs..........         3.5            2.9
                                                 ------         ------
           Total operating expenses........        28.8           18.6
                                                 ------         ------
           Income from operations..........         8.2           16.6
     Interest expense, net.................         8.4            9.5
     Other expense (income), net...........         -             (0.1)
                                                 ------         ------
           (Loss) income before income
              taxes and minority interests         (0.2)           7.2
     Income tax (benefit) expense..........        (0.1)           3.0
     Minority interests....................         -              0.1
                                                 ------         ------
        Net (loss) income..................        (0.1)%          4.1%
                                                 ======         ======



Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998
-------------------------------------------------------------------------------


     Net sales for the three months ended March 31, 1999 were $76.4 million as compared to $55.6 million for the three months ended March 31, 1998. Net sales for the three months ended March 31, 1999 increased by 37.6%, reflecting the September 1998 acquisition of Anagram, a manufacturer and distributor of metallic balloons, and strong growth in sales to both party goods superstores and smaller independent stores. The Company attributes its sales growth to the growth in party goods superstores, a realignment of its independent sales force, and its marketing strategy of continually offering new products and new designs and themes for existing products.

     Gross profit for the three months ended March 31, 1999 was $28.3 million, or 37.0% of net sales, as compared to 35.2% for the three months ended March 31, 1998. The increase in gross profit margin principally reflects the savings associated with the restructuring of the Company's distribution operations begun in the second quarter of 1998 as well as initial synergies arising from the acquisition of Anagram.

     Selling expenses of $5.9 million for the three months ended March 31, 1999 were $2.2 million higher than those of the corresponding quarter in 1998.
Selling expenses increased as a percentage of net sales from 6.5% to 7.7% principally due to the inclusion of the results of Anagram, which historically operates at a higher level of expense as a percentage of sales, additional catalogues and advertising and the realignment of the independent sales force.

     General and administrative expenses of $7.0 million increased by $2.7 million for the three months ended March 31, 1999 as compared to the corresponding quarter in 1998. General and administrative expenses increased as a percentage of net sales from 7.8% to 9.2%. The increase primarily results from the additional amortization of goodwill and other intangible assets arising from the acquisition of Anagram as well as the inclusion of Anagram results, which historically operates at a higher level of expense as a percentage of sales.

     During the first quarter of 1999, the Company's largest customer, Party City, announced that, due to difficulties implementing new financial reporting and accounting systems, it would not be able to complete its year-end audit and that it would be in default of certain covenants of its credit facility as of December 31, 1998. The Company understands that Party City is negotiating with its lenders to amend its credit facility and with its vendors to amend existing credit terms on certain inventory. The Company also understands that Party City is considering various alternatives to improve its current financial condition. Based on Party City's current financial condition, the Company has established reserves approximating 50% of the $13.2 million accounts receivable balance due from Party City corporate stores at March 31, 1999, including $6.0 million charged to the provision for doubtful accounts during the first quarter of 1999.

     Art and development costs of $2.7 million for the three months ended March 31, 1999, increased by $1.0 million compared to the corresponding quarter in 1998. As a percentage of net sales, art and development costs increased from 2.9% to 3.5%, and reflect the Company's investment in additional staff associated with the development of new product lines.

     Interest expense of $6.4 million for the three months ended March 31, 1999 increased by $1.2 million as compared to the corresponding period in 1998 principally due to the Company's increased borrowings in connection with the acquisition of Anagram (see "Liquidity and Capital Resources").

     Income taxes for the three months ended March 31, 1999 and 1998 were based upon estimated consolidated effective income tax rates of 40.85% and 41.5% for the years ended December 31, 1999 and 1998, respectively.

     Minority interests represent the portion of income of Amscan Holdings' subsidiaries attributable to equity ownership not held by Amscan Holdings.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997
---------------------------------------------------------------------

Percentage of Net Sales
-----------------------
                                                  Years Ended December 31,
                                                  ------------------------
                                                     1998         1997
                                                     ----         ----
     Net sales................................      100.0%       100.0%
     Cost of sales............................       63.9         65.1
                                                    ------       ------
        Gross profit..........................       36.1         34.9
     Operating expenses.......................
        Selling expenses......................        7.2          6.5
        General and administrative expenses...       10.0          9.9
        Art and development costs.............        3.2          2.5
        Restructuring charges.................        1.0
        Non-recurring charges in connection
          with the Transaction................         -          10.5
                                                    ------       ------
        Total operating expenses..............       21.4         29.4
                                                    ------       ------
     Income from operations...................       14.7          5.5
     Interest expense, net....................        9.8          1.9
     Other income, net........................         -          (0.1)
                                                    ------       ------
        Income before income taxes and
          minority interests..................        4.9          3.7
     Income tax expense.......................        2.0          3.7
     Minority interests.......................         -           0.1
                                                    ------       ------
        Net income (loss).....................        2.9%        (0.1)%
                                                    ======       ======

     Net sales for the year ended December 31, 1998 of $235.3 million, were $25.4 million or 12.1% higher than for the year ended December 31, 1997. The increase in net sales in 1998 over 1997 reflects additional sales from the acquisition of Anagram as well as increased sales to party goods superstores which was partially offset by a decline in sales to smaller independent stores. Our marketing strategy of continually offering new products, new designs and themes for existing products also contributed to the increase in sales. During the year ended December 31, 1998, we added approximately 6,000 SKUs to our product line, including approximately 4,500 SKUs as a result of the acquisition of Anagram.

     Gross profit for the year ended December 31, 1998 was $84.8 million, or 36.1% of net sales, as compared to 34.9% for the year ended December 31, 1997. The increase in current year gross profit margin principally results from savings associated with a restructuring our distribution operations begun in the second quarter of 1998 partially offset by higher freight costs incurred in the latter half of 1998.

     Selling expenses for the year ended December 31, 1998 increased by $3.3 million to $17.0 million and, as a percentage of net sales, to 7.2% from 6.5%, principally due to the addition of a new seasonal catalogue, expansion of the "everyday" catalogue, the inclusion of the results of Anagram and higher advertising costs.

     General and administrative expenses of $23.5 million for the year ended December 31, 1998 increased by $2.7 million as compared to the year ended December 31, 1997. The increase results from additional amortization of goodwill and other intangible assets arising from the September 1998 acquisition of Anagram.

     Art and development costs of $7.5 million for the year ended December 31, 1998 were $2.2 million higher than the prior year. As a percentage of sales, art and development costs increased to 3.2% in 1998 from 2.5% in 1997. The increase in costs reflects our investment in additional art and product development staff associated with the development of new product lines.

     In the second quarter of 1998, we commenced a restructuring of our distribution operations to reduce costs and improve operating efficiencies. We closed two distribution facilities located in California and Canada which resulted in the elimination of approximately 100 positions. The restructuring was substantially completed by December 1998. We recorded restructuring charges of approximately $2.4 million, or 1.0% of sales for the year ended December 31, 1998. The restructuring charges include the non-cash write-down of $1.3 million relating to property, plant and equipment, the accrual of future lease obligations of $0.7 million and severance and other costs of $0.4 million. Management is currently evaluating the further consolidation of our domestic distribution facilities which may result in additional restructuring charges in subsequent periods.

     Interest expense, net, of $23.0 million for the year ended December 31, 1998 increased by $19.1 million as compared to the corresponding period in 1997 due to our increased borrowings in connection with Amscan Holdings' merger with Confetti, a Goldman Sachs affiliate, and the Anagram acquisition (see "Liquidity and Capital Resources"), offset, in part, by reduced levels of working capital.

     Income taxes for the years ended December 31, 1998 and 1997 were provided for at consolidated effective income tax rates of 41.5% and 99.9%, respectively. The effective income tax rates exceed the federal statutory income tax rate primarily due to state income taxes and, for the year ended December 31, 1997, non-deductible charges related to Amscan Holdings' merger with Confetti.

     Minority interests represent the portion of income of Amscan Holdings' subsidiaries attributable to equity ownership that Amscan Holdings does not hold.


Year Ended December 31, 1997 Compared to Year Ended December 31, 1996
---------------------------------------------------------------------

Percentage of Net Sales
-----------------------

                                                    Years Ended December 31,
                                                    ------------------------
                                                      1997            1996
                                                     ------          ------
     Net sales...................................    100.0%          100.0%
     Cost of sales...............................     65.1            64.3
                                                     ------          ------
        Gross profit.............................     34.9            35.7
     Operating expenses:
        Selling expenses.........................      6.5             6.1
        General and administrative expenses......      9.9            10.0
        Art and development costs................      2.5             2.7
        Non-recurring charges in connection with
            the Transaction......................     10.5              -
        Non-recurring compensation in connection
            with the IPO.........................       -              8.1
        Special bonuses..........................       -              2.2
                                                     ------          ------
     Total operating expenses....................     29.4            29.1
                                                     ------          ------
        Income from operations...................      5.5             6.6
     Interest expense, net.......................      1.9             3.4
     Other (income) expense, net.................     (0.1)            0.2
                                                     ------          ------
        Income before income taxes and
          minority interests.....................      3.7             3.0
     Income tax expense..........................      3.7             1.0
     Minority interests..........................      0.1             0.9
                                                     ------          ------
        Net (loss) income........................     (0.1)%           1.1%
                                                     ======          ======

     Net sales for the year ended December 31, 1997 were $209.9 million, an increase of 8.9% over the year ended December 31, 1996. Sales to national accounts totaled $106.3 million, or 15.9% higher than in the corresponding period in 1996, principally as a result of sales to the party goods superstore channel. Sales to international customers increased $1.9 million, accounting for 1.0% of the increase in net sales. Also contributing to the increase in sales was our marketing strategy of continually offering new products, as well as new designs and themes for existing products. During the year ended December 31, 1997, we added approximately 600 SKUs to its product line.

     Gross profit for the year ended December 31, 1997 was $73.4 million, an increase of $4.6 million over 1996. As a percent of net sales, gross profit decreased for the year ended December 31, 1997 to 34.9% from 35.7% for the year ended December 31, 1996 as a result of excess capacity due to increases in manufacturing capacity and the addition of a new distribution facility during the first half of 1997.


     Selling expenses for the year ended December 31, 1997 increased by $1.9 million to $13.7 million and, as a percentage of net sales, to 6.5% from 6.1%, primarily due to the expansion of foreign operations.


     General and administrative expenses of $20.8 million for the year ended December 31, 1997 increased $1.5 million as compared to the year ended December 31, 1996. General and administrative expenses for 1997 included a $3.8 million or 61.0% increase in bad debt expense as two national customers (Party Stores Holdings, Inc. and Party America, Inc.) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code during the year. General and administrative expenses for 1996 were 10.0% of net sales and included non-recurring costs associated with our move to new corporate offices and additional personnel costs, including relocation and recruitment.

     Art and development costs of $5.3 million for the year ended December 31, 1997 were comparable to those of 1996 and decreased slightly, to 2.5% of net sales from 2.7%, reflecting the 8.9% increase in 1997 net sales over the prior year. In 1996, we significantly expanded our creative and new product development staff and internal development capabilities. The continued investment in art and development expenditures in 1997 reflects our strategy to remain a leader in product quality and development.

     In connection with the Transaction, we recorded non-recurring charges of $22.1 million, comprised of $11.7 million in transaction costs, $7.5 million of compensation to an officer, $1.9 million for the redemption of Company Stock Options (as defined below) and $1.0 million of debt retirement costs.


     The employment agreements which gave rise to special bonuses during the first eleven months of 1996 were substantially modified at the time of the IPO in December 1996 to eliminate future special bonus payments. Such bonuses, which were based entirely upon the pre-tax income of Amscan Inc. and certain affiliates, were $4.2 million or 2.2% of net sales for the year ended December 31, 1996.


     Interest expense, net, of $3.9 million for the year ended December 31, 1997 decreased by $2.8 million as compared to 1996, as the net proceeds received from the issuance of Common Stock in December 1996 and January 1997 were used to reduce indebtedness under our line of credit and to repay subordinated debt, prior to the Transaction. In addition to the lower debt, we experienced generally lower interest rates during 1997 as compared to 1996. See "Liquidity and Capital Resources."

     Income tax expense for the year ended December 31, 1997 was $7.7 million or nearly 100% of income before income taxes and minority interests. Non-deductible charges related to the Transaction had the effect of increasing the 1997 effective income tax rate by 51.2% of income before income taxes and minority interests.

     During 1996, prior to the IPO, Amscan Inc. and certain of its affiliates were taxed as Subchapter S corporations for federal and, where available, state income tax purposes. Accordingly, these entities were not subject to federal and state income taxes, except in states which do not recognize Subchapter S corporation status. In connection with the IPO, these subsidiaries became subject to federal and state income taxes. The amounts shown as income taxes for the year ended December 31, 1996 consisted principally of foreign income taxes and a one-time charge of $0.8 million related to the establishment of deferred income taxes in connection with the change in tax status.

     Minority interests of $0.2 million and $1.7 million for the years ended December 31, 1997 and 1996, respectively, represent the portion of income of Amscan Holdings' subsidiaries attributable to equity ownership not held by Amscan Holdings. In addition to the minority interests of certain foreign entities, the minority interest amount for the year ended December 31, 1996 includes a 50% minority interest in Am-Source, Inc. through December 18, 1996, the date Amscan Holdings acquired the 50% not previously owned.



Liquidity and Capital Resources
-------------------------------


     On December 19, 1997, Amscan Holdings and Confetti consummated the Transaction, providing for a recapitalization of Amscan Holdings in which Confetti was merged with and into Amscan Holdings with Amscan Holdings as the surviving corporation. The Transaction was financed with an equity contribution of approximately $67.5 million (including contributions of Amscan Holdings Common Stock by certain employee stockholders and issuances of restricted Common Stock), $117 million from a senior term loan (the "Term Loan") provided under a bank credit agreement and $110 million from the issuance of 9 7/8% senior subordinated notes (all of which were thereafter exchanged for the Notes in an equal principal amount) (collectively, the "Transaction Financings"). The Transaction has been accounted for as a recapitalization and, accordingly, the historical basis of our assets and liabilities has not been affected by the Transaction.

     Amscan Holdings is obligated to obtain interest rate protection, pursuant to interest rate swaps, caps or other similar arrangements satisfactory to GS Credit Partners, with respect to a notional amount of not less than half of the aggregate amount outstanding under the Term Loan, which protection must remain in effect for not less than three years. The interest rate swap contracts require Amscan Holdings to settle the difference in interest obligations quarterly. Amscan Holdings had two interest rate swap contracts outstanding with a financial institution and Goldman Sachs Capital Markets, L.P. covering $93.5 million of the Term Loan at effective interest rates ranging from 7.18% to 8.36% at March 31, 1999.

     In addition to the Term Loan, the Revolving Credit Facilities, as amended, also provide for revolving loan borrowings of up to $50 million (the "Revolving Credit Facility"). The Revolving Credit Facility has a term of five years and bears interest, at the option of Amscan Holdings, at the lenders' customary base rate plus 1.25% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus 2.25% per annum. Interest on balances outstanding under the Revolving Credit Facility are subject to adjustment in the future based on Amscan Holdings' leverage ratios as defined herein. At March 31, 1999, Amscan Holdings had borrowing capacity of approximately $28.0 million under the Revolving Credit Facility.

     Amscan Holdings financed the September 1998 acquisition of Anagram with $40 million of senior term debt, approximately $20 million of additional revolving credit borrowings, cash on hand, the issuance of 120 shares of the Company's Redeemable Common Stock valued at $12.6 million and warrants to purchase 10 shares of the Company's Common Stock valued at $0.2 million. In connection with and upon consummation of the acquisition, the Company amended and restated the Revolving Credit Facility to provide for, among other things, the additional senior term debt.

     Based upon the current level of operations and anticipated growth, including giving effect to the Anagram acquisition, and the amendments to its credit agreements, Amscan Holdings anticipates that its operating cash flow, together with available borrowings under the Revolving Credit Facility, will be adequate to meet its anticipated future requirements for working capital and operating expenses, to permit potential acquisitions and to service its debt requirements as they become due. However, Amscan Holdings' ability to make scheduled payments of principal on, or to pay interest on, or to refinance its indebtedness and to satisfy its other obligations will depend upon its future performance, which, to a certain extent, will be subject to general economic, financial, competitive, business and other factors beyond its control.

     The Transaction Financings, the Anagram acquisition, and the amendments to Amscan Holdings' credit agreements may affect its ability to make future capital expenditures. However, management believes that additions to plant and equipment during the past three years provide adequate capacity to support our operations for at least the next 12 months. As of March 31, 1999, we did not have material commitments for capital expenditures.


Cash Flow Data -- Three Months Ended March 31, 1999, compared to Three Months
-----------------------------------------------------------------------------
Ended March 31, 1998
--------------------

     During the three months ended March 31, 1999, net cash used in operating activities totaled $4.7 million as compared to $1.4 million during the same quarter in 1998. The increase in net cash used in operating activities reflects growth in Amscan Holdings' net accounts receivable balance, as a result of increased sales which have extended terms given to customers in association with new promotions, partially offset by the changes in other operating assets and liabilities.

     Net cash used in investing activities during the first quarter of 1999 of $2.1 million increased by $1.0 million from the same period in 1998 and principally reflects an upgrade of Amscan Holdings' data processing systems as well as inclusion of the capital expenditures of Anagram in the first quarter of 1999.

     During the first quarter of 1999, net cash provided for financing activities of $6.7 million consisted principally of proceeds from short-term working capital borrowings, partially offset by the scheduled maturity of long-term obligations. During the comparable period in 1998, net cash used in financing activities of $93.8 million consisted principally of payments to former shareholders whose investment in Company Common Stock were converted into the right to receive cash in connection with the Transaction in 1997.


Cash Flow Data -- Year Ended December 31, 1998 Compared to Year
---------------------------------------------------------------
Ended December 31, 1997
-----------------------

     Net cash provided by operating activities increased by $18.6 million to $22.8 million during the year ended December 31, 1998 from $4.2 million during the year ended December 31, 1997, principally as a result of increased earnings and lower accounts receivable and inventory levels (excluding the effects of the Anagram acquisition) attributable to management's efforts to reduce working capital. The impact of lower accounts receivable and inventory levels was partially offset by lower accounts payable balances at December 31, 1997.

     Net cash used in investing activities during the year ended December 31, 1998 increased by $73.0 million to $83.1 million due to the acquisitions of Anagram and the remaining 25% interest in Amscan Holdings' U.K. based subsidiary, which were partially offset by lower levels of capital expenditures and proceeds received from the sale of Amscan Holdings' Canadian distribution facility and other assets in connection with its restructuring of its distribution facilities.

     During the year ended December 31, 1998, net cash used in financing activities of $49.8 million consisted of payments of $93.2 million to former shareholders whose investment in Amscan Holdings' Common Stock was converted into the right to receive cash in connection with the Transaction and the scheduled repayment of debt, offset by net proceeds of $59.1 million from additional borrowings in connection with the acquisition of Anagram and the issuance of Redeemable Common Stock to employees as well as net payments received applicable to notes receivable from officers. During the year ended December 31, 1997, net cash provided by financing activities of $116.0 million included: net proceeds of $4.5 million from the issuance of Common Stock to cover the over-allotments provided for in the IPO underwriting agreement; a contribution to capital by the Estate of John A. Svenningsen of $7.5 million; proceeds of $61.9 million from the issuance of Common Stock in connection with the Transaction; and proceeds of the Transaction Financings of $237.1 million and related payments to repurchase Amscan Holdings' Common Stock of $142.7 million. In addition, during 1997, Amscan Holdings repaid indebtedness of $51.8 million.


  Cash Flow Data -- Year Ended December 31, 1997 Compared to Year
  ---------------------------------------------------------------
  Ended December 31, 1996
  -----------------------


     Net cash provided by operating activities decreased by $8.1 million to $4.2 million during the year ended December 31, 1997 from $12.3 million during the year ended December 31, 1996 as a result of charges incurred in connection with the 1997 recapitalization of Amscan Holdings, the change in Amscan Inc.'s tax status in December 1996 and growth in our inventories and accounts receivable. Net cash used in investing activities of $10.1 million increased by $2.5 million from 1996, reflecting increased capital expenditures. During the year ended December 31, 1997, net cash provided by financing activities of $116.0 million included net proceeds of $4.5 million from the issuance of Amscan Holdings' Common Stock to cover the over-allotments provided for in the IPO underwriting agreement, a contribution to capital by the John A. Svenningsen Estate of $7.5 million and proceeds of $61.9 million from the issuance of Amscan Holdings' Common Stock in connection with the Transaction, proceeds of the Transaction Financings of $237.1 million and related payments to repurchase Amscan Holdings Common Stock of $142.7 million. In addition, during 1997, Amscan Holdings repaid indebtedness of $51.8 million. During the year ended December 31, 1996, net cash used in financing activities of $6.0 million included increased distributions to stockholders of $23.4 million, repayment of bank debt and indebtedness to the then principal stockholder of $29.1 million, partially offset by net proceeds of $43.3 million from the IPO.

     During 1996, Amscan Holdings used net proceeds from the IPO to repay debt owed to the banks and to Mr. Svenningsen. We used $8.9 million of the cash in 1996 to fund our working capital needs, which consisted primarily of increases in accounts receivable and deposits on machinery and equipment.

     During 1996, Amscan Holdings distributed $23.4 million to Mr. Svenningsen. Approximately $1.4 million of the distributions in 1996 were reinvested in Amscan Holdings as debt payable to stockholders. The distributions in 1996 were funded by net proceeds from the IPO and represented accumulated earnings and the return of previously provided capital.

     In 1997 and 1996, we acquired machinery and equipment totaling $10.3 million and $11.0 million, respectively. Amscan Holdings financed the acquisitions using long-term debt borrowings under its revolving credit facility and capital leases.



Recently Issued Accounting Standards
------------------------------------


     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The statement requires all derivatives to be recognized on the balance sheet at fair value and establishes standards for the recognition of changes in such fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Amscan Holdings expects to adopt SFAS No. 133 effective January 1, 2000. Because of Amscan Holdings' limited use of derivatives, management does not anticipate the adoption of SFAS No. 133 will have a significant effect on Amscan Holdings' earnings or financial position.

     Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or not significant to Amscan Holdings' financial statements.


Impact of Year 2000
-------------------


     Several of our older computer programs have date sensitive software that will not recognize the year 2000 and, if not addressed, could cause disruptions to our normal business operations. We have completed an assessment of our software and have begun to upgrade our date-sensitive software to be Year 2000 compliant. The completed assessment indicated that most of our significant information technology systems could be affected, particularly the general ledger, billing, and inventory systems. That assessment also indicated that the software and hardware (embedded chips) used in manufacturing and distribution systems do not require any remediation to be Year 2000 compliant. To date, we have not incurred significant expenses associated with the Year 2000 issue and management expects that the historical and anticipated remaining costs to upgrade our software will not be material.

     We are in the process of querying our significant suppliers and subcontractors that do not share information systems with us (external agents). To date, we are not aware of any external agent with a Year 2000 issue that would materially impact our results of operations, liquidity, or capital resources. However, we have no means of ensuring that external agents will be Year 2000 ready. The inability of external agents to complete their Year 2000 resolution process in a timely fashion could materially impact us. The effect of non-compliance by external agents is not determinable.

     We are currently working on contingency plans for certain critical applications. These contingency plans are expected to be completed by August 1999 and involve, among other actions, manual workarounds, increasing inventories, and adjusting staffing strategies.

     To date, we are 80% complete in this process, expect to complete the upgrade of our principal software during July 1999, and we believe that the Year 2000 issue will not pose significant operational problems for our computer systems. However, there can be no guarantee that the estimated cost and completion will be achieved and the actual results could differ materially from those anticipated.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
------------------------------------------------------------------------------

     This report includes "forward-looking statements" within the meaning of various provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect or anticipate will or may occur in the future, the impact of the Year 2000 issue, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, including any changes to operations, goals, expansion and growth of our business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Actual results may differ materially from those discussed. Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to (1) the concentration of our sales to party goods superstores where the reduction of purchases by a small number of customers could materially reduce our sales and profitability, (2) the concentration of our credit risk in party goods superstores, several of which are privately held and have expanded rapidly in recent years, (3) our failure to anticipate changes in tastes and preferences of party goods retailers and consumers, (4) the introduction of new products by our competitors, (5) our inability to increase prices to recover fully future increases in raw material prices, especially increases in paper prices, (6) the loss of key employees, (7) changes in general business conditions, (8) other factors which might be described from time to time in Amscan Holdings' filings with the SEC, and (9) other factors which are beyond our control. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and the actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our business or operations. Although we believe that we have the product offerings and resources needed for continued growth in revenues and margins, future revenue and margin trends cannot be reliably predicted. Changes in such trends may cause us to adjust our operations in the future. Because of the foregoing and other factors, recent trends should not be considered reliable indicators of future financial results. In addition, our highly leveraged nature may impair our ability to finance future operations and capital needs and our flexibility to respond to changing business and economic conditions and business opportunities.



Quarterly Results
-----------------


     As a result of the seasonal nature of certain of our products, the quarterly results of operations may not be indicative of those for a full year. Third quarter sales are generally the highest of the year due to a combination of increased sales to consumers of our products during summer months as well as initial shipments of seasonal holiday merchandise as retailers build inventory. Conversely, fourth quarter sales are generally lower as retailers sell through inventories purchased during the third quarter. However, fourth quarter sales in 1998 were higher than prior quarters as a result of the acquisition of Anagram. The overall growth rate of sales in recent years has offset, in part, this sales variability. Promotional activities, including special dating terms, particularly with respect to Halloween and Christmas products sold in the third quarter, result in generally lower profitability in the fourth quarter, due to higher accounts receivables balances and associated higher interest costs to support these balances. The following table sets forth the historical net sales, gross profit, income (loss) from operations and net income (loss) of Amscan Holdings for 1997, 1998 and 1999 by quarter.

                                                 For the Three Months Ended
                                     -----------------------------------------------------
                                     March 31       June 30     September 30   December 31
                                     --------       -------     ------------   -----------
                                                        (in thousands)
1997
----
Net sales ......................      $53,176       $49,225        $58,885       $48,645
Gross profit ...................       18,766        17,671         21,389        15,534
Income (loss) from operations...       10,029         9,306         11,777       (19,615)(a)
Net income (loss) ..............        5,302         4,976          6,623       (17,083)(a)

1998
----
Net sales ......................      $55,561       $48,686        $62,252       $68,795
Gross profit ...................       19,572        17,663         22,704        24,899
Income from operations .........        9,235         5,454(b)      11,250         8,509
Net income .....................        2,271            30(b)       3,425           983

1999
----
Net sales ......................      $76,440
Gross profit ...................       28,320
Income from operations .........        6,344(c)
Net loss .......................         (85)(c)



     (a) Included in fourth quarter results in 1997 are non-recurring charges relating to the Transaction of $22.1 million comprised of $11.7 million in transaction costs, $7.5 million compensation payment to an officer, $1.9 million for the redemption of Amscan Holdings stock options and $1.0 million of debt retirement costs.

     (b) Included in second quarter results in 1998 are non-recurring restructuring charges of $2.4 million which related to the closure of two distribution facilities located in California and Canada. The restructuring charges consisted of the non-cash write-down of $1.3 million relating to property, plant and equipment, the accrual of future lease obligations of $0.7 million, and severance and other costs of $0.4 million.

     (c) At March 31, 1999, Amscan Holdings established reserves approximating 50% of the $13.2 million accounts receivable balance due from Party City's corporate stores at March 31, 1999, including $6.0 million charged to the provision for doubtful accounts during the first quarter of 1999.

Quantitative and Qualitative Disclosures About Market Risk
----------------------------------------------------------

     Amscan Holdings' earnings are affected by changes in interest rates as a result of its issuance of variable rate indebtedness. However, Amscan Holdings utilizes interest rate swap agreements and other off-balance sheet financial instruments to manage the market risk associated with fluctuations in interest rates. If market interest rates for Amscan Holdings' variable rate indebtedness averaged 2% more for the three months ended March 31, 1999 above the interest rate actually paid, the company's interest expense, after considering the effects of its interest rate swap agreements, would increase, and income before taxes would decrease by $0.4 million. This amount is determined by considering the impact of the hypothetical interest rates on Amscan Holdings' borrowing cost, short-term investment balances, and interest rate swap agreements. This analysis does not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no changes in Amscan Holdings' financial structure.

     Amscan Holdings' earnings are also affected by fluctuations in the value of the U.S. dollar as compared to foreign currencies, predominantly in European countries, as a result of the sales of its products in foreign markets. Foreign currency forward contracts are used periodically to hedge against the earnings effects of such fluctuations. A uniform 10% strengthening in the value of the dollar relative to the currencies in which Amscan Holdings' foreign sales are denominated would have resulted in a decrease in gross profit of $0.3 million for the three months ended March 31, 1999. This calculation assumes that each exchange rate would change in the same direction relative to the U.S. dollar. In addition to the direct effects of changes in exchange rates, which are a changed dollar value of the resulting sales, changes in exchange rates also affect the volume of sales or the foreign currency sales price as competitors' products become more or less attractive. Amscan Holdings' sensitivity analysis of the effects of changes in foreign currency exchange rates does not factor in a potential change in sales levels or local currency prices.


                                    BUSINESS

General
-------


     We design, manufacture and distribute decorative party goods, offering one of the broadest and deepest product lines in the industry. Our products include paper and plastic tableware (such as plates, napkins, tablecovers, cups and cutlery), accessories (such as invitations, thank-you cards, table and wall decorations, wedding cake tops, and balloons) and novelties (such as games and party favors). Our products are sold to party goods superstores, independent card and gift retailers, mass merchandisers and other distributors which sell our products in more than 20,000 retail outlets throughout the world, including North America, South America, Europe, Asia and Australia.

     We currently offer over 350 product ensembles, generally containing 30 to 150 coordinated items. These ensembles comprise a wide variety of products to accessorize a party including matching invitations, tableware, decorations, party favors and thank-you cards. We design, manufacture and market party goods for a wide variety of occasions including seasonal holidays, special events and theme celebrations. Our seasonal ensembles enliven holiday parties throughout the year including New Year's, Valentine's Day, St. Patrick's Day, Easter, Passover, Fourth of July, Halloween, Thanksgiving, Hanukkah and Christmas. Our special event ensembles include birthdays, christenings, first communions, bar mitzvahs, confirmations, graduations, baby and bridal showers and anniversaries, while our theme-oriented ensembles include Hawaiian luaus, Mardi Gras and '50's rock-and-roll parties.

     In September 1998, the Amscan Holdings completed the acquisition of all the capital stock of Anagram, a Minneapolis-based metallic balloon manufacturer and distributor, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated August 6, 1998, in a transaction valued at approximately $87,225,000, plus certain other related costs. Anagram primarily markets its products through a network of distributors and supermarkets.

     In addition to our long-standing relationships with independent card and gift retailers, we are a leading supplier to the party superstore distribution channel. Despite a consolidation of party goods superstores during the past three years, party goods superstores are continuing to grow rapidly by providing consumers with a one-stop source for all of their party needs, generally at discounted prices. The retail party goods business has historically been fragmented among independent stores and drug, discount or department store chains. However, according to industry analysts, there has been a significant shift of sales since 1990 to the party goods superstores channel.

     Our sales to superstores represented approximately 47% of total sales in 1998. While the number of party superstores that we supply has grown at a compound annual growth rate in excess of 14% from 1995 to 1998, our sales to superstores have grown by a 21% compound annual growth rate during the same period. With Amscan products occupying an increasing share of superstore shelf space in many product categories, we believe we are well positioned to take advantage of continued growth in the party superstore channel. In addition, as a result of the acquisition of Anagram, we believe we are also well positioned to expand our presence in the gift shop, supermarket and other channels where Anagram has developed a strong network base.

     Our sales and cash flows have grown substantially over the past five years. From 1993 to 1998, sales and Adjusted EBITDA (adjusted for non-recurring items, other income or expenses, and minority interests) have grown at compound annual rates of 17% and 24%, respectively. During the same period, Adjusted EBITDA margins increased from approximately 15% to 19% due in part to our achieving greater economies of scale in manufacturing and distribution, and significantly reducing selling expenses as a percentage of sales. Sales and Adjusted EBITDA for the twelve-month period ended March 31, 1999 were approximately $256 million and $44 million, respectively, representing an Adjusted EBITDA margin of approximately 17%.

                       Revenues and Adjusted EBITDA Growth

                                [GRAPHIC OMITTED]


Party Goods Industry Overview
-----------------------------


     According to industry analyst reports, the U.S. decorative party goods industry (including tableware, accessories and novelties) generated approximately $3.5 billion in retail sales in 1996 and has grown approximately 10% annually over the past several years. We believe this growth is driven by several factors including favorable demographics and consumer spending patterns, the emergence of the party superstore channel and growth in the number of party events celebrated and party products available to consumers.

     We believe that demographic trends favor continued growth in decorative party goods sales. According to the United States Bureau of the Census, between 1997 and 2005, the population in the 10-19 year old age bracket is expected to increase by approximately 10%, and population in the 20-24 year old age bracket is expected to increase by approximately 15%. This suggests an increase in celebrations revolving around teenagers and young adults including confirmations, bar mitzvahs, graduations and bridal and baby showers. In addition, the 45-54 year old age bracket is expected to increase by over 20% by 2005. According to the Census Bureau and the United States Bureau of Labor Statistics, this population segment enjoyed the highest median household income and spent the most money on entertainment in 1995. We believe that this population segment is a key buying group of party goods for children and grandchildren, as well as products for adult milestone events including birthdays, anniversaries and retirements.

     Another factor contributing to growth in the decorative party goods industry has been the emergence of party goods superstores which, according to industry analysts, are poised for further expansion as national penetration continues. We believe that superstores are popular among consumers because of the large variety of merchandise and substantial discounts they offer. Industry analysts report that, over the past several years, the marketplace has begun to accept a move toward the party goods superstore merchandising concept, similar to earlier merchandising shifts in such product categories as toys, office supplies, home furnishings and home improvements.

     We believe that party goods sales volumes have also increased, in part, as a result of:


     o the creation of new product ensembles both in response to consumer demand and as a means of stimulating customer purchases;

     o the broadening of product lines through the addition of new items and new accessories within ensembles;

     o larger retail environments allowing retailers to employ marketing techniques which result in increased average sales per customer; and

     o the celebration of an increased number of party themes and events, such as Hawaiian luaus, Mardi Gras and '50's rock-and-roll parties.


     We believe that by introducing products for new types of celebrations, offering multiple product ensembles for individual celebrations (such as multiple Halloween or birthday ensembles) and increasing the number of "add-on" accessories, party goods suppliers have increased the frequency and volume of consumer purchases of decorative party goods.

Competitive Strengths
---------------------


     o Leading Supplier to the High Growth and High Volume Party Goods Superstore Channel. In addition to our long-standing base of business with independent card and party retailers, we believe that our products account for an increasing portion of the retail sales by major superstore chains, including Party City, Big Party Corporation, The Paper Factory, The Half-Off Card Shop, and Paper Warehouse Inc. Approximately 47% of our sales were generated from superstores in 1998. Despite some consolidation in the party goods superstore channel during the past two years, superstores continue to expand nationwide, and we expect that sales to this segment will continue to grow significantly.

     o Single Source Supplier of Decorative Party Goods. We provide one of the most extensive product lines of decorative party goods in the industry, serving a wide variety of occasions. We produce over 350 different ensembles, generally containing 30 to 150 coordinated SKUs within each ensemble. With 23,000 SKUs, we are a one-stop shopping, single-source supplier to retailers of decorative party goods. We believe this breadth of product line provides enough variety that competing retailers can each purchase our products and still differentiate themselves by the product they market to the end consumer.

     o Strong Customer Relationships. We have built strong relationships with our customer base which operate more than 20,000 retail outlets. We strive to provide superior service and, by involving retailers in product development and marketing, seek to become a strategic partner to our customers.

     o Product Design Leadership. We believe one of our strengths is our leadership in creating innovative designs and party items. We believe our product designs have a level of color, complexity and style that are attractive to consumers and difficult to replicate. We offer coordinated accessories and novelties which, we believe, complement our tableware designs, enhancing the appeal of our tableware products and encouraging "add on" impulse purchases.

     o Strong and Committed Management Team. Our management team has built the business into an industry leader with integrated design, manufacturing, and distribution capabilities. Current management has been instrumental in building our strong industry position and 24% compound annual growth rate in Adjusted EBITDA since 1992. The management team and other key employees committed $6.4 million (including restricted stock grants) to the Transaction. In addition, Garry Kieves, the chief executive officer of Anagram, effectively invested $13 million in Amscan Holdings' Common Stock when the company acquired Anagram. Amscan Holdings paid a portion of the purchase price for Anagram in Common Stock.

Strategy
--------

     We  seek  to  become  the  primary  source  for   consumers'   party  goods
requirements. The key elements of our strategy are as follows:

     o Strengthen Position as a Leading Provider to Party Superstores. We offer convenient "one-stop shopping" for large superstore buyers and seek to increase our proportionate share of sales volume and shelf space in the superstores.

     o Offer the Broadest and Deepest Product Line in the Industry. We strive to offer the broadest and deepest product line in the industry. We help retailers boost average purchase volume per consumer through coordinated ensembles that promote "add on" purchases.

     o Diversify Distribution Channels, Product Offering and Geographic Presence. We will seek, through internal growth and acquisitions, to expand our distribution capabilities internationally, increase our presence in additional retail channels and further broaden and deepen our product line.

     o Provide Superior Customer Service. We strive to achieve high average fill rates in excess of 95% and ensure short turnaround times.

     o Maintain Product Design Leadership. We will continue investing in art and design to support a steady supply of fresh ideas and create complex, unique ensembles that appeal to consumers and are difficult to replicate.

     o Maintain State-of-the-Art Manufacturing and Distribution Technology. We intend to maintain technologically advanced production and distribution systems in order to enhance product quality, manufacturing efficiency, cost control and customer satisfaction.

     o Pursue Attractive Acquisitions. We believe that opportunities exist to make acquisitions of complementary businesses to leverage our existing marketing, distribution and production capabilities, expand our presence in the various retail channels, further broaden and deepen our product line and penetrate international markets. We receive inquiries from time to time with respect to the possible acquisition of other entities, and we intend to pursue acquisition opportunities aggressively. Consistent with this strategy, we acquired Anagram in September 1998. Anagram manufactures and distributes metallic balloons.


BUSINESS OPERATIONS
-------------------

Product Design
--------------


     Our 100 person in-house design staff produces and manages our party goods. From the designs and concepts developed by our artists, we select those we believe best to replace a number of our designed product ensembles each year. For 1998, we introduced approximately 75 new ensembles.


Product Line
------------


     The categories of products which we offer are tableware, accessories and novelties. The percentages of sales for each product category for, 1996, 1997 and 1998 are set forth in the following table:

                                    1996    1997    1998
                                    ----    ----    ----
                 Tableware........   59%     59%     57%
                 Accessories......   25      26      26
                 Novelties........   16      15      17
                                    ----    ----    ----
                                    100%    100%    100%
                                    ====    ====    ====



Products. The following table sets forth the principal products in each of the three categories:

     Tableware                    Accessories                Novelties
     ---------                    -----------                ---------
     Decorated                    Balloons                   Buttons
     ---------
       Paper Plates               Banners                    Cocktail Picks
       Paper Napkins              Caketops                   Games
       Paper Tablecovers          Confetti                   Candles
       Paper Cups                 Cascades                   Mugs
                                  Crepe                      Noise Maker

     Solid Color
     -----------
       Paper and Plastic Plates   Cutouts                    Party Favors
       Paper Napkins              Decorative Tissues         Party Hats
       Paper and Plastic          Flags                      Pinatas
         Tablecovers              Gift Bags                  Pom Poms
       Paper and Plastic Cups     Gift Wrap                  T-shirts
       Plastic Cutlery            Guest Towels
                                  Honeycomb Centerpieces
                                  Invitations and Notes
                                  Ribbons and Bows
                                  Signs


Occasions.  We supply party goods for the following types of occasions:

         Seasonal            Everyday             Themes
         --------            --------             ------
         New Year's          Anniversaries        Fall
         Valentine's Day     Bar Mitzvahs         Fiesta
         St. Patrick's Day   Birthdays            Fifties Rock-and-Roll
         Easter              Christenings         Hawaiian Luau

         Passover            Confirmations        Mardi Gras
         Fourth of July      First Communions     Patriotic
         Halloween           Graduations          Religious
         Thanksgiving        Retirements          Sports
         Hanukkah            Showers              Summer Fun
         Christmas           Weddings

     Tableware. We believe that tableware products are the initial focus of consumers in planning a party, since these items are necessary in connection with the consumption of food and beverages. To distinguish our tableware from that of our competitors, we seek to create a broad range of unique designs for our products. In addition, our tableware products are priced competitively and affordably, having suggested retail prices (based upon quantity and product) ranging between $1.10 and $11.25.

     Accessories and Novelty Items. We believe that consumers are attracted to our tableware due to the breadth and array of accessory and novelty items. Unified displays of complete ensembles in retail stores are designed to enhance the appeal of our tableware and encourage the impulse buying of accessories and novelties. We believe that by offering a broad product line, we increase the number of products sold per customer transaction.


Manufactured Products
---------------------


     Items we manufacture accounted for over 55% of our sales in 1998. State-of-the-art printing, forming, folding and packaging equipment support our manufacturing operations. Our facilities in Kentucky, New York, Rhode Island, Minnesota and Mexico produce paper and plastic plates, napkins, cups, balloons and other party and novelty items. This vertically integrated manufacturing capability for many of our key products allows us the opportunity to control costs better and to monitor product quality, manage inventory investment and provide efficiency in order fulfillment.

     Given our size and sales volume, we are generally able to operate our manufacturing equipment on the basis of at least two shifts per day thus lowering our production costs. In addition, we manufacture products for third parties allowing us to maintain a satisfactory level of equipment utilization.


Purchased Products
------------------


     We  source  the   remainder  of  our  products   from   independently-owned
manufacturers, many of whom are located in the Far East and with whom we have long-standing relationships. The two largest such suppliers operate as exclusive suppliers to us and represent relationships which have been in place for more than ten years. We believe that the quality and price of the products manufactured by these suppliers provide a significant competitive advantage. Our business, however, is not dependent upon any single source of supply for products manufactured by third parties.


Raw Materials
-------------


     The principal raw material used by us in our products is paper. We have historically been able to change our product prices in response to changes in raw material costs. While we currently purchase such raw material from a relatively small number of sources, paper is available from a number of sources. We believe current suppliers could be replaced without adversely affecting our operations in any material respect.


Sales and Marketing
-------------------


     Our principal sales and marketing efforts are conducted through a domestic direct employee sales force of approximately 70 professionals servicing over 5,000 retail accounts. In addition to this seasoned sales team, we utilize a select group of manufacturers' representatives to handle specific account situations. International customers are generally serviced by employees of our foreign subsidiaries. To support our marketing effort, we produce four separate product catalogues annually, three for seasonal products and one for everyday products. In addition, we also produce additional catalogues to market our metallic balloons and other new product lines.

     From 1993 to 1998, we significantly reduced selling, general and administrative expenses (before provision for doubtful accounts) as a percentage of sales, largely because of a proportionate decrease in selling expenses. Selling, general and administrative expenses increased slightly for the year ended December 31, 1998, and for the twelve months ended March 31,

1999, due to inclusion of Anagram results, as Anagram historically operates at a higher level of expense as a percentage of sales.


SG&A and Adjusted EBITDA as % of Revenues
-----------------------------------------


                                [GRAPHIC OMITTED]

     Our practice of including party goods retailers in all facets of product development is a key element of our sales and marketing efforts. We target important consumer preferences by integrating our market research with the input of party goods retailers in the creation of designs and products. In addition, the sales organization assists customers in the actual set-up and layout of displays of our products, and, from time to time, also provide customers with promotional displays.


Distribution and Systems
------------------------


     We ship products from distribution warehouses which employ computer assisted systems. Prior to the second quarter of 1998, nonseasonal products were shipped throughout North America from distribution warehouses in New York, California and Canada. During the second quarter of 1998, we commenced a restructuring of our distribution operations, to reduce costs and improve operating efficiencies, which included the closure of the distribution facilities located in California and Canada. In order to better control inventory investment, seasonal products are shipped out of a central warehouse located in New York. As a result of the acquisition of Anagram, we distribute our metallic balloons domestically from facilities in New York and Minnesota. Products for foreign markets are shipped from our distribution warehouses in Mexico, England and Australia. We are currently evaluating the further consolidation of our distribution facilities which may result in additional restructuring charges in subsequent periods.

     Many of our sales orders are generated electronically through hand-held units with which the sales force and many customers are equipped. Specifically, orders are entered into the hand-held units and then transmitted over telephone lines to our mainframe computer, where they are processed for shipment. This electronic order entry expedites the order processing which in turn improves our ability to fill customer merchandise needs accurately and quickly.


Customers
---------


   Our customers are principally party goods superstores, independent card and party retailers, mass merchandisers and other distributors. In the aggregate, we supply more than 20,000 retail outlets both domestically and internationally. We are a leading supplier to the party superstore channel, which has been experiencing significant growth.

Revenue Breakdown by Retail Channel
-----------------------------------


1998 Revenue of $235.3 million
------------------------------

                                [GRAPHIC OMITTED]

     Amscan Holdings has a diverse customer base. Only one customer, Party City, accounted for more than 10% of the company's sales in 1998. For the years ended December 31, 1998, 1997 and 1996, sales to Party City's corporate and franchise stores represented 13%, 7% and 3% and 10%, 12% and 11% respectively of consolidated net sales. Although Amscan Holdings believes its relationship with Party City and its franchisees are good, if they were to significantly reduce their volume of purchases from the company, Amscan Holdings' financial condition and results of operations could be materially adversely affected. During the first quarter of 1999, Amscan Holdings', largest customer, Party City announced that, due to difficulties implementing new financial reporting and accounting systems, it would not be able to complete its year-end audit and that it would be in default of certain covenants of its credit facility as of December 31, 1998. Amscan Holdings understands that Party City is negotiating with its lenders to amend its credit facility and with its vendors to amend existing credit terms on certain inventory. Amscan Holdings also understands that Party City is considering various alternatives to improve its current financial condition. Based on the current financial condition of Party City, Amscan Holdings has established reserves approximating 50% of the $13,200,000 accounts receivable balance due from Party City corporate stores at March 31, 1999, including $5,950,000 charged to the provision for doubtful accounts during the first quarter of 1999.


Future Acquisitions
-------------------


     We believe that opportunities exist to make acquisitions of complementary businesses to leverage our existing marketing, distribution and production capabilities, expand our presence in various retail channels, further broaden and deepen our product line and penetrate international markets. We receive inquiries from time to time with respect to our possible acquisition of other entities.  As of the  date of this  Prospectus,  no  acquisitions  are  pending;
however,   Amscan   Holdings   intends  to  pursue   acquisition   opportunities
aggressively.


Competition
-----------


     We compete on the basis of diversity and quality of product designs, breadth of product line, product availability, price, reputation and customer service. We have many competitors with respect to one or more of our products but believe that there are few competitors which manufacture and distribute products with the complexity of design and breadth of product offerings that we do. Furthermore, we believe that our design and manufacturing processes create an efficiency in manufacturing that few of our competitors achieve in the production of numerous coordinated products in multiple design types.

     Competitors include smaller independent specialty manufacturers, as well as divisions or subsidiaries of large companies with greater financial and other resources than ours. Certain of these competitors control licenses for widely recognized images, such as cartoon or motion picture characters, which could provide them with a competitive advantage. We have pursued a strategy of developing our own designs and generally have not pursued licensing opportunities. Anagram, however, controls several licenses which it uses for its production of balloons.


Employees
---------


     As of March 31, 1999, we had approximately 1,500 employees, none of whom is represented by a labor union. We consider our relationship with our employees to be good.


Facilities
----------


   We maintain our corporate headquarters in Elmsford, New York and conduct our principal design, manufacturing and distribution operations at the following facilities:

                                                                                         Owned or Leased
Location                      Principal Activity                 Square Feet             (with Expiration Date)
--------                      ------------------                 -----------             ----------------------
Elmsford, New York (1)        Executive Offices; design and      55,200 square feet      Leased (expiration date:
                              art production of paper party                              December 31, 2007)
                              products and decorations
Harriman, New York            Manufacture of paper napkins       75,000 square feet      Leased (expiration date:
                              and cups                                                   March 31, 2002)
Providence, Rhode Island      Manufacture and distribution       51,000 square feet      Leased (expiration date: June
                              of plastic plates, cups and                                30, 2008)
                              bowls
Louisville, Kentucky          Manufacture and distribution       189,000 square feet     Leased (expiration date:
                              of paper plates                                            March 31, 2001)
Newburgh, New York            Manufacture and distribution       349,000 square feet     Leased (expiration date:
                              of solid color party products                              October 31, 2002)
Brooklyn, New York            Manufacture and distribution       12,200 square feet      Leased (expiration date:
                              of wedding cake tops and                                   July 20, 2003)
                              accessories
Eden Prairie, Minnesota       Manufacture and distribution       115,600 square feet     Owned
                              of balloons and accessories
Tijuana, Mexico               Manufacture and distribution of    50,000 square feet      Leased (expiration date:
                              party products                                             May 14, 2001)
Temecula, California (1)      Distribution of party              100,000 square feet     Leased (expiration date:
                              products and decorations                                   December 31, 2000)
Goshen, New York              Distribution of seasonal party     130,000 square feet     Leased (expiration date:
                              products and decorations                                   December 31, 1999)
Chester, New York (2)         Distribution of party              287,000 square feet     Owned
                              products and decorations
Milton Keynes, England        Distribution of party              110,000 square feet     Leased (expiration date: June
                              products and decorations                                   30, 2017)
                              throughout United Kingdom and
                              Europe
Melbourne, Australia          Distribution of party              10,000 square feet      Owned
                              products and decorations in
                              Australia and Asia
Saint Denis, France           Distribution of balloons and       6,800 square feet       Leased (expiration date:
                              accessories                                                March 31, 2005)
Madrid, Spain                 Distribution of balloons and       6,700 square feet       Leased (expiration date:
                              accessories                                                February 24, 2004)
Silverwater, Australia        Distribution of balloons and       4,700 square feet       Leased (expiration date:
                              accessories                                                December 31, 2000)
Granada, Mexico               Distribution of balloons and       6,600 square feet       Leased (expiration date:
                              accessories                                                November 10, 1999)
Ontario, Canada               Distribution of balloons and       7,200 square feet       Leased (expiration date:
                              accessories                                                May 31, 2000)

(1) Property leased from the Estate of John A. Svenningsen. See "Management -- Certain Relationships and Related Transactions."

(2) Property subject to a ten-year mortgage securing a loan in the original principal amount of $5,925,000 bearing interest at a rate of 8.51%. Such loan matures in September 2004. The principal amount outstanding as of March 31, 1999 was approximately $3,259,000.

     We believe that our properties have been adequately maintained, are in generally good condition and are suitable for business as presently conducted. We believe our existing facilities provide sufficient production capacity for our present needs and for our anticipated needs in the foreseeable future. To the extent such capacity is not needed for the manufacture of our products, we generally use such capacity for the manufacture of products for others pursuant to terminable contracts. All properties generally are used on a basis of two shifts per day. We also believe that upon the expiration of our current leases, we either will be able to secure renewal terms or enter into leases for alternative locations at market terms.

Organization
------------

     The business of Amscan Inc. was founded by John Svenningsen and his family in 1947, and in December 1996, Amscan Holdings completed its IPO. Amscan Holdings was organized on October 3, 1996 to become the holding company for the businesses previously conducted by its principal subsidiary, Amscan Inc. and certain affiliated companies. These affiliated companies include Trisar, Inc., which manufactures and distributes certain products, Amscan Distributors (Canada) Ltd. and Amscan Svenska AB, each of which distributes the products, JCS Realty Corp. and SSY Realty Corp., each of which owns certain real estate leased to us, Am-Source, Inc., our supplier of plastic plates, cups and bowls, and certain companies located in Great Britain, Australia, Germany and Mexico which distribute products. We operate in a single operating segment.

     The principal executive offices of Amscan Holdings are located at 80 Grasslands Road, Elmsford, New York 10523 and its telephone number at such address is (914) 345-2020.


Intellectual Property and Licenses
----------------------------------


     We own copyrights on the designs created by us and used on our products. We own trademarks in the words and designs used on or in connection with our products. It is our practice to register our copyrights with the United States Copyright Office to the extent we deem reasonable. We do not believe that the loss of copyrights or trademarks with respect to any particular product or products would have a material adverse effect on our business.

     Except for Anagram, We do not depend on licenses to any material degree in our business. Anagram holds approximately 190 licenses allowing it to use various cartoon and other characters on its balloons. None of Anagram's licenses is individually material to its business.


Legal Proceedings
-----------------


     We are not a party to any material pending legal proceedings.


MANAGEMENT
----------

Directors and Executive Officers
--------------------------------


     Set forth below are the names, ages and positions with Amscan Holdings of the persons who are currently serving as directors and executive officers.

Name                     Age    Position
--------------------     ---    ------------------------------------------------
Terence M. O'Toole       41     Director, Chairman of the Board
Sanjeev K. Mehra         40     Director
Joseph P. DiSabato       33     Director
Gerald C. Rittenberg     47     Chief Executive Officer
James M. Harrison        47     President, Chief Financial Officer and Treasurer
William S. Wilkey        43     Senior Vice President -- Sales and Marketing
Garry Kieves             51     Senior Vice President

     Terence M. O'Toole is a Managing Director of Goldman Sachs & Co. in the Principal Investment Area. He joined Goldman Sachs in 1983. He is a member of Goldman Sachs' Principal Investment Area Investment Committee. Mr. O'Toole serves on the Boards of Directors of AMF Bowling, Inc., Western Wireless Corporation and several other privately held companies on behalf of Goldman Sachs. He holds a B.S. degree from Villanova University and an M.B.A. from the Stanford Graduate School of Business.

     Sanjeev K. Mehra is a Managing Director of Goldman Sachs & Co. in the Principal Investment Area. He joined Goldman Sachs in 1986. He is a Director of the Stone Street and Bridge Street Funds, private equity funds affiliated with Goldman Sachs for the benefit of its employees. Mr. Mehra serves on the Boards of Directors of several privately held companies on behalf of Goldman Sachs. He holds an A.B from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration.


     Joseph P. DiSabato is a Vice President of Goldman Sachs & Co. in the Principal Investment Area. He joined Goldman Sachs in 1988, worked as a Financial Analyst until 1991, and returned in 1994 as an Associate. Mr. DiSabato serves on the Board of Directors of several privately held companies on behalf of Goldman Sachs. He holds a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the Anderson Graduate School of Management.


     Gerald C. Rittenberg became Chief Executive Officer upon consummation of the Transaction. Prior to that time, Mr. Rittenberg served as the President of the predecessor to Amscan Holdings, Amscan Inc., since April 1996, and served as President of Amscan Holdings from the time of its formation in October 1996. From May 1997 until December 1997, Mr. Rittenberg served as Acting Chairman of the Board. From 1991 to April 1996, he was Executive Vice President -- Product Development of Amscan Inc. and from 1990 to 1991 he was Vice President -- Product Development of Amscan Inc.

     James M. Harrison became President, Chief Financial Officer and Treasurer upon consummation of the Transaction. Prior to that time, Mr. Harrison served as the Chief Financial Officer of the predecessor to Amscan Holdings, Amscan Inc., since August 1996 and served as Chief Financial Officer and Secretary of Amscan Holdings since February 1997. From 1993 to 1995, Mr. Harrison was the Executive Vice President, Chief Operating Officer, Secretary, Treasurer and a member of the Board of Directors of The C.R. Gibson Company, a manufacturer and distributor of paper gift products.


     William S. Wilkey has served as the Senior Vice President -- Sales and Marketing of Amscan Inc. since 1992 and as Vice President -- Marketing and Field Sales from 1990 to 1992.


     Garry Kieves became Senior Vice President of Amscan Holdings in September 1998 when Amscan Holdings acquired Anagram. He has served as President of Anagram International, Inc. for more than five years.


EXECUTIVE COMPENSATION AND RELATED INFORMATION
----------------------------------------------

Summary Compensation Table
--------------------------



The following table sets forth information concerning the compensation earned for the past three years for Amscan Holdings' former and current Chief Executive Officer and each other executive officer of Amscan Holdings as of December 31, 1998 whose aggregate salary and bonus for 1998 exceeded $100,000. The amounts shown include compensation for services in all capacities that were provided to Amscan Holdings or its subsidiaries. Amounts shown were paid by Amscan Holdings' principal subsidiary, Amscan Inc., except for payments to or on behalf of Garry Kieves, which were paid by Anagram. Prior to the Transaction, Amscan Holdings granted stock options on shares of Amscan Holdings' Common Stock ("Company Stock Options") pursuant to the 1996 Stock Option Plan for Key Employees (the "Prior Stock Plan"). Following the Transaction, stock options ("New Options") were granted pursuant to a new stock incentive plan and related option agreement (together, the "Option Documents") adopted by Amscan Holdings. At the time of the Transaction, certain employees converted Company Stock Options into options to purchase shares of Common Stock ("Rollover Options"). Information for 1996 with respect to Common Stock relates to Amscan Holdings Common Stock prior to the consummation of the Transaction.


                                                                                       Long Term
                                                                                     Compensation
                                                                                     ------------
                                                                                No. of Securities Under-       All Other
Name and Principal Position    Year       Salary       Bonus (a)       Other     lying Options Granted      Compensation (b)
---------------------------    ----       ------       ---------       -----     ---------------------      ----------------

John A. Svenningsen            1997      $126,953                                                              $ 4,219
     Former Chief Executive    1996       315,609          (c)                                                   5,939
     Officer and Chairman

Gerald C. Rittenberg           1998      $295,000      $395,000                          16.648(d)             $ 6,532
     Chief Executive Officer   1997       220,000                                                                3,763
                               1996       211,000     2,800,000(e)                                              21,895

James M. Harrison              1998      $275,000      $350,000                                                $ 6,286
     President, Chief          1997       215,000       255,000      $176,041(f)         16.268(g)               3,763
     Financial Officer         1996(h)     62,500        50,000                          50,000(i)
     and Treasurer

William S. Wilkey              1998      $210,000       $50,000      $352,082(j)         16.441(k)             $ 6,532
     Senior Vice President     1997       200,000       210,000                         100,000(i)               3,763
     and Marketing             1996       181,000     1,036,000(l)                                              21,679

Garry Kieves                   1998       $72,900(m)                                      6.648(n)                $929
    Senior Vice President


(a) Represents amounts earned with respect to the years indicated, whether paid or accrued.


(b) Represents contributions under the Profit Sharing & Savings Plan and in 1996, under the ESOP, as well as insurance premiums paid by Amscan Holdings with respect to term life insurance for the benefit of the named executive officer.

(c) Prior to the IPO, which was consummated in December 1996, certain entities which are now subsidiaries of Amscan Holdings elected to be taxed as S corporations under the Internal Revenue Code. Mr. Svenningsen received
     $15,841,000 from such entities in 1996. Such amounts represented distributions to him as a S corporation stockholder and additional distributions of accumulated capital and previously-taxed earnings in conjunction with the IPO.

(d) Represents the New Options granted to Mr. Rittenberg immediately following the Transaction.


(e)  Represents  bonuses  earned  by  Mr.  Rittenberg   pursuant  to  his  prior
     employment agreement with Amscan Inc. which terminated in December 1996 in connection with the IPO.


(f) Represents a cash bonus paid to Mr. Harrison at the time of the Transaction in connection with the conversion by Mr. Harrison of 50,000 Company Stock Options into Rollover Options to purchase 2.394 shares of Company Common Stock.

(g) Represents the New Options and Rollover Options granted to Mr. Harrison immediately following the Transaction.

(h) Mr. Harrison became an employee and Chief Financial Officer of Amscan Inc. on August 1, 1996.

(i) Reflects Company Stock Options at an exercise price equal to the fair market value on the date of grant.

(j) Represents a cash bonus paid to Mr. Wilkey at the time of the Transaction in connection with the conversion by Mr. Wilkey of 100,000 Company Stock Options into Rollover Options to purchase 4.787 shares of Company Common Stock.

(k) Represents the New Options and Rollover Options granted to Mr. Wilkey immediately following the Transaction.

(l) Represents bonuses earned by Mr. Wilkey pursuant to an employment agreement with Amscan Inc. which expired on December 31, 1996.

(m) Garry Kieves became an employee and Senior Vice President of Amscan Holdings on September 17, 1998.

(n) Represents the New Options granted to Mr. Kieves in connection with the Anagram acquisition at an exercise price greater than the fair market value on the date of grant. In addition, 10 Common Stock warrants valued at $225,000 were issued to Mr. Kieves in connection with the Anagram acquisition.



Option Grants Table
-------------------


     The following table sets forth information concerning stock options which were granted during 1998 to the executive officers named in the Summary Compensation Table. Information with respect to options relates to options on Amscan Holdings Common Stock at December 31, 1998.

                                  % of                                                    Potential Realizable Value at
                Number of         Total Options                                           Assumed Annual Rates of
                Securities        Granted to                   Market                     Stock Price Appreciation for
                Underlying        Employees in                 Price at                   Option Term
                Options           Fiscal           Exercise    Date of        Expiration  -----------
Name            Granted (1)       Year             Price       Grant (2)      Date        5%               10%
----            -----------       ----             -----       ---------      ----        --               ---

Garry Kieves    6.648             59.9%            $125,000    $105,000       September   $438,994         $1,112,497
                                                                              17, 2008

(1) All New Options listed in this column become exercisable ratably over five years beginning one year from the date of grant and expire ten years after the date of grant. To the extent permitted under the Internal Revenue Code, such options were incentive stock options.

(2) Assumes a fair market value of Amscan Holdings Common Stock underlying the New Options of $105,000 based on the valuation of Amscan Holdings Common Stock issued in connection with the Anagram acquisition.


Fiscal 1998 Year End Option Values
----------------------------------


                              Number of Securities            Value of Unexercised In the Money
                         Underlying Unexercised Options          Options at Fiscal Year End
                         ------------------------------          --------------------------

Name                     Exercisable      Unexercisable        Exercisable      Unexercisable
----                     -----------      -------------        -----------      -------------

Gerald C. Rittenberg        3.330             13.318             $99,888           $399,552


James M. Harrison           2.775             11.099              83,244            332,976

                            0.479              1.915              24,158             96,631

William S. Wilkey           2.331              9.323              69,924            279,696

                            0.957              3.830              48,306            193,222


Garry Kieves                --                 6.648                --                 --

     The valuation of unexercised in the money options is based on the valuation of Amscan Holdings Common Stock issued in connection with the September 1998 Anagram acquisition (last valuation date) of $105,000 per share. No New Options or Rollover Options were exercised in the most recent fiscal year.


      For a further description of the New Options and Rollover Options granted to the executives named in the Summary Compensation Table in connection with the Transaction, see "Employment Arrangements" below.

Employment Arrangements
-----------------------


     Employment Agreement with Gerald C. Rittenberg. Under the Employment Agreement between Amscan Holdings and Gerald C. Rittenberg, dated as of August 10, 1997 (the "Rittenberg Employment Agreement"), Mr. Rittenberg serves as Chief Executive Officer of Amscan Holdings for a three-year period commencing at the time of the Transaction (an "Initial Term"), which term will be extended automatically for successive additional one-year periods (each an "Additional Term"), unless either Amscan Holdings gives Mr. Rittenberg, or Mr. Rittenberg gives Amscan Holdings, written notice of the intention not to extend the term no less than twelve months prior to the end of the Initial Term or Additional Term, whichever is then in effect. Mr. Rittenberg will receive during the Initial Term an annual base salary of $295,000 which will be increased by 5% at the beginning of each Additional Term. During Mr. Rittenberg's Initial Term and any Additional Term, Mr. Rittenberg will be eligible for an annual bonus for each calendar year comprised of (i) a non-discretionary bonus equal to 50% of his annual base salary if certain operational and financial targets determined by the Board of Directors in consultation with Mr. Rittenberg are attained, and (ii) a discretionary bonus awarded in the sole discretion of the Board of Directors. The Rittenberg Employment Agreement also provides for other customary benefits including incentive, savings and retirement plans, paid vacation, health care and life insurance plans, and expense reimbursement.

     Under the Rittenberg Employment Agreement, if Mr. Rittenberg's employment were to be terminated by Amscan Holdings other than for cause, death or disability, Amscan Holdings would be obligated to pay Mr. Rittenberg a lump sum cash payment in an amount equal to the sum of (1) accrued unpaid salary, earned but unpaid bonus for any prior year, any deferred compensation and accrued but unpaid vacation pay (collectively, "Accrued Obligations") plus (2) severance pay equal to his annual base salary, provided, however, that in connection with a termination by Amscan Holdings other than for cause following a Sale Event (as defined below), such severance pay will be equal to Mr. Rittenberg's annual base salary multiplied by the number of years Amscan Holdings elects as the Restriction Period (as defined below) in connection with the non-competition provisions. Upon termination of Mr. Rittenberg's employment by Amscan Holdings for cause, death, disability or if he terminates his employment, Mr. Rittenberg will be entitled to his unpaid Accrued Obligations. Additionally, upon termination of Mr. Rittenberg's employment during his Initial Term or any Additional Term (1) by Amscan Holdings other than for cause or (2) by reason of his death or disability, or if the Initial Term or any Additional Term is not renewed at its expiration (other than for cause), the Rittenberg Employment Agreement provides for payment of a prorated portion of the bonus to which Mr. Rittenberg would otherwise have been entitled.

     The Rittenberg Employment Agreement also provides that during his Initial Term, any Additional Term and during the three-year period following any termination of his employment (the "Restriction Period"), Mr. Rittenberg shall not participate in or permit his name to be used or become associated with any person or entity that is or intends to be engaged in any business which is in competition with the business of Amscan Holdings, or any of its subsidiaries or controlled affiliates, in any country in which Amscan Holdings or any of its subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend to so operate, compete or become engaged in such business (a "Competitor"), provided, however, that if Mr. Rittenberg's employment is terminated by Amscan Holdings other than for cause following a Sale Event, the Restriction Period will be instead a one, two or three-year period at the election of Amscan Holdings. For purposes of the Rittenberg Employment Agreement, "Sale Event" means either (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that is a Competitor (as defined in the Rittenberg
Employment Agreement), other than GS Capital Partners II and its affiliates (collectively, "GSCP"), of a majority of the outstanding voting stock of Amscan Holdings or (2) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of Amscan Holdings and its subsidiaries taken as a whole to any person or group of persons that is a Competitor, provided, however, that an underwritten initial public offering of shares of Amscan Holdings Common Stock pursuant to a registration statement under the Securities Act will not constitute a Sale Event. The Rittenberg
Employment Agreement also provides for certain other restrictions during the Restriction Period in connection with (a) the solicitation of persons or entities with business relationships with Amscan Holdings and (b) inducing any employee of Amscan Holdings to terminate his or her employment or offering employment to such persons, in each case subject to certain conditions.

     Pursuant to the Rittenberg Employment Agreement, Mr. Rittenberg contributed to Confetti immediately prior to the Transaction, 272,728 shares of Amscan Holdings Common Stock in exchange for 60.0 shares of Confetti Common Stock, having an aggregate value equal to 272,728 times the Cash Consideration of $16.50 per share, or approximately $4.5 million, which shares of Confetti Common Stock were valued at the purchase price for which GSCP purchased common shares of Confetti immediately prior to the Transaction (the "New Purchase Price"). At the time of the Transaction, such shares of Confetti Common Stock were converted into 60.0 shares of Amscan Holdings's Redeemable Common Stock as the surviving company in the Transaction (as converted, the "Rollover Stock").

     Also pursuant to the Rittenberg Employment Agreement, following the Transaction, Mr. Rittenberg was granted New Options to purchase 16.648 shares of Amscan Holdings Common Stock at $75,000 per share. Such New Options vest in equal annual installments over a five-year period and are subject to forfeiture upon termination of Mr. Rittenberg's employment if not vested and exercised within certain time periods specified in the Option Documents. Unless sooner exercised or forfeited as provided in the Option Documents, the New Options will expire on the tenth anniversary of the Transaction.

     Mr. Rittenberg is not permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, shares of Rollover Stock or shares of Redeemable Common Stock acquired upon exercise of the New Options, except as provided in the Stockholders' Agreement and the Option Documents, and the shares of Rollover Stock and shares of Redeemable Common Stock acquired upon exercise of the New Options are subject to the terms of the Stockholders' Agreement.

     At the time of the Transaction, the Rittenberg Employment Agreement replaced and superseded Mr. Rittenberg's former employment agreement with Amscan Holdings.

     Employment Agreement with James M. Harrison. Under the Employment Agreement, dated August 10, 1997, by and between Amscan Holdings and James M. Harrison (the "Harrison Employment Agreement"), Mr. Harrison serves as President of Amscan Holdings for a three-year Initial Term at an annual base salary of $275,000. The Harrison Employment Agreement contains provisions for Additional Terms, salary increases during any Additional Term, non-discretionary and discretionary bonus payments, severance, other benefits, definitions of cause and disability, and provisions for non-competition and non-solicitation similar to those in the Rittenberg Employment Agreement, with the exception of the provision for an election by Amscan Holdings of a one, two or three-year Restriction Period following a Sale Event; under the Harrison Employment Agreement, the Restriction Period is fixed at three years and severance pay is fixed at one year's annual base salary. In addition, the Harrison Employment Agreement provided that Mr. Harrison's bonus for the 1997 calendar year was equal to the bonus that would have been payable to him in accordance with the relevant terms of his current employment agreement with Amscan Holdings, without taking into account any incremental financing or transaction costs attributable to the Transaction as determined in good faith by the Board. The Harrison Employment Agreement also provided that Mr. Harrison receive a bonus payment of $105,000 on March 15, 1998, in addition to any other bonus payable.

     Pursuant to the Harrison Employment Agreement, following the Transaction, Mr. Harrison was granted New Options to purchase 13.874 shares of Amscan Holdings Common Stock at $75,000 per share. Such New Options were granted on terms similar to those granted pursuant to the Rittenberg Employment Agreement.

     Additionally, under the Harrison Employment Agreement, Mr. Harrison converted, as of the time of the Transaction, his Company Stock Options to purchase 50,000 shares of Amscan Holdings Common Stock into Rollover Options to purchase 2.394 shares of Amscan Holdings Common Stock. The Rollover Options have an exercise price per share (the "Rollover Exercise Price") equal to $54,545. Mr. Harrison also received at the time of the Transaction a cash bonus equal to $176,041 in connection therewith. The Rollover Options were granted pursuant to the Option Documents and on the same terms as the New Options.

     Pursuant to the Harrison Employment Agreement, Mr. Harrison was granted immediately prior to the Transaction, 15.0 shares of Confetti Common Stock (the "Restricted Stock"), having an aggregate value of $1,125,000, based on the New Purchase Price, which shares were converted in the Transaction into 15.0 shares of Amscan Holdings Common Stock. During the Stock Restricted Period (as defined below), the Restricted Stock will be forfeitable and may not be sold, assigned, transferred, pledged or otherwise encumbered by Mr. Harrison. For purposes of the Harrison Employment Agreement, the "Stock Restricted Period" means the period beginning on the date of grant of the Restricted Stock and ending on the earliest of (i) the occurrence of an IPO (as such term is defined in the Stockholders' Agreement); (ii) immediately prior to the consummation of a transaction or series of transactions, approved by the Board of Directors, pursuant to which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than Goldman Sachs or any of its affiliates, acquires a majority of the outstanding voting stock of Amscan Holdings; and (iii) the termination of Mr. Harrison's employment with Amscan Holdings, (1) because of his death, (2) by Amscan Holdings without cause, (3) by Mr. Harrison because of Amscan Holdings' material breach of its obligations under the Harrison Employment Agreement, (4) by Mr. Harrison if Amscan Holdings imposes on him duties or work conditions materially burdensome to him which are inconsistent with his prior duties and work conditions or (5) because of Mr. Harrison's disability; provided, however, that the Stock Restricted Period ended with respect to 25% of the shares of Restricted Stock on January 1, 1998 and with respect to the remaining 75%, in equal installments on January 1 of each of the years 1999 through 2007. Pursuant to the Harrison Employment Agreement, upon the voluntary or involuntary termination of Mr. Harrison's employment during the Stock Restricted Period for any reason other than a reason listed in clause (iii) of the preceding sentence, all shares of Restricted Stock (with respect to which the Stock Restricted Period has not then ended) will be forfeited and returned to Amscan Holdings without payment.

     Mr. Harrison is not permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, Rollover Options, shares of Restricted Stock or shares of Amscan Holdings' Common Stock acquired upon exercise of the New Options or Rollover Options (in either case, "Option Shares"), except as provided in the Stockholders' Agreement and the Option Documents, and the shares of Restricted Stock and Option Shares will be subject to the terms of the Stockholders' Agreement.

     At the time of the Transaction, the Harrison Employment Agreement replaced and superseded Mr. Harrison's former employment agreement with Amscan Holdings, dated as of February 1, 1997 (the "Prior Harrison Employment Agreement"). At that time, in consideration and in full satisfaction, and in lieu of the payment of any Bonus (other than as set forth above) or Sale Bonus (as such terms are defined in the Prior Harrison Employment Agreement), Amscan Holdings paid to Mr. Harrison, immediately after the Transaction, $270,000 in cash. The Harrison Employment Agreement also provides that none of the Transaction or other transactions and arrangements contemplated by the Agreement and Plan of Merger dated August 10, 1997 by and between Amscan Holdings and Confetti, the Stockholders' Agreement, the Voting Agreement and the Harrison Employment Agreement would be or result in or give rise to any change of control or potential change of control under or constitute good reason for Mr. Harrison's terminating the Prior Harrison Employment Agreement.

     Stock and Option Agreement with William S. Wilkey. Pursuant to a Stock and Option Agreement, dated as of August 10, 1997, by and between Amscan Holdings and William S. Wilkey (the "Wilkey Agreement"), Mr. Wilkey contributed to Amscan Holdings immediately after the Transaction $500,000 in cash in exchange for 6.67 shares of Amscan Holdings Common Stock ("New Stock") valued at the New Cost Per Share. Mr. Wilkey made payment to Amscan Holdings for the New Stock immediately after the Transaction and borrowed the funds for such payment from Amscan Holdings. Such borrowing is evidenced by a personal full recourse note maturing on March 15, 2001, accruing interest at 6.65%, compounded annually, and payable in annual payments of principal and interest equal to one-quarter of any bonus Mr. Wilkey receives from Amscan Holdings (provided, that the first such payment will be made from any bonus corresponding to the 1998 calendar year), with any portion of the note remaining at maturity payable at maturity. Mr. Wilkey also entered into a related stock pledge agreement with Amscan Holdings.

     Also pursuant to the Wilkey Agreement, following the Transaction, Mr. Wilkey was granted New Options to purchase 11.654 shares of Amscan Holdings Common Stock at $75,000 per share. Such New Options were granted on terms similar to those granted pursuant to the Rittenberg Employment Agreement.

     Additionally, Mr. Wilkey converted, as of the time of the Transaction, his Company Stock Options to purchase 100,000 shares of Common Stock into Rollover Options to purchase 4.787 shares of Amscan Holdings Common Stock. The Rollover
Options have a Rollover Exercise Price equal to $54,545. Mr. Wilkey also received at the time of the Transaction a cash bonus equal to $352,082 in connection therewith. The Rollover Options were granted pursuant to the Option Documents and on the same terms as the New Options.

     Mr. Wilkey will not be permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, Rollover Options, shares of New Stock or Option Shares, except as provided in the Stockholders' Agreement and the Option Documents, and the shares of New Stock and Option Shares are subject to the terms of the Stockholders' Agreement.

     The Wilkey Agreement is not intended to, and does not, supersede, amend, modify or replace Mr. Wilkey's employment agreement with Amscan Holdings, dated as of October 4, 1996 (the "Wilkey Employment Agreement"), which, except for certain provisions thereof relating to option grants under the Prior Stock Plan, which plan was terminated at the time of the Transaction (and which provisions therefore are no longer operative), will remain in full force and effect.

     Under the terms of the Wilkey Employment Agreement, which commenced on January 1, 1997, Mr. Wilkey is employed as Senior Vice President -- Sales and Marketing of Amscan Holdings for a period of five years. Mr. Wilkey received an initial base salary of $200,000 for 1997, which will be increased by 5% each successive year during the term of the agreement. In addition, Mr. Wilkey is entitled to receive an annual bonus which will be determined by a formula which takes into account the amount by which sales and profits are increased on a year to year basis. Mr. Wilkey's agreement also provides that upon termination of employment he may not for a period of three years be employed by, or associated in any manner with, any business which is competitive with Amscan Holdings. The Wilkey Employment Agreement may be terminated by Amscan Holdings upon the death or permanent disability of Mr. Wilkey or for "cause."

     Employment Agreement with Garry Kieves. Under the Employment Agreement dated August 6, 1998, by and between Amscan Holdings and Garry Kieves (the "Kieves Employment Agreement"), Mr. Kieves is employed as Senior Vice President of Amscan Holdings and President of Anagram for a period of three years at an annual base salary of $250,000. The Kieves Employment Agreement contains provisions for Additional Terms, salary increases during any Additional Terms, discretionary bonus payments, severance and other benefits, and definitions of disability. The Kieves Employment Agreement also provides that upon termination of employment he may not, for a period of three years, be employed by, or associated in any manner with, any business which is in competition with Amscan Holdings. The Kieves Employment Agreement may be terminated by Amscan Holdings upon the death or permanent disability of Mr. Kieves, or for "cause" or without "cause."

     Mr. Kieves will not be permitted to sell, assign, transfer, pledge or otherwise encumber any New Options, shares of Common Stock, Redeemable Common Stock or Option Shares, except as provided in the Stockholders' Agreement and the Option Documents, and the shares of New Stock and Option Shares are subject to the terms of the Stockholders' Agreement.

     Other Employment Matters. Amscan Holdings has agreed in agreements relating to the Transaction and the Anagram acquisition that, for a period of at least two years from the then effective dates, subject to applicable law, Amscan Holdings and its subsidiaries will provide benefits to their employees as a group (and not necessarily on an individual-by-individual or group-by-group basis) that will be, in the aggregate, similar to those they currently provide to their employees.


Amscan Holdings, Inc. 1997 Stock Incentive Plan
-----------------------------------------------


     Following consummation of the Transaction, Amscan Holdings adopted the Amscan Holdings, Inc. 1997 Stock Incentive Plan (the "Stock Incentive Plan") under which it may grant incentive awards in the form of shares of Amscan Holdings Common Stock ("Restricted Stock Awards"), options to purchase shares of Amscan Holdings Common Stock ("Company 1997 Stock Options") and stock appreciation rights ("Stock Appreciation Rights") to certain directors, officers, employees and consultants ("Participants") of Amscan Holdings and its affiliates. The total number of shares of Amscan Holdings Common Stock reserved and available for grant under the Stock Incentive Plan is 135 shares. A committee of Amscan Holdings' board of directors (the "Committee"), or the board itself in the absence of a Committee, is authorized to make grants and various other decisions under the Stock Incentive Plan. Unless otherwise determined by the Committee, any Participant granted an award under the Stock Incentive Plan must become a party to, and agree to be bound by, the Stockholders' Agreement.

     Company 1997 Stock Option awards under the Stock Incentive Plan may include incentive stock options, nonqualified stock options, or both types of Company 1997 Stock Options, in each case with or without Stock Appreciation Rights. Company 1997 Stock Options are nontransferable (except under certain limited circumstances) and, unless otherwise determined by the Committee, have a term of ten years. Upon a Participant's death or when the Participant's employment with Amscan Holdings or its applicable affiliate is terminated for any reason, such Participant's previously unvested Company 1997 Stock Options are forfeited and the Participant or his or her legal representative may, within three months (if termination of employment is for any reason other than death) or one year (in the case of the Participant's death), exercise any previously vested Company 1997 Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Company 1997 Stock Option award, and are exercisable, subject to certain limitations, only in connection with the exercise of the related Company 1997 Stock Option. Upon termination or exercise of the related Company 1997 Stock Option, Stock Appreciation Rights terminate and are no longer exercisable. Stock Appreciation Rights are transferable only with the related Company 1997 Stock Options.

     Unless otherwise provided in the related award agreement or, if applicable, the Stockholders' Agreement, immediately prior to certain change of control transactions described in the Stock Incentive Plan, all outstanding Company 1997 Stock Options and Stock Appreciation Rights will, subject to certain limitations, become fully exercisable and vested and any restrictions and deferral limitations applicable to any Restricted Stock Awards will lapse.

     The Stock Incentive Plan will terminate ten years after its effective date; however, awards outstanding as of such date will not be affected or impaired by such termination. Amscan Holdings' board of directors and the Committee have authority to amend the Stock Incentive Plan and awards granted thereunder, subject to the terms of the Stock Incentive Plan.

Compensation of Directors
-------------------------


     The Company currently does not compensate its directors other than for expense reimbursement. During 1997, until the effective time of the Transaction, Amscan Holdings compensated directors who were not employees of Amscan Holdings in the amount of $1,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of the Audit Committee and Nominating Committee attended.

Stock Performance Graph
-----------------------

     Amscan Holdings' Common Stock has not traded publicly since December 19, 1997. For this reason a graph indicating the relative performance of Amscan Holdings Common Stock price to other standard measures has not been included since it would provide no meaningful information.

Compensation Committee Policies
-------------------------------

     During 1998, with the exception of compensation paid to Garry Kieves, compensation of executive officers of Amscan Holdings was paid according to the terms of existing employment agreements and, accordingly, the Compensation Committee did not make any decisions in 1998 in connection with compensation paid to the Chief Executive Officer and other executive officers of Amscan Holdings named in the Summary Compensation Table. The compensation paid to Garry Kieves was based on the terms of an employment agreement negotiated in conjunction with the acquisition of Anagram on September 17, 1998.



Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------


     To the knowledge of Amscan Holdings, no relationship of the type described in Item 402(j)(3) of Regulation S-K existed during 1998 with respect to Amscan Holdings.


                           OWNERSHIP OF CAPITAL STOCK


     The following table sets forth certain information concerning ownership of shares of Amscan Holdings Common Stock by: (i) persons who are known by Amscan Holdings to own beneficially more than 5% of the outstanding shares of Amscan Holdings Common Stock; (ii) each director of Amscan Holdings; (iii) each executive officer of Amscan Holdings; and (iv) all directors and executive officers of the company as a group.


                                            Shares of Company
                                               Common Stock      Percentage
                                               Beneficially       of Class
Name of Beneficial Owner                          Owned         Outstanding(a)
------------------------                    -----------------   --------------
Gerald C. Rittenberg.....................           60.0             5.3%
James M. Harrison........................           15.0             1.3
William S. Wilkey........................            6.7             *

Garry Kieves, Garry Kieves Retained
  Annuity Trust and Garry Keives
  Irrevocable Trust, in the
  aggregate..............................          120.0            10.6

Terence M. O'Toole(b)....................             --              --
Sanjeev K. Mehra(c)......................             --              --
Joseph P. DiSabato(d)....................             --              --
Estate of John A. Svenningsen............          100.0             8.8
  c/o Kurzman & Eisenberg LLP
  One North Broadway, Suite 1004
  White Plains, New York 10601

The Goldman Sachs Group, Inc.(e).........          825.0            72.9
  and affiliated entities
  85 Broad Street
  New York, New York 10004

All directors and executive officers as
  a group (7 persons)....................          201.7            17.8%

----------


(a) The amounts and percentage of Amscan Holdings Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest. The percentage of Amscan Holdings Common Stock outstanding is based on the 1,132.41 shares of Amscan Holdings Common Stock outstanding as of the date hereof.

(b) Mr. O'Toole, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares of Amscan Holdings Common Stock that are owned by GSCP and its affiliates, except to the extent of his pecuniary interest therein.

(c) Mr. Mehra, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares of Amscan Holdings Common Stock that are owned by GSCP and its affiliates, except to the extent of his pecuniary interest therein.

(d) Mr. DiSabato, who is a Vice President of Goldman Sachs, disclaims beneficial ownership of the shares of Amscan Holdings Common Stock that are owned by GSCP and its affiliates.

(e) Represents 825 shares of Common Stock owned by certain investment partnerships, of which affiliates of The Goldman Sachs Group, Inc. ("GS Group") are the general partner, managing general partner or investment manager. Includes approximately 517.6 shares held of record by GS Capital Partners II, L.P., approximately 205.8 shares held of record by GS Capital Partners II Offshore, L.P., approximately 19.1 shares held of record by Goldman, Sachs & Co. Verwaltungs GmbH, approximately 55.5 shares held of record by Stone Street Fund 1997, L.P. and approximately 27.0 shares held of record by Bridge Street Fund 1997, L.P. GS Group disclaims beneficial ownership of the shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than GS Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates.


*       Less than 1%

Stockholders' Agreement
-----------------------


     As of December 19, 1997, Amscan Holdings entered into the Stockholders' Agreement with GSCP, the John A. Svenningsen Estate and certain Amscan Holdings employees listed as parties thereto (including the Estate, the "Non-GSCP Investors"). The following discussion summarizes the terms of the Stockholders' Agreement which Amscan Holdings believes are material to an investor in Amscan Holdings' debt or equity securities. This summary is qualified in its entirety by reference to the full text of the Stockholders' Agreement, a copy of which is filed with the SEC, and which is incorporated herein by reference. The Stockholders' Agreement provides, among other things, for (i) the right of the Non-GSCP Investors to participate in, and the right of GSCP to require the Non-GSCP Investors to participate in, certain sales of Amscan Holdings Common Stock by GSCP, (ii) prior to an initial public offering (as defined in the Stockholders' Agreement) of stock of Amscan Holdings, certain rights of Amscan Holdings to purchase, and certain rights of the Non-GSCP Investors (other than the Svenningsen Estate) to require Amscan Holdings to purchase (except in the case of termination of employment by such Non-GSCP Investors) all, but not less than all, of the shares of Amscan Holdings Common Stock owned by a Non-GSCP Investor (other than the Svenningsen Estate) upon the termination of employment or death of such Non-GSCP Investor, at prices determined in accordance with the Stockholders' Agreement and (iii) certain additional restrictions on the rights of the Non-GSCP Investors to transfer shares of Amscan Holdings Common Stock. The Stockholders' Agreement also contains certain provisions granting GSCP and the Non-GSCP Investors certain rights in connection with registrations of Amscan Holdings Common Stock in certain offerings and provides for indemnification and certain other rights, restrictions and obligations in connection with such registrations. The Stockholders' Agreement will terminate (i) with respect to the rights and obligations of and restrictions on GSCP and the Non-GSCP Investors in connection with certain restrictions on the transfer of shares of Amscan Holdings Common Stock, when GSCP and its affiliates no longer hold at least 40% of the outstanding shares of Amscan Holdings Common Stock, on a fully diluted basis; provided that the Stockholders' Agreement will terminate in such respect in any event if Amscan Holdings enters into certain transactions resulting in GSCP, its affiliates, the Non-GSCP Investors, and each of their respective permitted transferees, owning less than a majority of the outstanding voting power of the entity surviving such transaction; and (ii) with respect to the registration of Amscan Holdings Common Stock in certain offerings, with certain exceptions, on the earlier of (1) the date on which there are no longer any registrable securities outstanding (as determined under the Stockholders' Agreement) and (2) the twentieth anniversary of the Stockholders' Agreement.



                           DESCRIPTION OF SENIOR DEBT


     In order to fund Amscan Holdings' recapitalization and its transaction costs, to refinance certain existing outstanding indebtedness, and for general corporate purposes Amscan Holdings (i) originally issued the notes that have been exchanged for the currently outstanding Notes and (ii) entered into the Revolving Credit Agreement and the AXEL Credit Agreement providing for the Revolving Credit Facility and the Term Loan, respectively (together, the "Bank Credit Facilities"). The execution of the Bank Credit Facilities, the borrowings necessary to complete the Transaction and the delivery of required documentation thereunder occurred at the time of closing of the Transaction.


     The following summary of the material provisions of the Revolving Credit Agreement and the AXEL Credit Agreement does not purport to be complete, and is qualified by reference to the full text of such agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


     The Term Loan will mature seven years after funding and will provide for amortization (in quarterly installments) of one percent of the principal amount thereof per year for the first five years and 32.3% and 62.7% of the principal amount thereof in the sixth and seventh years, respectively. The Term Loan will bear interest, at Amscan Holdings' option, at the lenders' customary base rate plus 1.375% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus 2.375% per annum. Amscan Holdings will be required to make scheduled amortization payments on the Term Loan as follows:

             For the Year Ending:       Amortization    % Amortized
             --------------------       ------------    -----------
             December 31, 1999          $  1,572,000         1.0%
             December 31, 2000             1,572,000         1.0
             December 31, 2001             1,572,000         1.0
             December 31, 2002             1,572,000         1.0
             December 31, 2003            50,771,000        32.7
             December 31, 2004            98,570,000        63.3
                                        ------------       ------
                    Total               $155,629,000       100.0%
                                        ============       ======

     Amscan Holdings is obligated to obtain interest rate protection, pursuant to interest rate swaps, caps or other similar arrangements satisfactory to GS Credit Partners, with respect to a notional amount of not less than half of the aggregate amount outstanding under the Term Loan, which protection must remain in effect for not less than three years.

     In addition, Amscan Holdings will be required to make prepayments on the Bank Credit Facilities under certain circumstances, including upon certain asset sales and issuance of debt or equity securities, subject to certain exceptions. Amscan Holdings will also be required to make prepayments on the Bank Credit Facilities in an amount equal to 75% (to be reduced to 50% for any fiscal year in which Amscan Holdings' Consolidated Leverage Ratio (as defined in the Bank Credit Agreements) is less than 3.75 to 1.0) of Amscan Holdings' Excess Cash Flow (as defined in the Bank Credit Agreements) for each fiscal year, commencing with the fiscal year ended December 31, 1998. Such mandatory prepayments will be applied to prepay the Term Loan first (on a pro rata basis) and thereafter to prepay the Revolving Credit Facility and to reduce the commitments thereunder. Amscan Holdings may prepay, in whole or in part, borrowings under the Term Loan. Call protection provisions also apply to mandatory prepayments of borrowings under the Term Loan except for prepayments from Excess Cash Flow. Amscan Holdings may prepay borrowings under or reduce commitments for the Revolving Credit Facility, in whole or in part, without penalty.

     The Revolving Credit Facility has a term of five years and will bear interest, at the option of Amscan Holdings, at the lenders' customary base rate plus 1.25% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus 2.25% per annum. Interest on balances outstanding under the Revolving Credit Facility are subject to adjustment in the future based on Amscan Holdings' performance. Amounts drawn on the Revolving Credit Facility for working capital purposes are also subject to an agreed upon borrowing base and periodic reduction of outstanding balances. All borrowings under the Revolving Credit Facility are subject to mandatory prepayments upon the occurrence of certain events as described above.

     The Bank Credit Facilities are guaranteed by each of the domestic subsidiaries of Amscan Holdings (each, a "Guarantor"; collectively, the "Guarantors"). Subject to certain exceptions, all extensions of credit to Amscan Holdings and all guarantees are secured by all existing and after-acquired personal property of Amscan Holdings and the Guarantors, including, subject to certain exceptions, a pledge of all of the stock of all subsidiaries owned by Amscan Holdings or any of the Guarantors and first priority liens on after-acquired real property fee and leasehold interests of Amscan Holdings and the Guarantors.

     The Bank Credit Facilities, amended for the acquisition of Anagram, contain certain financial covenants, as well as additional affirmative and negative covenants, constraining Amscan Holdings. Amscan Holdings must maintain a minimum Consolidated Adjusted EBITDA (as defined in the Bank Credit Facilities) of not less than an amount ranging from $46.8 million for the four Fiscal Quarter (as defined in the Bank Credit Facilities) period ended March 31, 1999 to $64.1 million for the four Fiscal Quarter period ending March 31, 2002. Amscan Holdings is required to maintain a Fixed Charge Coverage Ratio (defined in the Bank Credit Facilities as the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges (as defined in the Bank Credit Facilities)) of not less than a ratio of 1.00 to 1.00 for the four Fiscal Quarter period ended March 31, 1999 to a ratio of 1.20 to 1.00 for the four Fiscal Quarter period ending December 31, 2002. Amscan Holdings must not permit the ratio of Consolidated Total Debt (as defined in the Bank Credit Facilities) to Consolidated Adjusted EBITDA on the last day of any four Fiscal Quarter period to exceed a ratio ranging from 6.60 to 1.00 for such period ended March 31, 1998 to 3.70 to 1.00 for such period ending December 31, 2002.


     Borrowings under the Revolving Credit Facilities are subject to customary affirmative and negative covenants, including but not limited to limitations on other indebtedness, liens, investments, guarantees, restricted junior payments (dividends, redemptions and payments on subordinated debt), mergers and acquisitions, sales of assets, capital expenditures, leases, transactions with affiliates, conduct of business and other provisions customary for financings of this type, including exceptions and baskets.


     The Revolving Credit Agreement permits business acquisitions in the same line of business as Amscan Holdings and its subsidiaries subject to certain restrictions, and permits borrowings thereunder to finance such acquisitions of up to $25 million in the aggregate. As a condition to any such acquisitions in excess of $10 million in the aggregate, the pro forma ratio of total indebtedness to EBITDA at the time of any such acquisition must not exceed a ratio of 5.5 to 1.0 through the last fiscal quarter of 1999 and lower ratios thereafter decreasing to 3.7 to 1.0 for the four Fiscal Quarter period ending December 31, 2002. Any such acquisitions in excess of $25 million in the aggregate must be funded from either equity or a combination of equity and subordinated debt or equity and additional term loans in accordance with certain specified ratios.


     Borrowings under the Revolving Credit Facility are subject to customary events of default (with customary grace periods), including without limitation failure to make payments when due, defaults under other indebtedness, noncompliance with covenants, breach of representations and warranties, bankruptcy, judgments in excess of specified amounts, invalidity of guarantees, impairment of security interests in collateral and "changes of control."

     Borrowings under the Term Loan are subject to affirmative covenants identical to those set forth above with respect to borrowings under the Revolving Credit Facility and negative covenants substantially as set forth in the Notes, including limitations on the incurrence of indebtedness, investments, guarantees, restricted payments (dividends, redemptions and payments on subordinated debt), mergers, sales of assets, transactions with affiliates and other provisions customary for financings of this type. The Term Loan also contains a negative covenant restricting liens similar to the lien covenant in the Revolving Credit Facility.


     Borrowings under the Term Loan are subject to events of default substantially as set forth in the Notes; provided that there is (i) an immediate default for principal payment defaults, (ii) a three-day grace period for interest payment defaults, (iii) a cross default to the Revolving Credit Facility and other debt with an aggregate principal amount of $5 million or more in the event such default is not cured within twenty business days and (iv) an immediate default if (1) prior to a Qualified Public Offering (as defined in the Bank Credit Facilities), GSCP II and its affiliates cease to own and control 51% or more of the voting power of Amscan Holdings' securities, (2) after a Qualified Public Offering, a person or group acquires beneficial ownership of Amscan Holdings' securities representing greater voting power than GSCP II and its affiliates or (3) a Change of Control as defined in the Indenture occurs.

     The Indenture permits the Bank Credit Facilities to be amended, modified, renewed, refunded, refinanced or replaced (in whole or in part) from time to time.


Other Senior Debt
-----------------


     As of March 31, 1999, Amscan Holdings has approximately $8.7 million in outstanding indebtedness and capital lease obligations. Amscan Holdings' distribution center in Chester, New York, is subject to a ten-year mortgage securing a loan in the original principal amount of $5,925,000 bearing interest at a rate of 8.51%. Such mortgage loan matures in September 2004. The principal amount outstanding as of March 31, 1999 was approximately $3,259,000. The remaining amounts of indebtedness outstanding relate to capital leases for Amscan Holdings' machinery and equipment and will be due and payable at scheduled maturities through 2003 as well as notes to former employees and short-term bank borrowings.


                              DESCRIPTION OF NOTES

General
-------


     Amscan Holdings issued the Notes pursuant to that certain Indenture among Amscan Holdings, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The discussion below summarizes the terms of the Notes that Amscan Holdings believes are material to an investor in the Notes. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements underlying this discussion, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein. The definitions of certain terms used in the following summary are set forth below under the caption " -- Certain Definitions."

     As of December 19, 1997, all of Amscan Holdings' Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, Amscan Holdings will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.


Principal, Maturity and Interest
--------------------------------


     The Notes are general unsecured obligations of Amscan Holdings, limited in aggregate principal amount, together with any outstanding Notes, to $200 million, of which $110 million is outstanding. Notes issued hereafter ("Additional Notes") may be issued in one or more series from time to time, subject to compliance with the covenants contained in the Indenture, provided, that no Additional Note may be issued at a price that would cause such Additional Note to have "original issue discount" within the meaning of Section 1273 of the Code. Any Additional Notes will have the same terms, including interest rate, maturity and redemption provisions, as the Notes.


     The Notes will mature on December 15, 2007. Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 to holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the later of the issue date (in the case of newly issued Notes) or the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.


     Principal, premium, if any, and interest on the Notes is payable at the office or agency of Amscan Holdings maintained for such purpose within the City and State of New York or, at the option of Amscan Holdings, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes; provided, however, that all payments with respect to Global Notes (as defined below) and definitive Notes the holders of which have given wire transfer instructions to Amscan Holdings at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by Amscan Holdings, its office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes were, and, to the extent applicable, shall be issued in minimum denominations of $1,000 and integral multiples thereof.


Settlement and Payment
----------------------


     Payments by Amscan Holdings in respect of the Notes (including principal, premium, if any, and interest) will be made in immediately available funds as provided above. The Notes are trading in the Depository's settlement system, and any secondary market trading activity is, therefore, required by the Depository to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.


     Because of time-zone differences, the securities account of Euroclear or Cedel Bank participants (each, a "Member Organization") purchasing an interest in a Global Note from a Participant (as defined herein) that is not a Member Organization will be credited during the securities settlement processing day (which must be a business day for Euroclear or Cedel Bank, as the case may be) immediately following the Depository Trust Company ("DTC") settlement date. Transactions in interests in a Global Note settled during any securities settlement processing day will be reported to the relevant Member Organization on the same day. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Global Note by or through a Member Organization to a Participant that is not a Member Organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Cedel Bank cash account until the business day following settlement in DTC.

Subordination
-------------


     The Notes are unsecured senior subordinated indebtedness of Amscan Holdings ranking pari passu with all other existing and future senior subordinated indebtedness of Amscan Holdings. The payment of all Obligations in respect of the Notes are subordinated, as set forth in the Indenture, in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     The Indenture provides that, upon any distribution to creditors of Amscan Holdings in a liquidation or dissolution of Amscan Holdings or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Amscan Holdings or its property, an assignment for the benefit of creditors or any marshaling of Amscan Holdings' assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding), or provision will be made for payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the holders of Notes will be entitled to receive any Securities Payment (other than payments in Permitted Junior Securities) and until all Obligations with respect to Senior Debt are paid in full, or provision is made for payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, any Securities Payment (other than any payments in Permitted Junior Securities) to which the holders of Notes would be entitled will be made to the holders of Senior Debt (except that holders of Notes may receive payments made from the trust described under " -- Legal Defeasance and Covenant Defeasance").

     The Indenture also provides that Amscan Holdings may not make any Securities Payment (other than payments in Permitted Junior Securities) upon or in respect of the Notes (except from the trust described under " -- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing, or any judicial proceeding is pending to determine whether any such default has occurred or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or would permit, with the passage of time or the giving of notice or both, holders of the Designated Senior Debt to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Amscan Holdings or the holders of any Designated Senior Debt. Securities
Payments on the Notes may and shall be resumed (a) in the case of a payment default on Designated Senior Debt, upon the date on which such default is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been subsequently cured or waived for a period of not less than 180 days. In the event that, notwithstanding the foregoing, Amscan Holdings makes any Securities Payment (other than payments in Permitted Junior Securities) to the Trustee or any holder of a Note prohibited by the subordination provisions, then and in such event such Securities Payment will be required to be paid over and delivered forthwith to the holders of Senior Debt.

     The Indenture further requires that Amscan Holdings promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency of Amscan Holdings, holders of Notes may recover less ratably than creditors of Amscan Holdings who are holders of Senior Debt. See "Risk Factors." The amount of Senior Debt outstanding at March 31, 1999 was approximately $180.6 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that Amscan Holdings and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."


     "Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the Bank Credit Agreement together with any amendment, modification, renewal, refunding, refinancing or replacement (in whole or part) from time to time of such Indebtedness.

     "Bank Hedging Obligations" means all present and future Hedging Obligations of Amscan Holdings, whether existing now or in the future, that are secured by the Bank Credit Agreement (or other agreement evidencing Bank Debt or other Senior Debt) or any of the collateral documents executed from time to time in connection therewith.

     "Designated Senior Debt" means (i) so long as the Bank Debt is outstanding, the Bank Debt, (ii) the Bank Hedging Obligations and (iii) any Senior Debt permitted under the Indenture the principal amount of which is $15 million or more and that has been designated by Amscan Holdings as "Designated Senior Debt" and as to which the Trustee has been given written notice of such designation.

     "Permitted Junior Securities" means, with respect to any payment or distribution of any kind, equity securities or subordinated securities of Amscan Holdings or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt that may at the time be outstanding to at least the same extent as the Notes are so subordinated as provided in the Indenture.

     "Securities Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Indebtedness subordinated to the Notes) on account of the principal of (and premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of or satisfaction of obligations with respect to Notes by Amscan Holdings or any Subsidiary.

     "Senior Debt" means (i) the Bank Debt, (ii) the Bank Hedging Obligations and (iii) any other Indebtedness Amscan Holdings is permitted to incur under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt does not include (1) any liability for federal, state, local or other taxes owed or owing by Amscan Holdings, (2) any Indebtedness of Amscan Holdings to any of its Restricted Subsidiaries or other Affiliates (other than Goldman Sachs and its Affiliates, including GS Credit Partners), (3) any trade payables, (4) that portion of any Indebtedness that is incurred in violation of the Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Amscan Holdings, (6) any Indebtedness, Guarantee or obligation of Amscan Holdings which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of Amscan Holdings; provided, however, that this clause (6) does not apply to the subordination of liens or security interests covering particular properties or types of assets securing Senior Debt, (7) Indebtedness evidenced by the Notes and (8) Capital Stock.


Senior Subordinated Guarantees
------------------------------


     Amscan Holdings' payment obligations under the Notes are jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by each Restricted Subsidiary of Amscan Holdings (other than a Restricted Subsidiary organized under the laws of a country other than the United States) and each other Subsidiary that becomes a guarantor under the Bank Credit Agreement. The obligations of each Guarantor under its Senior Subordinated Guarantee will be subordinated to its Guarantee of all Obligations under the Bank Credit Agreement (the "Senior Guarantees") and will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) Amscan Holdings would be permitted by virtue of its pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock." The Indenture provides that the foregoing will not prevent the merger, consolidation or sale of assets between Guarantors or between Amscan Holdings and any Guarantor.


     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the capital stock of such Guarantor) or the

Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied, as and if required, in accordance with the applicable provisions of the Indenture. In addition, if any Guarantor is released and relieved of all obligations it may have as a guarantor under the Bank Credit Agreement, then such Guarantor will also be automatically released and relieved of any obligations under its Senior Subordinated Guarantee. See "-- Repurchase at the Option of Holders -- Asset Sales."


     Certain Amscan Holdings operations, including a substantial portion of its operations outside the United States, are conducted through Subsidiaries that are not Guarantors. Amscan Holdings is dependent upon the cash flow of those Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated to all indebtedness and other liabilities (including trade payables and capital lease obligations) of the Subsidiaries that are not Guarantors, which were approximately $5.9 million (excluding inter-company payables to Amscan Holdings) at March 31, 1999. Any right of Amscan Holdings to receive assets of any of such Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) is effectively subordinated to the claims of such Subsidiary's creditors, except to the extent that Amscan Holdings or a Guarantor is itself recognized as a creditor of such Subsidiary, in which case the claims of Amscan Holdings would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by Amscan Holdings or a Guarantor. See "Risk Factors -- Holding Company Structure."


Optional Redemption
-------------------


     Except as described below, the Notes are not redeemable at Amscan Holdings' option prior to December 15, 2002. From and after December 15, 2002, the Notes will be subject to redemption at the option of Amscan Holdings, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:


                                              Percentage of
                                                Principal
                      Year                       Amount
                      ----                       ------
                      2002                       104.937%
                      2003                       103.292
                      2004                       101.646
                      2005 and thereafter        100.000



     Prior to December 15, 2000, Amscan Holdings may, at its option, on any one or more occasions, redeem up to 35% of the principal amount of Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of public or private sales of Amscan Holdings' Common Stock, or contributions to the common equity capital of Amscan Holdings; provided that at least $65 million in aggregate principal amount of Notes (or if Additional Notes have been issued, a correspondingly higher amount) remains outstanding immediately after the occurrence of each such redemption; and provided, further, that such redemption shall occur within 120 days of the date of the closing of the related sale of Amscan Holdings Common Stock, or capital contribution to Amscan Holdings.

     In addition, at any time on or prior to December 15, 2002, upon the occurrence of a Change of Control, Amscan Holdings may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control.


     "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii)(a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Note minus
(c) accrued interest thereon paid on the redemption date.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to December 15, 2002; provided, however, that if the then remaining term to December 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United

States Treasury securities for which such yields are given, except that if the then remaining term to December 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and Notice
--------------------

     If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that the unredeemed portion of any Note redeemed in part shall equal $1,000 or an integral multiple thereof.


     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, unless Amscan Holdings defaults in payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.


Mandatory Redemption; Sinking Fund Payments
-------------------------------------------


     Except as set below under "-- Repurchase at the Option of Holders," Amscan Holdings is not required to make mandatory redemption or sinking fund payments with respect to the Notes.


Repurchase at the Option of Holders
-----------------------------------

Change of Control
-----------------


     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require Amscan Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including liquidated damages, if any, thereon to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. Amscan Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On a date that is no earlier than 30 days nor later than 60 days from the date that Amscan Holdings mails notice of the Change of Control to the holders (the "Change of Control Payment Date"), Amscan Holdings will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Amscan Holdings. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Amscan Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that Amscan Holdings repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. Such a transaction could occur, and could have an effect on the Notes, without constituting a Change of Control.

     Amscan Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the

Indenture applicable to a Change of Control Offer made by Amscan Holdings and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The existence of a holder's right to require Amscan Holdings to repurchase such holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire Amscan Holdings in a transaction that would constitute a Change of Control.


Asset Sales
-----------


     The Indenture provides that Amscan Holdings will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) Amscan Holdings (or the Restricted Subsidiary, as the case may
be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by Amscan Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Amscan Holdings' or such Restricted Subsidiary's most recent balance sheet) of Amscan Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Amscan Holdings or such Restricted Subsidiary from further liability, (y) any Excludable Current Liabilities, and (z) any notes or other obligations received by Amscan Holdings or any such Restricted Subsidiary from such transferee that are immediately converted by Amscan Holdings or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after Amscan Holdings' or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale (or in the case of an Asset Sale involving the Specified Real Estate, by the later of (i) June 30, 1999 and (ii) the date 365 days after receipt of such Net Proceeds) Amscan Holdings or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently repay or reduce Obligations under the Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or other Senior Debt, (ii) to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn or been returned undrawn, and/or
(iii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Principal Business; provided, that such Net Proceeds may, at Amscan Holdings' option, be deemed to have been applied pursuant to this clause (iii) to the extent of any expenditures by Amscan Holdings made to invest in, acquire or construct businesses, properties or assets used in a Principal Business within one year preceding the date of such Asset Sale. Pending the final application of any such Net Proceeds, Amscan Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. The Indenture provides that any Net Proceeds from the Asset Sale that are not used as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $15 million, Amscan Holdings will be required to make offers to all holders of Notes and to the holders of any other Senior Subordinated Indebtedness the terms of which so require (each an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Senior Subordinated Indebtedness, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof (or 100% of the accreted value thereof, in case of Senior Subordinated Indebtedness issued at a discount), plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Excess Proceeds shall be allocated to the respective Asset Sale Offers for the Notes and such other Senior Subordinated Indebtedness in proportion to their relative principal amounts (or accreted value, as applicable). The Indenture provides that Amscan Holdings may, in lieu of making an Asset Sale Offer for other Senior Subordinated Indebtedness, satisfy its obligation under the governing agreement with respect thereto by applying the Excess Proceeds allocated thereto to the prepayment, redemption or public or private repurchase of such Senior Subordinated Indebtedness.

     Amscan Holdings will commence any required Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $15 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such other Senior Subordinated Indebtedness) tendered pursuant to any required Asset Sale Offer is less than the Excess Proceeds allocated thereto, Amscan Holdings may use any remaining Excess Proceeds (x) to offer to redeem or purchase other Senior Subordinated Indebtedness or Subordinated Indebtedness (a "Subordinated Asset Sale Offer") in accordance with the provisions of the
indenture  or  other   agreement   governing  such  other  Senior   Subordinated
Indebtedness or Subordinated Indebtedness or (y) for any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes tendered pursuant to any Asset Sale Offer exceeds the amount of Excess Proceeds allocated thereto, the Notes so tendered shall be purchased on a pro rata basis, based upon the principal amount tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Amscan Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

     The Bank Credit Agreement prohibits Amscan Holdings from purchasing any Notes, and also provides that certain change of control events with respect to Amscan Holdings will constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which Amscan Holdings becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs or an Asset Sale Offer is required to be made at a time when Amscan Holdings is prohibited from purchasing Notes, Amscan Holdings could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Amscan Holdings does not obtain such a consent or repay such borrowings, it will remain prohibited from purchasing Notes. In such case, while Amscan Holdings' failure to purchase tendered Notes would constitute an Event of Default under the Indenture, the subordination provisions of the Indenture would likely have the practical effect of restricting payments to the holders of the Notes.


Certain Covenants
-----------------

Restricted Payments
-------------------


     The Indenture provides that Amscan Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Amscan Holdings' or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Amscan Holdings or dividends or distributions payable to Amscan Holdings or any Restricted Subsidiary); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Amscan Holdings;
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except for a payment of principal or interest at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:


          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;


          (b) Amscan Holdings would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Amscan Holdings and its Restricted Subsidiaries after the date of the Indenture (including Restricted Payments permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of Amscan Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of Amscan Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by Amscan Holdings from the issue or sale since the date of the Indenture of Equity Interests (including Retired Capital Stock (as defined below)) of Amscan Holdings or of debt securities of Amscan Holdings that have been converted into such Equity Interests (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of Amscan Holdings sold to a Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the common equity capital of Amscan Holdings since the date of the Indenture, plus (iv) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (x) the sale or other disposition of

     Restricted Investments made by Amscan Holdings and its Restricted Subsidiaries since the date of the Indenture or (y) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to Amscan Holdings or any Subsidiary from the proceeds of such sale, plus (v) 100% of any dividends received by Amscan Holdings or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary, plus (vi) $10 million.


        The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;


          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Amscan Holdings or any Restricted Subsidiary (the "Retired Capital Stock") or any Subordinated Indebtedness, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Equity Interests of Amscan Holdings (other than any Disqualified Stock) (the "Refunding Capital Stock");


          (iii)  the  defeasance,   redemption  or  repurchase  of  Subordinated
     Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;


          (iv) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of Amscan Holdings' or any Restricted Subsidiary held by any member of Amscan Holdings' (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5 million in any twelve-month period plus the aggregate cash proceeds received by Amscan Holdings during such twelve-month period from any issuance of Equity Interests by Amscan Holdings to members of management of Amscan Holdings and its Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;


          (v) Investments in Unrestricted Subsidiaries or in Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed $15 million plus 5% of the increase in Total Assets since the Closing Date (as defined herein) at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (vi) repurchases of Equity Interests deemed to occur upon exercise or conversion of stock options, warrants, convertible securities or other similar Equity Interests if such Equity Interests represent a portion of the exercise or conversion price of such options, warrants, convertible securities or other similar Equity Interests;

          (vii) the making and consummation of a Subordinated Asset Sale Offer in accordance with the provisions described under the caption entitled "-- Repurchase at the Option of Holders -- Asset Sales"; and


          (viii) any dividend or distribution payable on or in respect of any class of Equity Interests issued by a Restricted Subsidiary; provided that such dividend or distribution is paid on a pro rata basis to all of the holders of such Equity Interests in accordance with their respective holdings of such Equity Interests;


provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v) or (vii) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.


     As of March 31, 1999, all of Amscan Holdings' Subsidiaries were Restricted Subsidiaries. Amscan Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Amscan Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the book value of such Investment at the time of such designation. Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Amscan Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Amscan Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon Amscan Holdings' latest available financial statements.


Incurrence of Indebtedness and Issuance of Disqualified Stock
-------------------------------------------------------------


     The Indenture provides that Amscan Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that Amscan Holdings will not issue any Disqualified Stock; provided, however, that Amscan Holdings may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Amscan Holdings for the most recent four full fiscal quarters for which internal financial statements are available at the time of such incurrence would have been at least
2.00 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.


     The foregoing provisions will not apply to:


          (a) the incurrence by Amscan Holdings (and the Guarantee thereof by the Guarantors) of Indebtedness under the Bank Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $167 million outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the Bank Credit Agreement (in each case, other than in connection with an amendment, refinancing, refunding, replacement, renewal or modification) made after the date of the Indenture;

          (b) the incurrence by Amscan Holdings or any of its Restricted Subsidiaries of any Existing Indebtedness;

          (c)  the  incurrence  by  Amscan  Holdings  or any  of its  Restricted
     Subsidiaries  of   Indebtedness   represented  by  Notes  (other  than  any
     Additional Notes);

          (d) Indebtedness (including Acquired Debt) incurred by Amscan Holdings or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed $15 million plus 5% of the increase in Total Assets since the Closing Date;

          (e) Indebtedness incurred by Amscan Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (f) intercompany Indebtedness between or among Amscan Holdings and any of its Restricted Subsidiaries and Guarantees by Amscan Holdings of Indebtedness of any Restricted Subsidiary or by a Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary or Amscan Holdings;


          (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate or currency exchange rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any purchases or sales of goods or other transactions or expenditures made or to be made in the ordinary course of business and consistent with past practices as to which the payment therefor or proceeds therefrom, as the case may be, are denominated in a currency other than U.S. dollars;


          (h) obligations in respect of performance and surety bonds and completion guarantees provided by Amscan Holdings or any Restricted Subsidiary in the ordinary course of business;

          (i) the incurrence by Amscan Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

          (j) the incurrence by Amscan Holdings' Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary; and

          (k) the incurrence by Amscan Holdings of additional Indebtedness (including pursuant to the Bank Credit Agreement) not otherwise permitted hereunder in an amount under this clause (k) not to exceed $25 million in aggregate principal amount (or accreted value, as applicable) outstanding at any one time.

     For purposes of calculating the Fixed Charge Coverage Ratio, the Indenture permits, among other things, Amscan Holdings to give pro forma effect to acquisitions, and the cost savings expected to be realized in connection with such acquisitions, that have occurred or are occurring since the beginning of the applicable four-quarter reference period (or during the immediately preceding four quarters). These adjustments and the other adjustments permitted under the definition of Fixed Charge Coverage Ratio will be in addition to the pro forma adjustments permitted to be included in pro forma financial statements prepared in accordance with GAAP or Article 11 of Regulation S-X under the Exchange Act.


Anti-Layering Provision
-----------------------


     The Indenture provides that (i) Amscan Holdings will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Senior Subordinated Guarantees.


     Except for the limitations on the incurrence of debt described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Indenture does not limit the amount of debt that is pari passu with the Notes.

Liens
-----


     The Indenture provides that Amscan Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by Amscan Holdings or any of its Restricted Subsidiaries, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Senior Subordinated Indebtedness or Subordinated Indebtedness, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes to the same extent that such Subordinated Indebtedness is subordinated to the Notes.


Dividend and Other Payment Restrictions Affecting Subsidiaries
--------------------------------------------------------------


     The Indenture provides that Amscan Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to Amscan Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to Amscan Holdings or any of its Restricted Subsidiaries, (ii) make loans or advances to Amscan Holdings or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to Amscan Holdings or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those terms included in the Bank Credit Agreement on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by Amscan Holdings or any of its

Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment or net worth provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(i) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness, (j) any Permitted Investment, (k) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (l) customary provisions in joint venture agreements and other similar agreements.


Merger, Consolidation or Sale of All or Substantially All Assets
----------------------------------------------------------------


     The Indenture provides that Amscan Holdings may not consolidate or merge with or into (whether or not Amscan Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) Amscan Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Amscan Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than Amscan Holdings) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Amscan Holdings under the Notes and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of Amscan Holdings with or into a Wholly Owned Restricted Subsidiary or, the Person formed by or surviving any such consolidation or merger (if other than Amscan Holdings), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Amscan Holdings and (b) Amscan Holdings may merge with an Affiliate incorporated solely for the purpose of reincorporating Amscan Holdings in another jurisdiction.


Transactions with Affiliates
----------------------------


     The Indenture provides that Amscan Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to Amscan Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Amscan Holdings or such Restricted Subsidiary with an unrelated Person and (ii) Amscan Holdings delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related
Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (if there are any disinterested members of the Board of Directors) that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness to the holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not apply to the following: (i) transactions between or among Amscan Holdings and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted by the provisions of the Indenture described above under "-- Restricted Payments"; (iii) the payment of all fees, expenses and other amounts relating to the

Transaction; (iv) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Amscan Holdingsor any Restricted Subsidiary; (v) the transfer or provision of Amscan Holdings inventory, goods or services by Amscan Holdings or any Restricted Subsidiary in the ordinary course of business to any Affiliate on terms that are customary in the industry or consistent with past practices, including with respect to price and volume discounts; (vi) the execution of, or the performance by Amscan Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any financial advisory, financing, underwriting or placement agreement or any other agreement relating to investment banking or financing activities with Goldman Sachs or any of its Affiliates including, without limitation, in connection with acquisitions or divestitures, in each case to the extent that such agreement was approved by a majority of the disinterested members of Amscan Holdings' Board of Directors in good faith;
(vii) payments, advances or loans to employees that are approved by a majority of the disinterested members of Amscan Holdings' Board of Directors in good faith; (viii) the performance of any agreement as in effect as of the date of the Indenture or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect); (ix) the existence of, or the performance by Amscan Holdings or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indenture and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by Amscan Holdings or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of the covenant described under "-- Merger, Consolidation or Sale of All or Substantially All Assets"; and (xi) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to Amscan Holdings or its Restricted Subsidiaries, in the reasonable determination of a majority of the disinterested members of Amscan Holdings' Board of Directors or an executive officer thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.


Issuances of Guarantees of Indebtedness
---------------------------------------


     The Indenture provides that Amscan Holdings will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness unless such Restricted Subsidiary either
(i) is a Guarantor or (ii) simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of all Obligations with respect to the Notes by such Restricted Subsidiary, which Guarantee shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Subordinated Indebtedness and subordinated to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Senior Debt to the same extent as the Notes are subordinated to Senior Debt. In addition, the Indenture provides that
(x) if Amscan Holdings shall, after the date of the Indenture, create or acquire any new Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a country other than the United States), then such newly created or acquired Restricted Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture and (y) if Amscan Holdings shall (whether before or after the date of the Indenture) create or acquire any other new Subsidiary that becomes a guarantor under the Bank Credit Agreement, then such newly created or acquired Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture. Notwithstanding the foregoing, any such Senior Subordinated Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) pursuant to the terms of the Indenture. In addition, if any Guarantor is released and relieved of all obligations it may have as a guarantor under the Bank Credit Agreement, then such Guarantor will also be automatically released and relieved of any obligations under its Senior Subordinated Guarantee. See "-- Senior Subordinated Guarantees." The form of such Senior Subordinated Guarantee is attached as an exhibit to the Indenture.


Reports
-------


     The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Amscan Holdings will furnish to the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Amscan Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Amscan Holdings' certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Amscan Holdings were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, Amscan Holdings will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Amscan Holdings and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A (d)(4) under the Securities Act.



Events of Default and Remedies
------------------------------


     The Indenture provides that each of the following constitutes an Event of Default with respect to the Notes: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by Amscan Holdings for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described under "-- Change of Control," "-- Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" or "-- Merger, Consolidation or Sale of All or Substantially All Assets"; (iv) failure by Amscan Holdings for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Amscan Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Amscan Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists or is created hereafter, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15 million or more; (vi) failure by Amscan Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to Amscan Holdings or any of its Restricted Subsidiaries; (viii) except as permitted by the Indenture, any Senior Subordinated Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Senior Subordinated Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration the principal, interest and premium, if any, shall be due and payable immediately; provided, however, that so long as Senior Debt or any commitment therefor is outstanding under the Bank Credit Agreement, any such notice or declaration shall not be effective until the earlier of (a) five Business Days after such notice is delivered to the Representative for the Bank Debt or (b) the acceleration of any Indebtedness under the Bank Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Amscan Holdings, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Amscan Holdings with the intention of avoiding payment of the premium that Amscan Holdings would have had to pay if Amscan Holdings then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Amscan Holdings with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.


     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of and premium, if any, on, the Notes.

     Amscan Holdings is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


No Personal Liability of Directors, Officers, Employees and Stockholders
------------------------------------------------------------------------


     No past, present or future director, officer, employee, incorporator or stockholder of Amscan Holdings or any Guarantor, as such, shall have any liability for any obligations of Amscan Holdings or the Guarantors under the Notes, the Senior Subordinated Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the Notes.


Legal Defeasance and Covenant Defeasance
----------------------------------------


     Amscan Holdings may, at its option and at any time, elect to have all obligations of itself and the Guarantors discharged with respect to the outstanding Notes and the Senior Subordinated Guarantees ("Legal Defeasance") except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) Amscan Holdings' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and Amscan Holdings' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, Amscan Holdings may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture and the Senior Subordinated Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes and the Senior Subordinated Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes and the Senior Subordinated Guarantees.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Amscan Holdings or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Amscan Holdings or the Guarantors must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, Amscan Holdings or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Amscan Holdings or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Amscan Holdings or the Guarantors shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Amscan Holdings or any of its Restricted Subsidiaries is a party or by which Amscan Holdings or any of its Restricted Subsidiaries is bound; (vi) Amscan Holdings or the Guarantors must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Amscan Holdings or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate stating that the deposit was not made by Amscan Holdings or the Guarantors, as applicable, with the intent of preferring the holders of Notes over the other creditors of Amscan Holdings or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of Amscan Holdings or the

Guarantors, as applicable, or others; and (viii) Amscan Holdings or the Guarantors must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


Transfer and Exchange
---------------------


     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Amscan Holdings may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Amscan Holdings is not required to transfer or exchange any Note selected for redemption. Also, Amscan Holdings is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.


     The registered holder of a Note will be treated as the owner of it for all purposes.

Book-Entry, Delivery and Form
-----------------------------

     The Notes generally are represented by one or more fully-registered global notes (collectively, the "Global Note"). The Global Note was deposited upon issuance with the Depository and registered in the name of the Depository or a nominee of the Depository (the "Global Note Registered Owner"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

     The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including Goldman Sachs), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.


     Amscan Holdings expects that pursuant to procedures established by the Depository, ownership of interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes is limited to that extent.


     Except as described below, owners of interests in the Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.


     Payments in respect of the principal of and premium, if any, and interest on any Notes registered in the name of the Global Note Registered Owner will be payable by the Trustee to the Global Note Registered Owner in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Amscan Holdings and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Amscan Holdings, the Trustee nor any agent of Amscan Holdings or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the Depository's records or any Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants. Amscan Holdings believes, however, that it is the current practice of the Depository, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), to credit the accounts of the relevant Participants with the payment on the payment date, in the amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustee or Amscan Holdings. Neither Amscan

Holdings nor the Trustee will be liable for any delay by the Depository or any of its Participants in identifying the beneficial owners of the Notes, and Amscan Holdings and the Trustee may conclusively rely on and will be protected in relying on instruction from the Global Note Registered Owner for all purposes.

     The Global Note is exchangeable for definitive Notes if (i) the Depository notifies Amscan Holdings that it is unwilling or unable to continue as Depository of the Global Note and Amscan Holdings thereupon fails to appoint a successor Depository, (ii) Amscan Holdings, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive registered form, (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes or (iv) as provided in the following paragraph. Such definitive Notes shall be registered in the names of the owners of the beneficial interests in the Global Note as provided by the Participants. Notes issued in definitive form will be in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples thereof. Upon issuance of Notes in definitive form, the Trustee is required to register the Notes in the name of, and cause the Notes to be delivered to, the person or persons (or the nominee thereof) identified as the beneficial owners as the Depository shall direct.


     A Note in definitive form will be issued upon the resale, pledge or other transfer of any Note or interest therein to any person or entity that does not participate in the Depository. Transfers of certificated Notes may be made only by presentation of Notes, duly endorsed, to the Trustee for registration of transfer on the Note Register maintained by the Trustee for such purposes.


     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that Amscan Holdings believes to be reliable, but Amscan Holdings takes no responsibility for the accuracy thereof.


Certificated Securities
-----------------------


     If (i) Amscan Holdings notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and Amscan Holdings is unable to locate a qualified successor within 90 days or (ii) Amscan Holdings, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes evidenced by registered, definitive certificates ("Certificated Securities") under the Indenture, then, upon surrender by the Global Note Holder of its Global Notes, Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Note.

     Neither Amscan Holdings nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and Amscan Holdings and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.


Amendment, Supplement and Waiver
--------------------------------

     Except as provided in the next two succeeding paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).


     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Notes, Amscan Holdings and the Trustee may amend or supplement the Indenture or the
Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Amscan Holdings' obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


Concerning the Trustee
----------------------


     The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of Amscan Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.


     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions
-------------------

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:


          (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of Amscan Holdings or any Restricted Subsidiary (each referred to in this definition as a "disposition") or


          (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions),

     in each case, other than:


          (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment or other obsolete assets in the ordinary course of business consistent with past practices of Amscan Holdings;

          (b) the disposition of all or substantially all of the assets of Amscan Holdings in a manner permitted pursuant to the provisions described above under the covenant entitled "-- Merger, Consolidation, or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

          (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted under the covenant described above under "-- Restricted Payments";

          (d) any individual disposition, or series of related dispositions, of assets with an aggregate fair market value of less than $2.5 million;

          (e) any sale of an Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

          (f) foreclosures on assets.

     "Asset Sale Offer" has the meaning set forth under the caption "-- Repurchase at the Option of Holders -- Asset Sales."


     "Bank Credit Agreement" means one or more credit agreements to be entered into by and among Amscan Holdings and the financial institutions party thereto providing a portion of the financing for the Transaction, as well as financing for Amscan Holdings' ongoing requirements, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, refinanced or replaced (in whole or in part) from time to time.


     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (but excluding customary employee incentive or bonus arrangements, and customary earn-out provisions granted in connection with acquisition transactions and providing for aggregate payouts not in excess of $5 million per year).

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" (or the equivalent rating under a substantially similar ratings system if Keefe Bank Watch Ratings are no longer published) or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation (or in their absence, an equivalent rating from another nationally recognized securities rating agency) and in each case maturing within one year after the date of acquisition.

     "Change of Control" means the occurrence of any of the following:


          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of Amscan Holdings and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders and their Related Parties;

          (ii) Amscan Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders or any of their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the aggregate voting power of the Voting Stock of Amscan Holdings, and such Person or group beneficially owns Voting Stock having greater aggregate voting power than the Permitted Holders and their Related Parties; or

          (iii) a majority of the members of the Board of Directors of Amscan Holdings cease to be Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash operating expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) cash outlays that were made by such Person or any of its Restricted Subsidiaries during such period in respect of any item that was reflected as a non-cash charge in a prior period, provided that such non-cash charge was added to Consolidated Net Income in determining Consolidated Cash Flow for such prior period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Amscan Holdings or one of its Restricted Subsidiaries.


     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Permitted Holders or their Affiliates or was nominated by the Permitted Holders or their Affiliates or any designees of the Permitted Holders or their Affiliates on the Board of Directors.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).


     "Excludable Current Liabilities" means, with respect to the consideration received by Amscan Holdings in connection with any Asset Sale, (i) each trade payable incurred in the ordinary course of business of Amscan Holdings or any Restricted Subsidiary, (ii) each current liability that is in an amount less than $50,000 on an individual basis, and (iii) each liability due within 90 days of the date of consummation of such Asset Sale, in the case of each of clauses
(i) through (iii), that is assumed by the transferee of the assets that are subject to such Asset Sale pursuant to customary assumption provisions.

     "Existing Indebtedness" means Indebtedness of Amscan Holdings and its Restricted Subsidiaries (other than Indebtedness under the Bank Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Amscan Holdings or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.


     In calculating the Fixed Charge Coverage Ratio, acquisitions will be given pro forma effect as follows:


     (i) (A) acquisitions that have been made or are being made by Amscan Holdings or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including through mergers or consolidations and including any related financing transactions) shall be deemed to have occurred on the first day of the four-quarter reference period, and

          (B) for purposes of determining the pro forma effects of any such acquisition, Consolidated Cash Flow shall be increased to reflect the annualized amount of any cost savings expected by Amscan Holdings to be realized in connection with such acquisition (from steps to be taken not later than the first anniversary of such acquisition, and without reduction for any non-recurring charges expected in connection with such acquisition), as set forth in an Officers' Certificate signed by Amscan Holdings' chief executive and chief financial officers (which shall be determinative of such matters) which states
          (x) the amount of such increase, (y) that such increase is based on the reasonable beliefs of the officers executing such Officers' Certificate at the time of such execution (and that estimates of cost savings from prior acquisitions have been reevaluated and updated) and
          (z) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

     (ii) Consolidated Cash Flow shall be further increased to reflect the annualized amount of any cost savings expected by Amscan Holdings but not yet realized in respect of any acquisition made by Amscan Holdings during the four fiscal quarters immediately preceding the four-quarter reference period prior to the Calculation Date, to the extent such cost savings are (x) expected to result from steps taken not later than the first anniversary of the relevant acquisition and (y) determined and certified as set forth in clause (i) above.


     In addition, in calculating the Fixed Charge Coverage Ratio, discontinued operations will be given pro forma effect as follows:

     (1) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, and


     (2) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of Amscan Holdings or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) paid to any Person other than Amscan Holdings or a Restricted Subsidiary on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person paying the dividend, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.


     "Guarantors" means each Subsidiary of Amscan Holdings that executes a Senior Subordinated Guarantee in accordance with the provisions of the Indenture, and, in each case, their respective successors and assigns, while such Senior Subordinated Guarantee is outstanding.


     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.


     "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is not an Affiliate of Amscan Holdings and that is, in the judgment of Amscan Holdings' Board of Directors, qualified to perform the task for which it has been engaged.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than cash advances made to suppliers with respect to current or anticipated purchases of inventory in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities (directly from the issuer thereof or from third parties) together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by Amscan Holdings for consideration consisting of common equity securities of Amscan Holdings shall not be deemed to be an Investment. If Amscan Holdings or any Subsidiary of Amscan Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Amscan Holdings such that, after giving effect to any such sale or disposition, Amscan Holdings no longer owns, directly or indirectly, greater than 50% of the outstanding Equity Interests of such Subsidiary, Amscan Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Joint Ventures" means all corporations, partnerships, associations or other business entities (i) that are engaged in a Principal Business and (ii) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by Amscan Holdings or one or more of its Restricted Subsidiaries (or a combination thereof).

     "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the Bank Credit Agreement, which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.


     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


     "Mortgage Financing" means the incurrence by Amscan Holdings or a Restricted Subsidiary of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by Amscan Holdings or any Restricted Subsidiary of Amscan Holdings after the date of the Indenture.

     "Mortgage Refinancing" means the incurrence by Amscan Holdings or a Restricted Subsidiary of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the Indenture or created or incurred subsequent to the date of the Indenture as permitted by the terms of the Indenture and owned by Amscan Holdings or any Restricted Subsidiary of Amscan Holdings.


     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).


     "Net Proceeds" means the aggregate cash proceeds received by Amscan Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiary" means each Subsidiary of Amscan Holdings that is not a Guarantor.

     "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither Amscan Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Amscan Holdings or any of its Restricted Subsidiaries.


     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed on behalf of Amscan Holdings, by two officers of Amscan Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Amscan Holdings, that meets the requirements set forth in the Indenture.


     "Permitted Holders" means Goldman Sachs and any of its Affiliates.


     "Permitted Investments" means (a) any Investment in Amscan Holdings or in a Restricted Subsidiary of Amscan Holdings (including the acquisition of any Equity Interest in a Restricted Subsidiary); (b) any Investment in cash and Cash Equivalents; (c) any Investment by Amscan Holdings or any Restricted Subsidiary of Amscan Holdings in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Amscan Holdings or a Restricted Subsidiary; (d) any Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any Investment existing on the date of the Indenture; (f) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (g) advances to employees not in excess of $2.5 million outstanding at any one time; (h) any Investment acquired by Amscan Holdings or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by Amscan Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by Amscan Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (i) Hedging Obligations; (j) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (k) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of Amscan Holdings; and
(l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed $15 million plus 5% of the increase in Total Assets since the Closing Date at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

     "Permitted Refinancing Indebtedness" means any Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries in whole or in part; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Amscan Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "Principal Business" means (i) the design, manufacture and distribution of party goods and related products, including, but not limited to, tableware (such as plates, cups, cutlery, napkins and table covers), decorations, banners, balloons, novelties, horns, party hats, party favors, stationery, invitations, greeting cards, gift wrap, ribbons, gift boxes, gift bags, giftware, costumes, masks and makeup and (ii) any activity or business incidental, directly related or similar to those set forth in clause (i) of this definition, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Related Parties" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.


     "Repurchase Offer" means an offer made by Amscan Holdings to purchase all or any portion of the Notes pursuant to the provisions described under the covenants entitled " -- Repurchase at the Option of Holders -- Change of Control" or " -- Repurchase at the Option of Holders -- Asset Sales."


     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the Bank Credit Agreement.

     "Senior Subordinated Guarantees" means the Guarantees by the Guarantors of the Obligations under the Indenture and the Notes.

     "Senior   Subordinated   Indebtedness"   means  the  Notes  and  any  other
indebtedness which ranks pari passu in right of payment to the Notes.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.


     "Specified Real Estate" means the real properties owned by Amscan Holdings or its Subsidiaries as of the date of the Indenture, comprising the distribution facilities in Chester, New York, Montreal, Quebec, Canada, and Melbourne, Australia.


     "Stated Maturity" means, with respect to any installment of interest or principal on, or any other payments with respect to, any series of Indebtedness, the date on which such payment of interest or principal or other payment (including any sinking fund payment) was scheduled, or required to be paid, but shall not include any acceleration of such payment or any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Asset Sale Offer" has the meaning set forth under the caption " -- Repurchase at the Option of Holders -- Asset Sales."


     "Subordinated Indebtedness" means any Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Senior Subordinated Indebtedness.


     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.


     "Unrestricted Subsidiary" means any Subsidiary (other than the Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Amscan Holdings or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Amscan Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; (c) is a Person with respect to which neither Amscan Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed and does not otherwise directly or indirectly provide credit support for any Indebtedness of Amscan Holdings or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of Amscan Holdings or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Amscan Holdings or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and, so long as such Unrestricted Subsidiary remains a Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Amscan Holdings as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under " -- Incurrence of Indebtedness and Issuance of Disqualified Stock," Amscan Holdings shall be in default of such covenant). Amscan Holdings' Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Amscan Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and (ii) no Default or Event of Default would be in existence following such designation.


     "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                    DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
                   CONSEQUENCES OF AN INVESTMENT IN THE NOTES


     The following is a summary of certain federal income tax consequences associated with the acquisition, ownership, and disposition of the Notes by holders who acquire the Notes as an investment. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to such a prospective holder of the Notes in light of his or her particular circumstances, or to certain types of holders (including dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, S corporations, and except as discussed below, foreign corporations, persons who are not citizens or residents of the United States and persons who hold the Notes as part of a hedge, straddle, "synthetic security" or other integrated investment) which are subject to special treatment under the federal income tax laws. This discussion also does not address the tax consequences to nonresident aliens or foreign corporations that are subject to United States federal income tax on a net basis on income with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business. Such holders generally are taxed in a similar manner to U.S. Holders (as defined below); however, certain special rules apply. In addition, this discussion is limited to holders who hold the Notes as capital assets within the meaning of Section 1221 of the Code. This summary also does not describe any tax consequences under state, local, or foreign tax laws.


     The discussion is based upon the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. Amscan Holdings has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes which are different from those discussed herein.

     Persons considering the purchase,  ownership or disposition of Notes should
     ---------------------------------------------------------------------------
consult  their own tax  advisors  with  respect to the U.S.  federal  income tax
--------------------------------------------------------------------------------
consequences that may apply to them, as well as the application of state, local,
--------------------------------------------------------------------------------
foreign and other tax laws.
----------------------------


Certain Federal Income Tax Consequences to U.S. Holders
-------------------------------------------------------

     A U.S. Holder is any holder who or which is (i) a citizen or resident of the United States; (ii) a domestic corporation or domestic partnership; (iii) an estate other than a "foreign estate" as defined in Section 7701(a)(31) of the Code; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Taxation of Stated Interest. In general, U.S. Holders of the Notes will be required to include interest received thereon in taxable income as ordinary income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes.


     Effect of Optional Redemption and Repurchase. Under certain circumstances Amscan Holdings may be entitled to redeem a portion of the Notes. In addition, under certain circumstances, each holder of Notes will have the right to require Amscan Holdings to repurchase all or any part of such holder's Notes. Treasury Regulations contain special rules for determining the yield to maturity and maturity on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. Amscan Holdings does not believe that these rules should apply to either Amscan Holdings' right to redeem Notes or to the holders' rights to require Amscan Holdings to repurchase Notes. Therefore, Amscan Holdings has no present intention of treating such redemption and repurchase provisions of the Notes as affecting the computation of the yield to maturity or maturity date of the Notes.


     Sale or other Taxable Disposition of the Notes. The sale, exchange, redemption, retirement or other taxable disposition of a Note will result in the recognition of gain or loss to a U.S. Holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued but unpaid stated interest) and (b) the holder's adjusted tax basis in such Note.


     A U.S. Holder's basis in a Note acquired in exchange for an originally issued note that was exchanged for a currently outstanding Note (each such exchanged note, an "Original Note") should be the same as such U.S. Holder's basis in the Original

Notes exchanged therefor. Otherwise, a U.S. Holder's initial tax basis in a Note purchased by such holder will be equal to the price paid for the Note.


     Any gain or loss on the sale or other taxable disposition of a Note generally will be capital gain or loss. Payments on such disposition for accrued interest not previously included in income will be treated as ordinary interest income.


     Backup Withholding. The backup withholding rules require a payor to deduct and withhold a tax if (i) the payee fails to furnish a taxpayer identification number ("TIN") in the prescribed manner, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (iv) the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding. If any one of the events discussed above occurs with respect to a holder of Notes, Amscan Holdings, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest on a Note. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to backup withholding.


Market Discount and Premium
---------------------------


     If a U.S. Holder of a Note has a tax basis in the Note that is less than its "stated redemption price at maturity," the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. Market discount generally accrues on a straight-line basis over the term of a debt instrument remaining after the acquisition. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note (or the Original Note for which the Note was exchanged, as the case may be). A U.S. Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the U.S. Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

     If a U.S. Holder purchases a Note (or purchased the Original Note for which the Note was exchanged, as the case may be) for an amount greater than the sum of all amounts payable on the Note (or Original Note) after the purchase date, other than stated interest, such holder will be considered to have purchased such Note (or such Original Note) with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method over the remaining term. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Note in such year. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.


Certain U.S. Federal Income Tax Consequences for Non-U.S. Holders
-----------------------------------------------------------------

     This section discusses special rules applicable to a Non-U.S. Holder of Notes. This summary does not address the tax consequences to stockholders, partners or beneficiaries in a Non-U.S. Holder. For purposes hereof, a "Non-U.S. Holder" is any person who is not a U.S. Holder and is not subject to U.S. federal income tax on a net basis on income with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business.

     Interest. Payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exception discussed below will be subject to withholding of U.S. federal income tax at a rate of 30% unless a U.S. income tax treaty applies to reduce the rate of withholding. To claim a treaty reduced rate, the Non-U.S. Holder must provide a properly executed Form 1001.


     Interest that is paid to a Non-U.S. Holder on a Note will not be subject to U.S. income or withholding tax if the interest qualifies as "portfolio interest." Generally, interest on the Notes that is paid by Amscan Holdings will qualify as portfolio interest if (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Amscan Holdings entitled to vote; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to Amscan Holdings actually or constructively through stock ownership for U.S. federal income tax purposes; (iii) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of business; and (iv) either (x) the beneficial owner of the Note provides Amscan Holdings or its paying agent with a properly executed certification on IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that the beneficial owner is not a "U.S. person" for U.S. federal income tax purposes and that provides the beneficial owner's name and address, or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the Note and certifies to Amscan Holdings or its agent under penalties of perjury that the IRS Form W-8 (or a suitable substitute) has been received by it from the beneficial owner of the Note or a qualifying intermediary and furnishes the payor a copy thereof.


     Recently issued Treasury regulations (the "Withholding Regulations") that will be effective with respect to payments made after December 31, 1998, will provide alternative methods for satisfying the certification requirements described in clause (iv) above. The Withholding Regulations also will require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (iv) above be provided by the partners and (y) the partnership provide certain information, including its taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

     Sale, Exchange or Retirement of Notes. Any gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the Notes, will generally not be subject to U.S. federal income tax or withholding unless (i) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements; or (ii) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency. If a Non-U.S. Holder falls under (ii) above, the holder will be taxed on the net gain derived from the sale under the graduated U.S. federal income tax rates that are applicable to U.S. citizens and resident aliens, and may be subject to withholding under certain circumstances. If a Non-U.S. Holder falls under (i) above, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the gain derived from the sale (or reduced treaty rate) and may be subject to withholding in certain circumstances.


     U.S. Information Reporting and Backup Withholding Tax. Back up withholding generally will not apply to a Note issued in registered form that is beneficially owned by a Non-U.S. Holder if the certification of Non-U.S. Holder status is provided to Amscan Holdings or its agent as described above in "Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders -- Interest," provided that the payor does not have actual knowledge that the holder is a U.S. person. Amscan Holdings may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder.

      If payments of principal and interest are made to the beneficial owner of a Note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale of Notes are paid to the beneficial owner of a Note through a foreign office of a "broker" (as defined in the pertinent Regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is (i) a U.S. person, (ii) a controlled foreign corporation for U.S. federal income tax purposes, or (iii) a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period or, effective after December 31, 1998, by a foreign office of certain other persons; unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and certain conditions are met (including that the broker has no actual knowledge that the holder is a U.S. Holder) or the holder otherwise establishes an exemption. Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.


     Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, provided that certain information is provided by the holder to the IRS.

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by Goldman Sachs in connection with offers and sales of the Notes in market-making transactions effected from time to time. Goldman Sachs may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


     Affiliates of Goldman Sachs currently own approximately 72.9% of Amscan Holdings' Common Stock. See "Ownership of Capital Stock." Goldman Sachs has informed Amscan Holdings that it does not intend to confirm sales of the Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     Amscan Holdings has been advised by Goldman Sachs that, subject to applicable laws and regulations, Goldman Sachs currently intends to make a market in the Notes. However, Goldman Sachs is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the Notes."

     Goldman Sachs has provided investment banking services to Amscan Holdings in the past and may provide such services and financial advisory services to Amscan Holdings in the future. Goldman Sachs acted as purchaser in connection with the initial sale of the Original Notes and received an underwriting discount of approximately $3.3 million in connection therewith. See "Management -- Certain Relationships and Related Transactions."

     Goldman Sachs and Amscan Holdings have entered into a registration rights agreement with respect to the use by Goldman Sachs of this Prospectus. Pursuant to such agreement, Amscan Holdings agreed to bear substantially all registration expenses incurred under such agreement, and Amscan Holdings agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act.



                                     EXPERTS


     The consolidated financial statements and schedule of Amscan Holdings at December 31, 1997, and for the years ended December 31, 1996 and 1997, appearing in this Prospectus and Registration Statement have been audited by KPMG LLP, independent auditors, and at December 31, 1998, and for the year ended December 31, 1998, by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.


                              VALIDITY OF THE NOTES


     The validity of the Notes was passed upon for Amscan Holdings by Wachtell, Lipton, Rosen & Katz, New York, New York, counsel to Amscan Holdings in connection with the offer and sale of the Original Notes and the Notes.

                              AMSCAN HOLDINGS, INC.
                          INDEX TO FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE

                                                                        Page
                                                                        ----
    Audited Financial Statements and Schedule:
      Reports of Independent Auditors................................    F-2
      Consolidated Balance Sheets -- December 31, 1998 and 1997......    F-4
      Consolidated Statements of Operations for the Years Ended
        December 31, 1998, 1997 and 1996.............................    F-5
      Consolidated Statements of Stockholders' (Deficit) Equity for
        the Years Ended December 31, 1998, 1997 and 1996.............    F-6
      Consolidated Statements of Cash Flows for the Years Ended
        December 31, 1998, 1997 and 1996.............................    F-7
      Notes to Consolidated Financial Statements.....................    F-9
      Schedule II -- Valuation and Qualifying Accounts...............    F-36

    Unaudited Financial Statements:
      Consolidated Balance Sheets - March 31, 1999 and December 31,
        1998.........................................................    F-37
      Consolidated Statements of Operations for the Three Months
        Ended March 31, 1999 and 1998................................    F-38
      Consolidated Statement of Stockholders' Deficit for the Three
        Months Ended March 31, 1999..................................    F-39
      Consolidated Statements of Cash Flows for the Three Months
        Ended March 31, 1999 and 1998................................    F-40
      Notes to Consolidated Financial Statements.....................    F-41
      Supplemental Information.......................................    F-46


    All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefor have been omitted.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Amscan Holdings, Inc.


We have audited the accompanying consolidated balance sheet of Amscan Holdings, Inc. as of December 31, 1998, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for the year then ended. Our audit also included the financial statement schedule as of and for the year ended December 31, 1998 as listed in the accompanying index to the financial statements and financial statement schedule. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amscan Holdings, Inc. at December 31, 1998, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule as of and for the year ended December 31, 1998, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                         /s/ ERNST & YOUNG LLP


Stamford, Connecticut
March 19, 1999

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Amscan Holdings, Inc.:

        We have audited the accompanying consolidated balance sheet of Amscan Holdings, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the two-year period ended December 31, 1997. In connection with our audits of the consolidated financial statements, we also have audited the information in the financial statement schedule as listed in the accompanying index as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amscan Holdings, Inc. and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, as of and for the periods described above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


/s/ KPMG LLP



Stamford, Connecticut
February 13, 1998

                                      AMSCAN HOLDINGS, INC.
                                   CONSOLIDATED BALANCE SHEETS
                                   ---------------------------
                                     (Dollars in thousands)

                                                                                     December 31,
                                                                                 --------------------
                                                                                  1998          1997
                                                                                 ------        ------
                                           ASSETS
                                           ------
Current assets:
   Cash and cash equivalents ...............................................   $   1,117    $ 111,539
   Accounts receivable, net of allowances of
        $6,875 and $5,693, respectively ....................................      49,339       44,838
   Inventories .............................................................      54,691       51,742
   Prepaid and other current assets ........................................       9,113        8,073
                                                                               ---------    ---------
        Total current assets ...............................................     114,260      216,192
Property, plant and equipment, net .........................................      59,260       38,860
Intangible assets, net .....................................................      66,500        7,762
Other assets, net ..........................................................       8,832        6,462
                                                                               ---------    ---------
        Total assets .......................................................   $ 248,852    $ 269,276
                                                                               =========    =========

               LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' DEFICIT
               --------------------------------------------------------------

Current liabilities:
   Loans and notes payable .................................................   $   9,628    $     424
   Due to stockholders .....................................................          88       93,243
   Accounts payable ........................................................      11,494       12,152
   Accrued expenses ........................................................      17,432       10,502
   Income taxes payable ....................................................         593          167
   Current portion of long-term obligations ................................       3,549        2,911
                                                                               ---------    ---------
        Total current liabilities ..........................................      42,784      119,399
Long-term obligations, excluding current portion ...........................     270,127      234,422
Deferred income tax liabilities ............................................       8,128        6,893
Other ......................................................................       3,553        3,781
                                                                               ---------    ---------
        Total liabilities ..................................................     324,592      364,495

Redeemable Common Stock ....................................................      19,547

Stockholders' deficit:
   Common Stock ............................................................        --           --
   Additional paid-in capital ..............................................         225
   Unamortized restricted Common Stock award, net ..........................        (575)        (835)
   Notes receivable from officers ..........................................        (718)        (750)
   Deficit .................................................................     (92,969)     (92,912)
   Accumulated other comprehensive loss ....................................      (1,250)        (722)
                                                                               ---------    ---------
        Total stockholders' deficit ........................................     (95,287)     (95,219)
                                                                               ---------    ---------

        Total liabilities, Redeemable Common Stock and stockholders' deficit   $ 248,852    $ 269,276
                                                                               =========    =========





          See accompanying notes to consolidated financial statements.

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (Dollars in thousands)


                                                                 For the Years Ended December 31,
                                                                 --------------------------------

                                                                   1998         1997        1996
                                                                   ----         ----        ----
Net sales .................................................     $ 235,294    $ 209,931    $192,705
Cost of sales .............................................       150,456      136,571     123,913
                                                                ---------    ---------    --------
         Gross profit .....................................        84,838       73,360      68,792

Operating expenses:
   Selling expenses .......................................        17,049       13,726      11,838
   General and administrative expenses ....................        23,471       20,772      19,266
   Art and development costs ..............................         7,470        5,282       5,173
   Restructuring charges ..................................         2,400
   Non-recurring charges in connection with the Merger ....                     22,083
   Non-recurring compensation in connection with the IPO...                                 15,535
   Special bonuses ........................................                                  4,222
                                                                ---------    ---------    --------
         Total operating expenses .........................        50,390       61,863      56,034
                                                                ---------    ---------    --------
         Income from operations ...........................        34,448       11,497      12,758

Interest expense, net .....................................        22,965        3,892       6,691
Other (income) expense, net ...............................          (121)         (71)        335
                                                                ---------    ---------    --------
Income before income taxes and minority interests .........        11,604        7,676       5,732

Income tax expense ........................................         4,816        7,665       1,952
Minority interests ........................................            79          193       1,653
                                                                ---------    ---------    --------
         Net income (loss) ................................     $   6,709    $    (182)   $  2,127
                                                                =========    =========    ========


Pro forma data (unaudited) (Note 12):
  Income before income taxes..................................                            $  4,079
  Pro forma income tax expense................................                               1,827
                                                                                          --------
       Pro forma net income...................................                            $  2,252
                                                                                          ========






          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
              For the Years Ended December 31, 1998, 1997 and 1996
                             (Dollars in thousands)

                                                          Unamortized
                                                           Restricted    Notes                  Accumulated
                                             Additional      Common    Receivable   Retained       Other
                                   Common     Paid-in     Stock Award,    from      Earnings   Comprehensive  Treasury
                                   Stock      Capital         Net       Officers    (Deficit)       Loss        Stock       Total
                                   -----      -------     -----------   --------    ---------  -------------  --------      -----
Balance at December 31, 1995      $   393    $   9,090         --           --      $ 18,462     $   (653)     $  (87)    $  27,205
   Net income  .................     --           --           --           --         2,127         --          --           2,127
   Net change in cumulative
      translation adjustment....     --           --           --           --          --            281        --             281
                                                                                                                           --------
         Comprehensive income...     --           --           --           --          --           --          --           2,408
   Net adjustment for exchange
      of shares issued in the
      Organization..............    1,123       (1,210)        --           --          --           --            87          --
   Subchapter S distributions
      and other.................     --         (7,583)        --           --       (15,841)        --          --         (23,424)
   Net proceeds from IPO........      400       42,940         --           --          --           --          --          43,340
   Shares issued to officer.....       66        7,854         --           --          --           --          --           7,920
   Shares issued for acquisition       63        7,437         --           --          --           --          --           7,500
   Contribution to ESOP
      and stock bonuses.........       25        2,975         --           --          --           --          --           3,000
                                  -------    ---------      -------      -------    --------     --------      ------      --------
Balance at December 31, 1996....    2,070       61,503         --           --         4,748         (372)       --          67,949
   Net loss   ..................     --           --           --           --          (182)       --           --            (182)
   Net change in cumulative
      translation adjustment....     --           --           --           --          --           (350)       --            (350)
                                                                                                                           --------
         Comprehensive loss.....     --           --           --           --          --           --          --            (532)
   Net proceeds from sale of
      Common Stock..............       42        4,482         --           --          --           --          --           4,524
   Purchase of treasury stock...     --           --           --           --          --           --          (290)         (290)
   Capital contribution.........     --          7,500         --           --          --           --          --           7,500
   Distribution to the Estate...     --           --           --           --          (619)        --          --            (619)
   Issuance of Common Stock
      in the Merger, net........     --         63,750      $(1,125)     $  (750)       --           --          --          61,875
   Repurchase of Common Stock
      in the Merger.............   (2,112)    (137,235)        --           --       (96,859)        --           290      (235,916)
   Amortization of restricted
      Common Stock award........     --           --            290         --          --           --          --             290
                                  -------    ---------      -------      -------    --------     --------      ------     ---------
Balance at December 31, 1997....     --           --           (835)        (750)    (92,912)        (722)       --         (95,219)
   Net income...................     --           --           --           --         6,709         --          --           6,709
   Net change in cumulative
      translation adjustment....     --           --           --           --          --           (528)       --            (528)
                                                                                                                          ---------
         Comprehensive income...     --           --           --           --          --           --          --           6,181
   Reclassification of Common
      Stock to Redeemable
         Common Stock...........     --           --           --           --        (4,781)        --          --          (4,781)
   Issuance of 10 shares of
      Common Stock warrants.....     --            225         --           --          --           --          --             225
   Accretion in Redeemable
      Common Stock..............     --           --           --           --        (1,985)        --          --          (1,985)
   Amortization of restricted
      Common Stock award........     --           --            260         --          --           --          --             260
   Payments received on notes
      receivable from officers
         and other .............     --           --           --             32        --           --          --             32
                                  -------    ---------      -------      -------    --------     --------      ------     ---------
Balance at December 31, 1998....  $  --      $     225      $  (575)     $  (718)   $(92,969)    $ (1,250)     $ --       $ (95,287)
                                  =======    =========      =======      =======    ========     ========      ======     =========

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (Dollars in thousands)

                                                                               For the Years Ended December 31,
                                                                              ----------------------------------
                                                                              1998            1997          1996
                                                                              ----            ----          ----
Cash flows from operating activities:
   Net income (loss) .................................................     $   6,709      $    (182)     $   2,127
     Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization ...................................         8,501          6,245          5,137
     Amortization of deferred financing costs ........................           748             13           --
     (Gain) loss on disposal of property and equipment ...............           (22)           (31)           660
     Provision for doubtful accounts .................................         3,336          3,775          2,350
     Restructuring charges ...........................................         2,400
     Amortization of Restricted Common Stock award ...................           260            290           --
     Deferred income tax provision ...................................         2,441          1,565            748
     Stock compensation expenses in connection with the IPO ..........          --             --           10,920
     Changes in operating assets and liabilities, net of acquisitions:
       Increase in accounts receivable ...............................        (1,124)       (15,869)        (7,848)
       Decrease (increase) in inventories ............................         6,853         (5,871)          (680)
       Decrease (increase) in prepaid expenses, other current assets
            and other, net ...........................................         2,078          6,276         (3,796)
       (Increase) decrease in other assets, net ......................          (490)         2,863            683
       (Decrease) increase in accounts payable, accrued expenses
          and income taxes payable ...................................        (8,928)         5,095          1,972
                                                                           ---------      ---------      ---------
           Net cash provided by operating activities .................        22,762          4,169         12,273
Cash flows from investing activities:
   Cash paid for acquisitions ........................................       (78,382)          --             --
   Capital expenditures ..............................................        (7,514)       (10,237)        (7,613)
   Proceeds from disposal of property, plant  and equipment ..........         2,769            140           --
                                                                           ---------      ---------      ---------
            Net cash used in investing activities ....................       (83,127)       (10,097)        (7,613)
Cash flows from financing activities:
   Net proceeds from sale of  Capital Stock ..........................           181          4,524         43,340
   Capital contributions .............................................          --            7,500           --
   Issuance of Common Stock in connection with the Merger ............          --           61,875           --
   Payments to acquire treasury stock ................................          --             (290)          --
   Payments to acquire Common Stock in the Merger ....................       (93,155)      (142,673)          --
   Proceeds from loans,  notes  payable and  long-term  obligations net of debt issuance costs of $964 and $5,500 in 1998 and
      1997, respectively .............................................        59,064        237,062          3,273
   Repayment of loans, notes payable and long-term obligations .......       (15,917)       (51,811)       (11,968)
   Repayment of indebtedness to Principal Stockholder ................          --             (182)       (17,179)
   Subchapter S distributions and other ..............................            65           --          (23,424)
                                                                           ---------      ---------      ---------
           Net cash (used in) provided by financing activities .......       (49,762)       116,005         (5,958)
   Effect of exchange rate changes on cash ...........................          (295)          (127)           395
                                                                           ---------      ---------      ---------
           Net (decrease) increase in cash and cash equivalents ......      (110,422)       109,950           (903)
Cash and cash equivalents at beginning of year .......................       111,539          1,589          2,492
                                                                           ---------      ---------      ---------
Cash and cash equivalents at end of year .............................     $   1,117      $ 111,539      $   1,589
                                                                           =========      =========      =========
Supplemental  disclosures of cash flow information:
Cash paid during the period for:
           Interest ..................................................     $  23,174      $   3,598      $   7,826
           Taxes .....................................................     $   2,558      $   6,604      $   1,085



          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
                             (Dollars in thousands)

Supplemental information on noncash activities (dollars in thousands):

In connection with the acquisition of Anagram International, Inc. and certain related companies in 1998, the Company issued 120 shares of Redeemable Common Stock (see Note 13) valued at $12,600 and issued warrants to purchase 10 shares of the Company's Common Stock for $125 per share, valued at $225, to the former owner of Anagram International, Inc.

Cash consideration due to stockholders as a result of the Merger, totaled $235,916, of which $88 and $93,243 was payable at December 31, 1998, 1997, respectively.

In conjunction with the Merger in 1997, 15 shares of Common Stock aggregating $1,125 were issued to an officer and are subject to future vesting provisions. In addition, subsequent to the Merger, 10 shares of Common Stock were issued to certain officers of the Company in exchange for notes aggregating $750.

Capital lease obligations of $200, $59 and $3,395 were incurred in 1998, 1997 and 1996, respectively.

In conjunction with the IPO in 1996, the Principal Stockholder (see Note 1) and certain of his affiliates exchanged shares in Amscan Inc. and certain affiliated entities for 15,024,616 and 138,461 shares of Common Stock, respectively.

In conjunction with the IPO in 1996, the Company entered into an agreement to purchase an additional 50% of Am-Source, Inc. The Am-Source, Inc. stockholders exchanged all of their outstanding capital stock for 624,999 shares of the Company's Common Stock valued at $7,500.

In conjunction with said 1996 IPO, the Company incurred stock compensation expense of $7,920 for the issuance of Common Stock to an officer and $3,000 for the establishment of the ESOP for the benefit of the Company's domestic employees and the payment of Common Stock bonuses to certain of such employees.








          See accompanying notes to consolidated financial statements.

                              Amscan Holdings, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1998

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS
-------------------------------------------------

Initial Public Offering
-----------------------
     Amscan Holdings, Inc. ("Amscan Holdings" and, together with its subsidiaries, "AHI" or the "Company") was incorporated on October 3, 1996 for the purpose of becoming the holding company for Amscan Inc. and certain affiliated entities in connection with an initial public offering of Common Stock ("IPO") involving the sale of 4,000,000 shares of its Common Stock at $12.00 per share. The IPO was completed on December 18, 1996 pursuant to which John A. Svenningsen (the "Principal Stockholder") and certain affiliates of the Principal Stockholder exchanged shares in Amscan Inc. and certain affiliated entities for 15,024,616 and 138,461 shares, respectively, in Amscan Holdings (the "Organization") and, in the case of the Principal Stockholder, $133,000 in cash. On January 8, 1997, an additional 422,400 shares of Common Stock were sold at $12.00 per share to cover the over-allotments as provided for in the underwriting agreements between the Company and the underwriters associated with the IPO.

     Prior to the IPO, certain subsidiaries of Amscan Holdings were operated as Subchapter S corporations for federal and, where available, state income tax purposes. In connection with the IPO in 1996, such subsidiaries declared a dividend representing distributions of accumulated Subchapter S corporation profits and a return of capital. These amounts were reflected as subordinated debt and repaid from the net proceeds of the IPO.

Recapitalization
----------------
     On August 10, 1997, Amscan Holdings and Confetti Acquisition, Inc. ("Confetti"), a newly formed Delaware corporation affiliated with GS Capital Partners II, L.P. and certain other private investment funds managed by Goldman, Sachs & Co. (collectively, "GSCP"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a recapitalization of Amscan Holdings in which Confetti would be merged with and into Amscan Holdings (the "Merger"), with Amscan Holdings as the surviving corporation.

     On December 19, 1997, the Merger was consummated pursuant to the Merger Agreement. At the time of the Merger, each share of the Common Stock, par value $0.10 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Merger (other than shares of Company Common Stock owned, directly or indirectly, by the Company or by Confetti) was converted, at the election of each of the Company's stockholders, into the right to receive from the Company either (a) $16.50 in cash or (b) $9.33 in cash plus a retained interest in the Company equal to one share of Company Common Stock for every 150,000 shares held by such stockholder, with fractional shares of Company Common Stock paid in cash. The Estate of John A. Svenningsen (the "Estate"), which owned approximately 71.2% of the outstanding Company Common Stock immediately prior to the Merger, elected to retain almost 10% of the outstanding shares of Company Common Stock. No stockholder other than the Estate elected to retain shares. Also pursuant to the Merger Agreement, at the time of the Merger, each outstanding share of Common Stock, par value $0.10 per share, of Confetti ("Confetti Common Stock") was converted into an equal number of shares of Company Common Stock as the surviving corporation in the Merger. Pursuant to certain employment arrangements, certain employees of the Company purchased an aggregate of 10 shares of Company Common Stock following the Merger (see Note 13). Accordingly, in the Merger, the 825 shares of Confetti Common Stock owned by GSCP immediately prior to the Merger were converted into 825 shares of Company Common Stock, representing approximately 81.7% of the 1,010 issued and outstanding shares of the Company immediately following the Merger.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     The Merger was financed with an equity contribution of approximately $67.5 million (including contributions of Company Common Stock by certain employee stockholders and including issuances of restricted stock), $117 million from a senior term loan and $110 million from the issuance of senior subordinated notes (see Note 6). The Merger has been accounted for as a recapitalization and, accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the Merger.

     Amscan Holdings and its subsidiaries design, manufacture, contract for manufacture and distribute party and novelty goods principally in North America, South America, Europe, Asia and Australia.

Basis of Presentation
---------------------
     The consolidated financial statements include the accounts of Amscan Holdings and its subsidiaries. In connection with the IPO, there was a transfer of ownership between the former stockholders of Amscan Inc. and certain of its affiliates and Amscan Holdings whereby Amscan Holdings became the holding company for the business conducted by Amscan Inc. and certain of its affiliates. Such transfer of ownership was accounted for in a manner similar to a pooling of interests and resulted in certain of its affiliates being taxed as Subchapter C corporations under federal and certain state income tax requirements. All material intercompany balances and transactions have been eliminated in consolidation. For periods prior to December 18, 1996, financial statements are presented on a combined basis.

Acquisitions
------------
     On  September  17,  1998,  the  Company   completed  the  acquisition  (the
"Acquisition") of all the capital stock of Anagram International, Inc., a Minneapolis-based metallic balloon manufacturer and distributor, and certain related companies (collectively, "Anagram"), pursuant to a Stock Purchase
Agreement (the "Stock Purchase Agreement") dated August 6, 1998, in a transaction valued at approximately $87,225,000, plus certain other related costs.

     The Company financed the Acquisition with $40,000,000 of senior term debt, $20,000,000 of additional revolving credit borrowings, cash on hand, the issuance of 120 shares of the Company's Redeemable Common Stock (see Note 13) valued at $12,600,000 and the issuance of 10 warrants to purchase shares of the Company's Common Stock at $125,000 per share valued at $225,000.

     The Acquisition was accounted for under the purchase method of accounting, and, accordingly, the operating results of Anagram have been included in the Company's consolidated financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair market value of net assets acquired (principally goodwill) approximated $58,858,000 and is being amortized on a straight-line basis over a range of 3 to 25 years.

     The following summarized unaudited pro forma financial information assumes the Acquisition had occurred on January 1 of each period presented (dollars in thousands):

                                                      Years Ended December 31,
                                                      ------------------------
                                                          1998        1997
                                                          ----        ----

      Net sales..................................       $278,754    $272,729
      Net income.................................         $4,843         $56

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     The unaudited pro forma consolidated financial information does not purport to be indicative of actual results that would have been achieved had the Acquisition been consummated on the dates or for the periods indicated or results of operations as of any future date or for any future period.

     In May 1998, the Company acquired the remaining 25% interest in its U.K. based subsidiary, Amscan Holdings Limited, for approximately $1,703,000. In conjunction with the acquisition, the Company issued a non-interest bearing note to the former shareholder in the amount of 350,000 pounds sterling (approximately $589,000) which is payable over five years. The acquisition has been accounted for as a purchase and the excess purchase price over the fair value of the net assets acquired of $957,000 is being amortized on a straight line basis over thirty years.

     During 1997, the Company transferred an equity interest in a customer to the Estate for (i) cash of $1,000,000, (ii) satisfaction of approximately $2,000,000 of certain debts and future lease obligations owed to the Estate, and
(iii) substantially all of the assets of Ya Otta Pinata ("Ya Otta"), a California corporation 100% owned by the Estate, at a valuation of approximately $1,015,000. Ya Otta manufactures pinatas which historically had been sold by the Company's sales force with no commissions charged to Ya Otta. The assets transferred were recorded at a historical cost of $396,000 resulting in a distribution to the Estate of $619,000.

     In conjunction with the IPO in 1996, the Company entered into an agreement to acquire the remaining 50% interest of Am-Source, Inc. The stockholders of Am-Source, Inc. exchanged all of their outstanding capital stock for 624,999 shares of the Company's stock valued at $7,500,000. The acquisition has been accounted for as a purchase and the excess purchase price over the fair value of the net assets acquired of $7,443,000 is being amortized on a straight-line basis over thirty years.

     The results of operations for the acquisitions of the additional 25% interest in Amscan Holdings Limited, Ya Otta and the remaining 50% balance of Am-Source, Inc. are included in the accompanying financial statements from their respective dates of acquisition or transfer. The pro forma results of operations for the aforementioned acquisitions for the periods presented, had the acquisitions occurred at the beginning of the immediately preceding prior year from the respective dates of acquisition are not significant, and, accordingly, pro forma information has not been provided.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
Cash Equivalents
----------------
     Highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Inventories
-----------
     Substantially all inventories of the Company are valued at the lower of cost or market (principally on the first-in, first-out method).

Long-Lived Assets
-----------------
     Property, plant and equipment are stated at cost. Machinery and equipment under capital leases are stated at the present value of the minimum lease payments at the inception of the lease.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets. Machinery and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

     Intangible assets of $66,500,000 and $7,762,000 at December 31, 1998 and 1997, respectively, are comprised principally of goodwill, net of amortization, which represents the excess of the purchase price of acquired companies over the estimated fair value of the net assets acquired. Goodwill is being amortized on a straight-line basis over periods ranging from twenty-five to thirty years. Accumulated amortization was $2,637,000 and $1,315,000 at December 31, 1998 and 1997, respectively. The Company systematically reviews the recoverability of its long-lived and intangible assets by comparing the unamortized carrying value of such assets to the related anticipated undiscounted future cash flows. Any impairment related to long-lived assets is measured by reference to the assets' fair market value, and any impairment related to goodwill is measured against discounted cash flows. Impairments are charged to expense when such determination is made.

Deferred Financing Costs
------------------------
     Deferred financing costs (included in other assets) are amortized to interest expense using the interest method over the lives of the related debt.

Revenue Recognition
-------------------
     The Company recognizes revenue from product sales when the goods are shipped to the customers. Product returns and warranty costs are immaterial.

Royalty Agreements
------------------
     Commitments for minimum payments under royalty agreements, a portion of which may be paid in advance, are charged to expense ratably, based on the Company's estimate of total sales of related products. If all or a portion of the minimum guarantee subsequently appears not to be recoverable, the unrecoverable portion is charged to expense at that time.

Catalogue Costs
---------------
     The Company expenses costs associated with the production of annual catalogues when incurred.

Art and Development Costs
-------------------------
     Art and development costs are primarily internal costs that are not easily associated with specific designs which may not reach commercial production. Accordingly, the Company expenses these costs as incurred.

Interest Rate Swap Agreements
-----------------------------
     The Company enters into interest rate swap agreements to limit the effect of increases in the interest rates on any floating rate debt. The differential is accrued as interest rates change and is recorded in interest expense.

Income Taxes
------------
     Prior to the IPO, Amscan Inc. and certain of its affiliates were operated as Subchapter S corporations for federal and, where available, state income tax purposes. As a result, these corporations did not record or pay any federal or state income taxes except in states which do not recognize Subchapter S corporation status.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     Since December 18, 1996, the Company has been taxed as a Subchapter C corporation, and as a result, the Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities and operating loss and tax credit carryforwards applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the judgment of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-Based Compensation
------------------------
     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," effective January 1, 1996. SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to apply the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" which requires the recognition of compensation expense at the date of grant only if the current market price of the underlying stock exceeds the exercise price, and to provide pro forma net income disclosures for employee stock option grants made in 1995 and subsequent years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the recognition provisions of APB No. 25 and has provided the pro forma disclosure provisions of SFAS No. 123 (see
Note 11).

Comprehensive Income (Loss)
---------------------------
     As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Company's net income or stockholders' deficit. SFAS No. 130 requires the Company's foreign currency translation adjustment, which prior to adoption was reported separately in stockholders' (deficit) equity, to be included in other comprehensive income. Amounts reported in prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

     Accumulated other comprehensive loss at December 31, 1998, 1997 and 1996 consisted solely of the Company's foreign currency translation adjustment.

Foreign Currency Transactions and Translation
---------------------------------------------
     The functional currencies of the Company's foreign operations are the local currencies in which they operate. Realized foreign currency exchange gains or losses, which result from the settlement of receivables or payables in currencies other than U.S. dollars, are credited or charged to operations. Unrealized gains or losses on foreign currency exchanges are insignificant.

     The balance sheets of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect on the balance sheet date. The results of operations of foreign subsidiaries are translated into U.S. dollars at the average exchange rates effective for the periods presented. The differences from historical exchange rates are reflected as a separate component of stockholders' equity.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

Segment information
-------------------
     For the year ended December 31, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supercedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes new standards for the way that public business enterprises report information about operating segments and related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position (see Note 15).

Concentration of Credit Risk
----------------------------
     While the Company's customers are geographically dispersed throughout North America, South America, Europe, Asia and Australia, there is a concentration of sales made to and accounts receivable from the stores which operate in the party goods superstore channel of distribution. At December 31, 1998 and 1997, Party City Corporation ("Party City") the Company's largest customer with approximately 368 corporate and franchise stores, accounted for 22% and 17%, respectively, of consolidated accounts receivable, net. For the years ended December 31, 1998, 1997 and 1996, sales to Party City's corporate and franchise stores represented 13%, 7% and 3% and 10%, 12% and 11%, respectively of consolidated net sales. No other group or combination of customers subjected the Company to a concentration of credit risk. On March 19, 1999, Party City announced that, due to difficulties implementing new financial reporting and accounting systems, it would not be able to complete its year end audit by its deadline and that Party City accordingly would be in default of certain covenants of its credit facility as of December 31, 1998. The Company understands that Party City is currently in discussions with its lenders and the Company does not believe this default by Party City will have a material adverse effect on the Company's financial condition or results of operations.

Reclassifications
-----------------
     In  connection   with  the  preparation  of  the   accompanying   financial
statements, the Company has reclassified certain amounts in prior financial statements to conform to the current year presentation.

Use of Estimates
----------------
     Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


NOTE 3 - INVENTORIES
--------------------

     Inventories at December 31, 1998 and 1997 consisted of the following (dollars in thousands):

                                                               1998      1997
                                                             -------   -------
Finished goods..........................................     $48,093   $47,704
Raw materials...........................................       4,845     3,570
Work-in process.........................................       3,345     1,630
                                                             -------   -------
                                                              56,283    52,904
Less:  reserve for slow moving and obsolete inventory...      (1,592)   (1,162)
                                                             -------   -------
                                                             $54,691   $51,742
                                                             =======   =======

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT
--------------------------------------

     Major classifications of property, plant and equipment at December 31, 1998 and 1997 consisted of the following (dollars in thousands):

                                                                                      Estimated
                                                               1998        1997      Useful Lives
                                                            ----------  -----------  ------------
     Machinery and equipment                                 $ 56,025    $ 38,105        3-15
     Buildings.............................................    11,989      12,585       31-40
     Data processing equipment.............................    15,300      11,737         5
     Leasehold improvements................................     4,475       1,188        2-20
     Furniture and fixtures................................     3,510       3,547         10
     Land..................................................     2,237       1,917         --
                                                              -------    --------
                                                               93,536      69,079
     Less:  accumulated depreciation and amortization......   (34,276)    (30,219)
                                                              -------    --------
                                                             $ 59,260    $ 38,860
                                                             ========    ========

     Depreciation and amortization expense was $7,179,000, $5,980,000 and $4,787,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE 5 - LOANS AND NOTES PAYABLE
--------------------------------

     Loans and notes payable outstanding at December 31, 1998 and 1997 consisted of the following (dollars in thousands):

                                                                               1998        1997
                                                                             --------    -------
     Revolving credit line with interest at LIBOR plus 2.25%
        (7.91%, at December 31,1998).....................................     $9,000
     Revolving credit line with interest at the prime rate plus 1.25%
        (9.0% at  December 31, 1998).....................................        500
     Revolving credit line with interest at the prime rate plus 0.75%
        (8.5% at  December 31, 1998).....................................        100
     Revolving credit line with interest at the U.K. bank rate plus 1.75%
        (9.0% at  December 31, 1998).....................................         28
     Revolving credit line denominated in Canadian dollars with interest
        at the Canadian prime rate (6.0% at December 31, 1997)...........                  $424
                                                                              ------       ----
                                                                              $9,628       $424
                                                                              ======       ====

     Upon consummation of the Merger on December 19, 1997, the Company's existing domestic revolving credit arrangements terminated and the Company entered into Bank Credit Facilities (see Note 6) which include a $50,000,000 revolving credit facility (the "Revolving Credit Facility"). At December 31, 1997, there were no amounts borrowed under the Revolving Credit Facility.

     The Revolving Credit Facility has a term of five years and bears interest, at the option of the Company, at the lenders' customary base rate plus, based on certain terms, either 0.75% or 1.25% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus 2.25% per annum. Interest on balances outstanding under the Revolving Credit Facility are subject to adjustment in the future based on the Company's performance. Amounts drawn on the Revolving Credit Facility for working capital purposes are also subject to an agreed upon borrowing base and periodic reduction of outstanding balances. All borrowings under the Revolving Credit Facility are guaranteed by the Company's domestic subsidiaries and are subject to mandatory prepayments upon the occurrence of certain events (see Note 6). In connection with and upon consummation of the Acquisition, the Company amended and restated the Revolving Credit Facilities credit agreements to provide for, among other things, the additional senior term debt.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     In addition to the Revolving Credit Facility, the Company has a $1,000,000 Canadian dollar denominated revolving facility which bears interest at the Canadian prime rate and expires on April 2, 1999 and a $1,000,000 British Pound Sterling denominated revolving credit facility which bears interest at the U.K. base rate plus 1.75% and expires on May 18, 1999. No borrowings were outstanding under the Canadian dollar denominated revolving credit facility at December 31, 1998 nor under the British Pound Sterling denominated revolving credit facility at December 31, 1997.

     The weighted average interest rates on loans and notes payable outstanding at December 31, 1998 and 1997 were 7.98% and 6.0%, respectively.

     Prior to the Merger, the Company maintained three interest rate swap contracts covering $25,000,000 of outstanding obligation under its LIBOR based variable rate revolving credit agreement. The contracts fixed the interest rates as indicated below and entitled the Company to settle with the counterparty on a quarterly basis, the product of the notional amount times the amount, if any, by which the ninety day LIBOR rate differed from the fixed rate. The contracts were terminated on December 19, 1997, in conjunction with the Merger, at a cost of $1,030,000, which was reported as a non-recurring charge in connection with the Merger (see Note 7). Net payments to the counterparty under the swap contracts for the years ended December 31, 1997 and 1996, which have been recorded as additional interest expense, were as follows (dollars in thousands):


                                                             Additional Interest
                                                                  Expense
                        National                             -------------------
Date of contract         Amount       Term      Fixed Rate     1997       1996
----------------         ------       ----      ----------     ----       ----
September 28, 1994..    $ 5,000     10 years      7.945%       $109       $122
May 12, 1995........    $10,000      5 years      6.590%         70        105
July 20, 1995.......    $10,000     10 years      6.750%        102        122
                                                               ----       ----
                                                               $281       $349
                                                               ====       ====

NOTE 6 - LONG-TERM INDEBTEDNESS
-------------------------------

     Long-term indebtedness at December 31, 1998 and 1997 consisted of the following (dollars in thousands):

                                                            1998         1997
                                                          --------     --------
Senior Subordinated Notes (a)..........................   $110,000     $110,000
Term loan (b)..........................................    155,629      117,000
Mortgage obligations (c)...............................      3,407        5,869
Note to former shareholder and other (d) ..............        922
Capital lease obligations (e)..........................      3,718        4,464
                                                          --------     --------
               Total long-term obligations.............    273,676      237,333
Less: current portion..................................     (3,549)      (2,911)
                                                          --------     --------
Long-term obligations, excluding current portion.......   $270,127     $234,422
                                                          ========     ========

     On December 19, 1997, the Company issued $110,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due in 2007 (the "Notes") and entered into a bank credit agreement (the "Bank Credit Facilities") providing for borrowings in the aggregate principal amount of approximately $117,000,000 under a term loan (the "Term Loan") and revolving loan borrowings of up to $50,000,000 under a revolving credit facility (the "Revolving Credit Facility", see Note 5) (collectively, the "Merger Financings"). The proceeds of the Merger Financings were used to fund the payment of the cash portion of the Merger

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

consideration, to refinance certain existing outstanding indebtedness of the Company, to pay transaction costs incurred in connection with the Merger, and for general corporate purposes. The Company is required to make prepayments on the Bank Credit Facilities under certain circumstances, including upon certain asset sales and issuance of debt or equity securities, subject to certain exceptions. Such mandatory prepayments will be applied to prepay the Term Loan first (on a pro rata basis) and thereafter to prepay the Revolving Credit Facility and to reduce the commitments thereunder. Subject to certain call protection provisions applicable for 18 months from December 19, 1997, the Company may prepay, in whole or in part, borrowings under the Term Loan. Call protection provisions also apply to certain mandatory prepayments of borrowings under the Term Loan. The Company may prepay borrowings under or reduce commitments for the Revolving Credit Facility, in whole or in part, without penalty. The Bank Credit Facilities are guaranteed by the Company's domestic subsidiaries (the "Guarantors" see Note 17). Subject to certain exceptions, all extensions of credit to the Company and all guarantees are secured by all existing and after-acquired personal property of the Company and the Guarantors, including, subject to certain exceptions, a pledge of all of the stock of all subsidiaries owned by the Company or any of the Guarantors and first priority liens on after-acquired real property and leasehold interests of the Company and the Guarantors. The guarantees are joint and several guarantees, irrevocable and full and unconditional, limited to the largest amount that would not render such guarantee obligations under the guarantee subject to avoidance under any applicable federal or state fraudulent conveyance or similar law. In connection with and upon consummation of the Acquisition, the Company amended and restated its Bank Credit Facilities, to provide for, among other things, additional borrowings of $40,000,000, under the Term Loan (see Note 1).

(a) The Senior Subordinated Notes were sold by the Company on December 19, 1997, and were subsequently resold to qualified institutional buyers in reliance upon Rule 144A and Regulation S under the Securities Act of 1933 (the "Note Offering"). In connection with the Note Offering, the Company entered into a Registration Rights Agreement, which granted holders of the Notes certain exchange and registration rights. In February 1998, the Company filed with the Commission a Registration Statement on Form S-4 offering to exchange registered notes (the "Exchange Notes") for the Notes issued in connection with the Note Offering. The terms of the Notes and the Exchange Notes are substantially identical.

    The Notes bore and Exchange Notes bear interest at a rate equal to 9 7/8% per annum. Interest is payable semi-annually on June 15 and December 15 of each year. The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at redemption prices ranging from 104.937% to 100%, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to December 15, 2000, up to an aggregate of 35% of the principal amount of Exchange Notes will be redeemable at the option of the Company, on one or more occasions, from the net proceeds of public or private sales of common stock of, or contributions to the common equity capital of the Company at a price of 109.875% of the principal amount of the Exchange Notes, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least $65,000,000 in aggregate principal amount of Exchange Notes remains outstanding immediately after each such redemption. At any time on or prior to December 15, 2002, the Exchange Notes may also be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, as defined in the note indenture, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, as defined in the note indenture, together with accrued and unpaid interest, if any, to the date of redemption. If the Company does not redeem the Exchange Notes upon a Change of Control, the Company will be obligated to make an offer to purchase the Exchange Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount of the Exchange Notes, plus accrued and unpaid interest, if any, to the date of purchase. If a Change of Control were to occur, the Company may not have the financial resources to repay all of its obligations under the Bank Credit Agreement, the note indenture and the other indebtedness that would become payable upon the occurrence of such Change of Control.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

(b) The Term Loan provides for amortization (in quarterly installments) of one percent of the principal amount thereof per year for the first five years and 32.3% and 62.7% of the principal amount thereof in the sixth and seventh years, respectively. The Term Loan bears interest, at the option of the Company, at the lenders' customary base rate plus 1.375% per annum or at the lenders' customary reserve adjusted Eurodollar rate plus 2.375% per annum. At December 31, 1998 and 1997, the floating interest rate on the Term Loan was 7.68% and 8.28%, respectively. The Company is obligated to obtain interest rate protection, pursuant to interest rate swaps, caps or other similar arrangements satisfactory to GS Credit Partners, with respect to a notional amount of not less than half of the aggregate amount outstanding under the Term Loan, which protection must remain in effect for not less than three years from the date of borrowing. The Company entered into a three year interest rate swap contract dated September 30, 1998 for a notional amount of $35,000,000 with Goldman Sachs Capital Markets, L.P. ("GSCM") at an interest rate of 4.808% plus a spread based on certain defined ratios (7.18% at December 31, 1998). At December 31, 1997, the Company entered into a three year interest rate swap contract with a financial institution pursuant to which it exchanged its floating interest obligation on $58,500,000 notional principal amount of the Term Loan for an effective fixed interest obligation of 8.36%. The interest rate swap contracts require the Company to settle the difference in interest obligations quarterly. Net payments (receipts) to (from) the counterparty under the swap contracts for the year ended December 31, 1998 which have been recorded as additional (reduction of) interest expense, were as follows (dollars in thousands):
                                                                   Additional
                            National                Interest     (Reduction of)
    Date of Contract         Amount       Term        Rate      Interest Expense
    ----------------         ------       ----        ----      ----------------
    December 31, 1997       $58,500         3         8.36%          $677
    September 30, 1998      $35,000         3         7.18%           (44)
                                                                     ----
                                                                     $633
                                                                     ====

(c) At December 31, 1998, the Company has a mortgage obligation payable to a financial institution relating to a distribution facility due September 13, 2004. The mortgage is collateralized by the related real estate asset of the Company and its interest rate was 8.51% at December 31, 1998 and 1997, respectively. At December 31, 1997, the Company had a $1,820,000 mortgage obligation relating to its Canadian distribution facility which was denominated in Canadian dollars and collateralized by the related real estate asset with the interest rate at the Canadian prime rate plus 0.5% (6.50% as of December 31, 1997). As part of the Company's restructuring of its distribution operations, the Company sold its Canadian facility in December 1998 and repaid the then outstanding mortgage obligation (see Note
    7).

(d) In conjunction with the acquisition of Amscan Holdings Limited, the Company issued a non-interest bearing note to the former shareholder in the amount of 350,000 pounds sterling (approximately $589,000) which is payable over five years (see Note 1). The remaining portion relates to a note payable issued to a former employee of Anagram prior to the Acquisition which is payable through March 2002 at a fixed interest rate of 10%.

(e) The Company has entered into various capital leases for machinery and equipment with implicit interest rates ranging from 4.71% to prime rate plus 1.0% (9.50% at December 31, 1998 and 1997) which extend to 2003.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     At December 31, 1998, principal maturities of long-term obligations consisted of the following (dollars in thousands):

                                    Mortgage, Notes       Capital
                                       and Loans     Lease Obligations   Total
                                    ---------------  -----------------   -----
     1999 .........................    $  2,287          $ 1,555       $  3,842
     2000 .........................       2,382            1,163          3,545
     2001 .........................       2,393            1,380          3,773
     2002 .........................       2,214              110          2,324
     2003 .........................      51,482               37         51,519
     Thereafter ...................     209,200             --          209,200
                                       --------          -------       --------
                                        269,958            4,245        274,203
     Amount representing interest..        --               (527)          (527)
                                       --------          -------       --------
     Long-term obligations ........    $269,958          $ 3,718       $273,676
                                       ========          =======       ========


NOTE 7 - NON-RECURRING ITEMS
----------------------------

     In the second quarter of 1998, the Company commenced a restructuring of its distribution operations to reduce costs and improve operating efficiencies. The Company closed two distribution facilities located in California and Canada which will result in the elimination of a total of approximately 100 positions, of which substantially all jobs have already been eliminated. The restructuring was substantially completed by December 1998. The Company recorded restructuring charges of approximately $2.4 million, or 1.0% of sales for the year ended December 31, 1998. The restructuring charges include the non-cash write-down of $1.3 million relating to property, plant and equipment, the accrual of future lease obligations of $0.7 million and severance and other costs of $0.4 million.

     In December 1998, the Canadian facility was sold and the net proceeds were used to repay the related mortgage obligation. To date, the Company has paid approximately $0.4 million in cash related to the restructuring. As of December 31, 1998, the Company believes the accrued restructuring costs of $0.7 million represents its remaining cash obligations.

     In connection with the Merger in 1997, the Company recorded non-recurring charges of $22,083,000, comprised of $11,652,000 in transaction costs, $7,500,000 of compensation to an officer, $1,901,000 for the redemption of Company Stock Options and $1,030,000 of debt retirement costs.

     In conjunction with the IPO in 1996, the Company recorded non-recurring compensation expenses of $15,535,000 related to stock and cash payments of $12,535,000 to certain executives in connection with the termination of prior employment agreements and $3,000,000 for the establishment of an ESOP for the benefit of the Company's domestic employees and the payment of stock bonuses to certain of such employees.


NOTE 8 - DUE TO STOCKHOLDERS
----------------------------

     At December 31, 1998 and 1997, the Company owed stockholders cash consideration of $88,000 and $93,243,000, respectively, for their shares of Company Common Stock in connection with the Merger.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

NOTE 9 - EMPLOYEE BENEFIT PLANS
-------------------------------

     Certain subsidiaries of the Company maintain profit-sharing plans for eligible employees providing for annual discretionary contributions to a trust. Eligible employees are full-time domestic employees who have completed a certain length of service, as defined, and attained a certain age, as defined. The plans require the subsidiaries to match 25% to 100% of up to the first 6% of an employee's annual salary voluntarily contributed to the plan. Benefit expense for the years ended December 31, 1998, 1997 and 1996 totaled $1,822,000, 1,432,000 and $731,000, respectively.

     In connection with the IPO in 1996, the Company established the Employee Stock Ownership Plan (the "ESOP") for the benefit of its domestic employees and authorized the payments of stock bonuses to certain of such employees. During the year ended December 31, 1996, there was a special one-time issuance of 250,000 shares of Company Common Stock valued at $1,898,000 for the establishment of the ESOP and $1,102,000 for payment of stock bonuses. No shares of Company Common Stock were issued under the ESOP during the year ended December 31, 1997. In connection with the Merger, the ESOP shares were converted to cash and the ESOP plan and assets were merged into the profit-sharing plan.


NOTE 10 - SPECIAL BONUSES
-------------------------

     During 1996, Amscan Inc. had employment agreements with certain key executives and senior managers which provided for these individuals to receive annual bonuses based upon the pre-tax income of Amscan Inc. and certain of its affiliates. These bonuses, which amounted to approximately 18% to 20% of pre-tax income, are reflected in the Consolidated Statements of Operations in the caption "Special Bonuses." These individuals did not receive such special bonuses after 1996.

NOTE 11 - STOCK OPTION PLAN
---------------------------

     The Company adopted the Amscan Holdings, Inc. Stock Incentive Plan (the "1997 Stock Incentive Plan") in conjunction with the Merger in 1997. The 1997 Stock Incentive Plan is administered by the Board of Directors. Under the terms of the 1997 Stock Incentive Plan, the Board may award Company Common Stock, stock options and stock appreciation rights to certain directors, officers, employees and consultants of the Company and its affiliates. The vesting periods for awards are determined by the Board at the time of grant. As of March 19, 1999, there were 135 shares of Company Common Stock reserved for issuance under the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan will terminate ten years after its effective date; however, awards outstanding as of such date will not be affected or impaired by such termination.

     On December 19, 1997, the Company converted 89,000 stock options granted in 1997 and 425,000 stock options granted in 1996, under the terms of the 1996 Stock Option Plan for Key Employees (the "1996 Stock Option Plan"), with exercise prices of $12.00, $13.00 and $13.125, into cash of $1,901,000 and 16.03 stock options ("Rollover Options") issued under the terms of the 1997 Stock Incentive Plan, with exercise prices of $54,545, $59,091 and $59,659. The cash paid upon conversion of the stock options is reported as a non-recurring charge of the Merger (see Note 7).

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     The options granted under the 1997 Stock Incentive Plan vest in equal installments on each of the first five anniversaries of the grant date. The options are non-transferable (except under certain limited circumstances) and have a term of ten years. The following table summarizes the changes in outstanding options under the 1997 Stock Incentive Plan for the years ended December 31, 1998 and 1997:

                                                Average      Average Fair Market
                                   Options   Exercise Price  Value at Grant Date
                                   -------   --------------  -------------------
Activity:
     Rollover Options Granted ..    16.030      $ 55,916           $39,018
     Granted ...................    85.146        75,000            26,737
                                   -------
Outstanding at December 31, 1997   101.176

     Granted ...................     4.450        75,000            26,737
     Granted ...................     6.648       125,000            24,562
     Canceled ..................    (0.555)      (75,000)           26,737
                                   -------
Outstanding at December 31, 1998   111.719
                                   =======

     At December 31, 1998, there were 3.206 options exercisable at an average price of $55,916 per share and 16.918 options exercisable at $75,000 per share. There were no options exercisable at December 31, 1997.

     The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost has been recognized in connection with the issuance of options under either stock option plan as all options were granted with exercise prices either equal to or greater than the estimated fair market value of the Common Stock on the date of grant. Had the Company determined stock-based compensation based on the fair value of the options granted at the grant date, consistent with the method prescribed under SFAS No. 123, the Company's net income (loss) would have been reduced to the SFAS No. 123 pro forma amounts indicated below (dollars in thousands):

                                                  Years Ended December 31,
                                               ------------------------------
                                               1998          1997        1996
                                               ----          ----        ----
Net income (loss):
      As reported ......................      $6,709       $ (182)      $2,127
      SFAS No. 123 pro forma ...........      $6,355       $ (249)      $2,113

     It has been assumed that the estimated fair value of the options granted in 1998 and 1997 under the 1997 Stock Incentive Plan is amortized on a straight line basis to compensation expense, net of taxes, over the vesting period of the grant, which is approximately five years. The estimated fair value of each option on the date of grant was determined using the Minimum Value Method with the following assumptions: dividend yield of 0%; risk-free interest rate of 6.50%, and expected lives of seven years.

     It has been assumed that the estimated fair value of the options granted in 1997 and 1996 under the 1996 Stock Option Plan is amortized on a straight line basis to compensation expense, net of taxes, over the vesting period of the grant, which is approximately four years. The estimated fair value of each option on the date of grant is $5.22, using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; expected volatility of 25%; risk-free interest rate of 6.43%; and expected lives of seven years.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

NOTE 12 - INCOME TAXES
----------------------

     Prior to the consummation of the IPO in 1996, Amscan Inc. and certain of its affiliates elected to be taxed as Subchapter S corporations under the Internal Revenue Code. Accordingly, these companies were not subject to federal and state income taxes, to the extent that states recognize Subchapter S corporation status. Upon the termination of the Subchapter S corporation status in connection with the IPO, the aforementioned companies became subject to federal and state income taxes. The cumulative effect of such tax status change relating to the recording of deferred taxes as of December 18, 1996 was $786,000 and has been included in the income tax expense for the year ended December 31, 1996. Pro forma income tax expense for 1996 of $1,827,000 is calculated at a statutory rate (40.5%) assuming Amscan Inc. and certain of its affiliates had not elected Subchapter S corporation status for those periods.

     A summary of domestic and foreign pre-tax income follows (dollars in thousands):
                                                 Years Ended December 31,
                                       -----------------------------------------
                                          1998            1997            1996
                                          ----            ----            ----
Domestic ....................           $10,945         $ 6,655         $ 3,137
Foreign .....................               659           1,021           2,595
                                        -------         -------         -------
Total .......................           $11,604         $ 7,676         $ 5,732
                                        =======         =======         =======


     The provision for income taxes consisted of the following (dollars in thousands):
                                                  Years Ended December 31,
                                           -------------------------------------
                                              1998          1997          1996
                                              ----          ----          ----
Current:
     Federal .........................      $ 1,648       $ 4,222          --
     State ...........................          455         1,174       $   212
     Foreign .........................          272           704           992
                                            -------       -------       -------
       Total current provision .......        2,375         6,100         1,204
Deferred:
     Federal .........................        1,911         1,250          (113)
     State ...........................          542           375           (25)
     Foreign .........................          (12)          (60)          100
     Change in tax status ............         --            --             786
                                            -------       -------       -------
       Total deferred provision ......        2,441         1,565           748
                                            -------       -------       -------
Income tax expense ...................      $ 4,816       $ 7,665       $ 1,952
                                            =======       =======       =======

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income tax assets and liabilities from domestic jurisdictions consisted of the following at December 31 (dollars in thousands):

                                                             1998          1997
                                                             ----          ----
Current deferred tax assets:
Provision for doubtful accounts .....................      $ 1,434       $ 2,858
Accrued liabilities .................................          454           340
Inventories .........................................        1,052           976
Charitable contributions carryforward ...............          640          --
Other ...............................................          373           365
                                                           -------       -------
   Current deferred tax assets ......................      $ 3,953       $ 4,539
                                                           =======       =======

Non-current deferred tax liabilities, net:
Property, plant and equipment .......................      $ 8,762       $ 6,275
Future taxable income resulting from a change in
   accounting method for tax purposes ...............          438           618
Royalty reserves ....................................         (620)         --
Other ...............................................         (452)         --
                                                           -------       -------
   Non-current deferred tax liabilities, net ........      $ 8,128       $ 6,893
                                                           =======       =======

     A non-current foreign deferred tax asset of $780,000 is attributable to non-current obligations recognized in connection with the Acquisition and is included in long-term other assets, net. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

     The difference between the Company's effective income tax rate and the federal statutory income tax rate of 35.0% is reconciled below:

                                                       Years Ended December 31,
                                                       ------------------------
                                                       1998      1997     1996
                                                       ----      ----     ----
Provision at federal statutory income tax rate.....    35.0%     35.0%    35.0%
Effect of non-deductible charges related
    to the Merger..................................              51.2
Effect of Subchapter S income not subject
    to federal income taxes........................                      (19.1)
State income tax, net of federal tax benefit.......     6.1      20.2      4.3
Change in tax status...............................                       13.7
Other .............................................     0.4      (6.5)     0.2
                                                       ----      ----     ----
Effective income tax rate..........................    41.5%     99.9%    34.1%
                                                       ====      ====     ====

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

NOTE 13 - CAPITAL STOCK
-----------------------

     At December 31, 1998 and 1997, the Company's authorized capital stock consisted of 5,000,000 shares of preferred stock, $0.10 par value, of which no shares were issued or outstanding. During the third quarter of 1998, the Company reduced its authorized shares of Common Stock, $0.10 par value, from 50,000,000 shares to 3,000 shares, of which 1,132.41 and 1,010 shares were issued and outstanding at December 31, 1998 and December 31, 1997, respectively.

     At December 31, 1998, there were 207.41 shares of Common Stock held by employees of which 10 shares were not yet fully paid and 11.25 shares were subject to future vesting provisions. Under the terms of a stockholders' agreement ("Stockholders' Agreement"), the Company can purchase all of the shares held by the employee stockholders, and the employees can require the Company to purchase all of the shares held by the employee stockholders, under certain circumstances. Prior to December 31, 1998, the obligation to purchase employee shares was assignable to GSCP at a cost of up to $15 million. The purchase price as prescribed in the Stockholders' Agreement is to be determined through a market valuation of the minority-held shares or, under certain circumstances, based on cost. At December 31, 1998, the aggregate amount that may be payable by the Company to employee stockholders based on fully paid and vested shares, is approximately $19,547,000 and has been classified as redeemable common stock ("Redeemable Common Stock").


NOTE 14 - COMMITMENTS
---------------------

Lease Agreements
----------------
     The Company is obligated under various capital leases for certain machinery and equipment which expire on various dates through October 1, 2003 (see Note
6). At December 31, 1998 and 1997, the amount of machinery and equipment and related accumulated amortization recorded under capital leases and included with property, plant and equipment consisted of the following (dollars in thousands):


                                                       1998            1997
                                                       ----            ----

     Machinery and equipment ................        $ 7,243         $ 6,494
     Less:  accumulated amortization ........         (2,749)         (1,798)
                                                     -------         -------
                                                     $ 4,494         $ 4,696
                                                     =======         =======

     Amortization of assets held under capitalized leases is included with depreciation expense.

     The Company has several noncancelable operating leases with unaffiliated third parties, principally for office and manufacturing space, showrooms, and warehouse equipment, that expire on various dates through 2017. These leases generally contain renewal options and require the Company to pay real estate taxes, utilities and related insurance.

     At December 31, 1998, the Company also has non-cancelable operating leases with real estate entities owned by an employee and the Estate of the Principal Stockholder ("Unconsolidated Affiliates") for warehouse space that expire through July 2003.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     At December 31, 1998, future minimum lease payments under all operating leases consisted of the following (dollars in thousands):

                                                        Unconsolidated
                                        Third Parties     Affiliates      Total
                                        -------------     ----------      -----
     1999 .........................        $ 7,501          $ 392        $ 7,893
     2000 .........................          5,745            392          6,137
     2001 .........................          5,411             42          5,453
     2002 .........................          4,874             42          4,916
     2003 .........................          4,433             23          4,456
     Thereafter ...................         21,698           --           21,698
                                           -------          -----        -------
                                           $49,662          $ 891        $50,553
                                           =======          =====        =======

     Rent expense for the years ended December 31, 1998, 1997 and 1996 was $7,601,000, $6,844,000, and $5,300,000, respectively, of which $233,000,
$2,089,000 and $2,134,000, respectively, related to leases with Unconsolidated Affiliates.

Royalty Agreements
------------------
     In conjunction with the Acquisition, the Company has entered into royalty agreements with various licensers of copyrighted and trademarked characters and designs used on the Company's balloons which require royalty payments based on sales of the Company's products, or in some cases, annual minimum royalties.

     At December 31, 1998 future minimum royalties payable was as follows (dollars in thousands):

               1999............................      $1,331
               2000............................         924
               2001............................         468
               2002............................          15
               2003 and thereafter.............           -
                                                     ------
                                                     $2,738
                                                     ======

NOTE 15 - SEGMENT INFORMATION
-----------------------------

Industry Segments
-----------------
     The Company operates in one operating segment which involves the design, manufacture, contract for manufacture and distribution of party and novelty goods.

Geographic Segments
-------------------
     The Company's export sales, other than those intercompany sales reported below as sales between geographic areas, are not material. Sales between geographic areas primarily consist of sales of finished goods for distribution in the foreign markets. No one single foreign operation is significant to the Company's consolidated operations. Intersegment sales between geographic areas are made at cost plus a share of operating profit.

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

     The Company's geographic area data for each of the three fiscal years ended December 31, 1998, 1997 and 1996 were as follows (dollars in thousands):

                                            Domestic       Foreign     Eliminations  Consolidated
                                            --------       -------     ------------  ------------
1998
----
Sales to unaffiliated customers .......     $ 203,232     $  32,062          --        $ 235,294
Sales between geographic areas ........        10,643           146     $ (10,789)          --
                                            ---------     ---------     ---------      ---------
Net sales .............................     $ 213,875     $  32,208     $ (10,789)     $ 235,294
                                            =========     =========     =========      =========

Income from operations ................     $  33,332     $   1,116          --        $  34,448
                                            =========     =========
Interest expense, net .................          --            --            --           22,965
Other income, net .....................          --            --            --             (121)
                                                                                       ---------
Income before income taxes and minority
  interests ...........................          --            --            --        $  11,604
                                                                                       =========

Long-lived assets .....................     $ 120,588     $  14,004          --        $ 134,592
                                            =========     =========                    =========


1997
----
Sales to unaffiliated customers .......     $ 183,536     $  26,395          --        $ 209,931
Sales between geographic areas ........        11,556           308     $ (11,864)          --
                                            ---------     ---------     ---------      ---------
Net sales .............................     $ 195,092     $  26,703     $ (11,864)     $ 209,931
                                            =========     =========     =========      =========

Income from operations ................     $   9,575     $   1,922          --        $  11,497
                                            =========     =========
Interest expense, net .................          --            --            --            3,892
Other income, net .....................          --            --            --              (71)
                                                                                       ---------
Income before income taxes and minority
   interests ..........................          --            --            --        $   7,676
                                                                                       =========

Long-lived assets .....................     $  47,397     $   5,687          --        $  53,084
                                            =========     =========                    =========

1996
----
Sales to unaffiliated customers .......     $ 168,165     $  24,540          --        $ 192,705
Sales between geographic areas ........         8,643           116     $  (8,759)          --
                                            ---------     ---------     ---------      ---------
Net sales .............................     $ 176,808     $  24,656     $  (8,759)     $ 192,705
                                            =========     =========     =========      =========

Income from operations ................     $  10,643     $   2,115          --        $  12,758
                                            =========     =========
Interest expense, net .................          --            --            --            6,691
Other expense, net ....................          --            --            --              335
                                                                                       ---------
Income before income taxes and minority
  interests ...........................          --            --            --        $   5,732
                                                                                       =========

Long-lived assets .....................     $  38,998     $   5,256          --        $  44,254
                                            =========     =========                    =========

                              Amscan Holdings, Inc.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 1998

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------

     The carrying amounts for cash and cash equivalents, accounts receivables, deposits and other current assets, loans and notes payable, accounts payable, accrued expenses (non derivatives) and other current liabilities approximate fair value at December 31, 1998 because of the short-term maturity of those instruments or their variable rates of interest.

     The carrying amount of the Company's Senior Subordinated Notes approximates fair value at December 31, 1998, based on the quoted market price of similar debt instruments. The carrying amounts of the Company's borrowings under its Bank Credit Facilities and other revolving credit facilities approximate fair value because such obligations generally bear interest at floating rates. The carrying amounts for other long- term debt approximates fair value at December 31, 1998, based on the discounted future cash flow of each instrument at rates currently offered for similar debt instruments of comparable maturity.

     The fair value of interest rate swaps is the estimated amount that the counterparty would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties. Termination of the swap agreements at December 31, 1998 would result in a charge to expense of $1.6 million.


NOTE 17 - CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)
-------------------------------------------------------------------

     The Notes, Exchange Notes and borrowings under the Bank Credit Facilities are guaranteed jointly and severally, fully and unconditionally, by the Guarantors (see Notes 5 and 6).

     Non-guarantor companies include the following:
     o   Amscan Distributors (Canada) Ltd.
     o   Amscan Holdings Limited
     o   Amscan (Asia-Pacific) Pty. Ltd.
     o   Amscan Partyartikel GmbH
     o   Amscan Svenska AB
     o   Amscan de Mexico, S.A. de C.V.
     o   Anagram International (Japan) Co., Ltd.
     o   Anagram Mexico S. de R.L. de C.V.
     o   Anagram Espana, S.A.
     o   Anagram France S.C.S.

     The following consolidating information presents consolidating balance sheets as of December 31, 1998 and 1997, and the related consolidating statements of operations and cash flows for each of the years in the three year period ended December 31, 1998 for the combined Guarantors and the combined non-guarantors and elimination entries necessary to consolidate the entities comprising the combined companies.

                                             AMSCAN HOLDINGS, INC.
                                          CONSOLIDATING BALANCE SHEET
                                               December 31, 1998
                                            (Dollars in thousands)
                                                  (Unaudited)


                                                    Amscan
                                                 Holdings and      Combined
                                                   Combined          Non-
                                                  Guarantors      Guarantors     Eliminations    Consolidated
                                                  ----------      ----------     ------------    ------------

                                                    ASSETS
                                                    ------
Current assets:
  Cash and cash equivalents ................      $     523       $     594            --         $   1,117
  Accounts receivable, net .................         42,636           6,703            --            49,339
  Inventories ..............................         47,948           6,869       $    (126)         54,691
  Prepaid and other current assets .........          8,661             452            --             9,113
                                                  ---------       ---------       ---------       ---------
  Total current assets .....................         99,768          14,618            (126)        114,260
Property, plant and equipment, net .........         57,729           1,531            --            59,260
Intangible assets, net .....................         54,680          11,820            --            66,500
Other assets, net ..........................         28,781             653         (20,602)          8,832
                                                  ---------       ---------       ---------       ---------
    Total assets ...........................      $ 240,958       $  28,622       $ (20,728)      $ 248,852
                                                  =========       =========       =========       =========


                                     LIABILITIES, REDEEMABLE COMMON STOCK
                                      AND STOCKHOLDERS' (DEFICIT) EQUITY
                                      ----------------------------------
Current liabilities:
  Loans and notes payable ..................      $   9,600       $      28            --         $   9,628
  Due to stockholders ......................             88            --              --                88
  Accounts payable .........................         10,671             823            --            11,494
  Accrued expenses .........................         12,946           4,486            --            17,432
  Income taxes payable .....................            458             135            --               593
  Current portions of long-term
    obligations ............................          3,506              43            --             3,549
                                                  ---------       ---------                       ---------
    Total current liabilities ..............         37,269           5,515            --            42,784
Long-term obligations, excluding
  current portion ..........................        270,118               9            --           270,127
Deferred tax liabilities ...................          8,116              12            --             8,128
Other ......................................          1,069          16,171       $ (13,687)          3,553
                                                  ---------       ---------       ---------       ---------
    Total liabilities ......................        316,572          21,707         (13,687)        324,592

Redeemable Common Stock ....................         19,547            --              --            19,547

Stockholders' (deficit) equity:
  Common Stock .............................           --               339            (339)           --
  Additional paid-in capital ...............            225             658            (658)            225
  Unamortized restricted Common Stock
     award .................................           (575)           --              --              (575)
  Notes receivable from officers ...........           (718)           --              --              (718)
  (Deficit) retained earnings ..............        (92,843)          7,413          (7,539)        (92,969)
  Accumulated other comprehensive loss .....         (1,250)         (1,495)          1,495          (1,250)
                                                  ---------       ---------       ---------       ---------
    Total stockholders' (deficit) equity ...        (95,161)          6,915          (7,041)        (95,287)
                                                  ---------       ---------       ---------       ---------
    Total liabilities, Redeemable Common
       Stock, stockholders' (deficit) equity      $ 240,958       $  28,622       $ (20,728)      $ 248,852
                                                  =========       =========       =========       =========

                                             AMSCAN HOLDINGS, INC.
                                          CONSOLIDATING BALANCE SHEET
                                               December 31, 1997
                                            (Dollars in thousands)
                                                  (Unaudited)


                                                 Amscan
                                              Holdings and     Combined
                                                Combined         Non-
                                               Guarantors     Guarantors    Eliminations   Consolidated
                                               ----------     ----------    ------------   ------------

                                                    ASSETS
                                                    ------
Current assets:
  Cash and cash equivalents ..............     $ 110,704      $     835           --        $ 111,539
  Accounts receivable, net ...............        39,457          5,381           --           44,838
  Inventories ............................        44,052          7,690           --           51,742
  Prepaid and other current assets .......         7,284            789           --            8,073
                                               ---------      ---------                     ---------
  Total current assets ...................       201,497         14,695           --          216,192
Property, plant and equipment, net .......        37,189          1,671           --           38,860
Intangible assets, net ...................         7,479            283           --            7,762
Other assets, net ........................        17,076              1      $ (10,615)         6,462
                                               ---------      ---------      ---------      ---------
    Total assets .........................     $ 263,241      $  16,650      $ (10,615)     $ 269,276
                                               =========      =========      =========      =========

                                LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
                                ----------------------------------------------
Current liabilities:
  Loans and notes payable ................          --        $     424           --        $     424
  Due to stockholders ....................     $  93,243           --             --           93,243
  Accounts payable .......................        11,798            354           --           12,152
  Accrued expenses .......................         9,162          1,340           --           10,502
  Income taxes payable ...................          (150)           317           --              167
  Current portions of long-term
    obligations ..........................         2,863             48           --            2,911
                                               ---------      ---------                     ---------
   Total current liabilities .............       116,916          2,483           --          119,399
Long-term obligations, excluding
  current portion ........................       234,344             78           --          234,422
Deferred tax liabilities .................         6,893           --             --            6,893
Other ....................................           307          6,711      $  (3,237)         3,781
                                               ---------      ---------      ---------      ---------
    Total liabilities ....................       358,460          9,272         (3,237)       364,495

Stockholders' (deficit) equity:
  Common Stock ...........................          --              339           (339)          --
  Additional paid-in capital .............          --              458           (458)          --
  Unamortized restricted Common Stock
     award ...............................          (835)          --             --             (835)
  Notes receivable from officers .........          (750)          --             --             (750)
  (Deficit) retained earnings ............       (92,912)         7,232         (7,232)       (92,912)
  Accumulated other comprehensive loss ...          (722)          (651)           651           (722)
                                               ---------      ---------      ---------      ---------
    Total stockholders' (deficit) equity..       (95,219)         7,378         (7,378)       (95,219)
                                               ---------      ---------      ---------      ---------
    Total liabilities and
       stockholders' (deficit) equity ....     $ 263,241      $  16,650      $ (10,615)     $ 269,276
                                               =========      =========      =========      =========

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATING STATEMENT OF OPERATIONS
                                     For the Year Ended December 31, 1998
                                            (Dollars in thousands)
                                                  (Unaudited)


                                           Amscan
                                        Holdings and     Combined
                                          Combined          Non-
                                         Guarantors      Guarantors    Eliminations   Consolidated
                                         ----------      ----------    ------------   ------------

Net sales ............................     $ 215,650      $  31,808      $ (12,164)     $ 235,294
Cost of sales ........................       141,322         21,871        (12,737)       150,456
                                           ---------      ---------      ---------      ---------
        Gross profit .................        74,328          9,937            573         84,838
Operating expenses:
   Selling expenses ..................        13,255          3,794           --           17,049
   General and administrative
     expenses ........................        18,827          4,836           (192)        23,471
   Art and development costs .........         7,470           --             --            7,470
   Restructuring charges .............         2,033            367           --            2,400
                                           ---------      ---------      ---------      ---------
        Income from operations .......        32,743            940            765         34,448
Interest expense, net ................        22,684            281           --           22,965
Other income, net ....................          (833)           (58)           770           (121)
                                           ---------      ---------      ---------      ---------
        Income before income taxes
          and minority interests .....        10,892            717             (5)        11,604
Income taxes .........................         4,350            466           --            4,816
Minority interests ...................          --               79           --               79
                                           ---------      ---------      ---------      ---------
        Net income ...................     $   6,542      $     172      $      (5)     $   6,709
                                           =========      =========      =========      =========

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATING STATEMENT OF OPERATIONS
                                     For the Year Ended December 31, 1997
                                            (Dollars in thousands)
                                                  (Unaudited)


                                           Amscan
                                         Holdings and     Combined
                                           Combined          Non-
                                          Guarantors      Guarantors   Eliminations   Consolidated
                                          ----------      ----------   ------------   ------------

Net sales ............................     $ 195,092      $  26,703     $ (11,864)     $ 209,931
Cost of sales ........................       130,785         18,469       (12,683)       136,571
                                           ---------      ---------     ---------      ---------
        Gross profit .................        64,307          8,234           819         73,360
Operating expenses:
   Selling expenses ..................        10,549          3,177          --           13,726
   General and administrative
     expenses ........................        17,298          3,930          (456)        20,772
   Art and development costs .........         5,282           --            --            5,282
   Non-recurring charges in
     connection with the Merger ......        22,083           --            --           22,083
                                           ---------      ---------     ---------      ---------
        Income from operations .......         9,095          1,127         1,275         11,497
Interest expense, net ................         3,828             64          --            3,892
Other (income) expense, net ..........        (1,717)            51         1,595            (71)
                                           ---------      ---------     ---------      ---------
        Income before income taxes
          and minority interests .....         6,984          1,012          (320)         7,676
Income taxes .........................         7,166            499          --            7,665
Minority interests ...................          --              193          --              193
                                           ---------      ---------     ---------      ---------
        Net (loss) income ............     $    (182)     $     320     $    (320)     $    (182)
                                           =========      =========     =========      =========

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATING STATEMENT OF OPERATIONS
                                     For the Year Ended December 31, 1996
                                            (Dollars in thousands)
                                                  (Unaudited)


                                                Amscan
                                             Holdings and     Combined
                                               Combined         Non-
                                              Guarantors     Guarantors   Eliminations   Consolidated
                                              ----------     ----------   ------------   ------------

Net sales ...............................     $ 176,808      $  24,656     $  (8,759)     $ 192,705
Cost of sales ...........................       117,707         15,704        (9,498)       123,913
                                              ---------      ---------     ---------      ---------
        Gross profit ....................        59,101          8,952           739         68,792
Operating expenses:
    Selling expenses ....................         9,723          2,115          --           11,838
    General and administrative
      expenses ..........................        15,424          4,562          (720)        19,266
    Art and development costs ...........         5,173           --            --            5,173
    Non-recurring compensation
      in connection with the IPO ........        15,535           --            --           15,535
    Special bonuses .....................         4,222           --            --            4,222
                                              ---------      ---------     ---------      ---------
        Income from operations ..........         9,024          2,275         1,459         12,758
Interest expense, net ...................         6,688              3          --            6,691
Other (income) expense, net .............        (2,229)            20         2,544            335
                                              ---------      ---------     ---------      ---------
        Income before income taxes
           and minority interests .......         4,565          2,252        (1,085)         5,732
Income taxes ............................         1,035            917          --            1,952
Minority interests ......................         1,403            250          --            1,653
                                              ---------      ---------     ---------      ---------
        Net income ......................     $   2,127      $   1,085     $  (1,085)     $   2,127
                                              =========      =========     =========      =========

Pro forma data (unaudited) (Note 12):
    Income before income taxes ..........                                                 $   4,079
    Pro forma income tax expense ........                                                     1,827
                                                                                          ---------
        Pro forma net income ............                                                 $   2,252
                                                                                          =========

                                                     AMSCAN HOLDINGS, INC.
                                             CONSOLIDATING STATEMENT OF CASH FLOWS
                                             For the Year Ended December 31, 1998
                                                    (Dollars in thousands)
                                                          (Unaudited)

                                                                     Amscan
                                                                    Holdings       Combined
                                                                  and Combined       Non-
                                                                   Guarantors     Guarantors    Eliminations   Consolidated
                                                                   ----------     ----------    ------------   ------------

Cash flows from operating activities:
   Net income ................................................     $   6,542      $     172      $      (5)     $   6,709
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization ..........................         7,954            547           --            8,501
      Amortization of deferred financing costs ...............           748           --             --              748
      Loss (gain) on disposal of property and equipment ......             2            (24)          --              (22)
      Provision for doubtful accounts ........................         2,767            569           --            3,336
      Restructuring charges ..................................         1,999            401           --            2,400
      Amortization of Restricted Common Stock award ..........           260           --             --              260
      Deferred income tax provision  (benefit) ...............         2,469            (28)          --            2,441
      Changes in operating assets and liabilities, net of
        acquisitions:
            (Increase) decrease in accounts receivable .......        (1,138)            14           --           (1,124)
            Decrease in inventories ..........................         4,701          2,026            126          6,853
            Decrease in prepaid and other current assets,
            and other, net ...................................         1,302            604            172          2,078
            Increase (decrease) in other assets ..............         2,307         (3,097)           300           (490)
            Increase in accounts payable, accrued expenses
              and income taxes payable .......................        (8,372)          (556)          --           (8,928)
                                                                   ---------      ---------      ---------      ---------
            Net cash provided by operating activities ........        21,541            628            593         22,762

Cash flows from investing activities:
   Cash paid for acquisitions ................................       (78,382)          --             --          (78,382)
   Capital expenditures ......................................        (7,334)          (180)          --           (7,514)
   Proceeds from disposal of property and equipment ..........         2,694             75           --            2,769
                                                                   ---------      ---------      ---------      ---------
            Net cash used in investing activities ............       (83,022)          (105)          --          (83,127)

Cash flows from financing activities:
   Net proceeds from sale of Capital Stock ...................           181           --             --              181
   Payments to acquire Common Stock in the Merger ............       (93,155)          --             --          (93,155)
   Proceeds from loans, notes payable and long-term
     obligations net of debt issuance costs of $964 ..........        59,036             28           --           59,064
   Repayment of loans, notes payable and long-term
     obligations .............................................       (15,432)          (485)          --          (15,917)
   Subchapter S distributions and other ......................            65            400           (400)            65
                                                                   ---------      ---------      ---------      ---------
            Net cash used in financing activities ............       (49,305)           (57)          (400)       (49,762)
   Effect of exchange rate changes on cash ...................           605           (707)          (193)          (295)
                                                                   ---------      ---------      ---------      ---------
            Net decrease in cash and cash
              equivalents ....................................      (110,181)          (241)          --         (110,422)
Cash and cash equivalents at beginning of year ...............       110,704            835           --          111,539
                                                                   ---------      ---------      ---------      ---------
Cash and cash equivalents at end of year .....................     $     523      $     594      $    --        $   1,117
                                                                   =========      =========      =========      =========

                                                     AMSCAN HOLDINGS, INC.
                                             CONSOLIDATING STATEMENT OF CASH FLOWS
                                             For the Year Ended December 31, 1997
                                                    (Dollars in thousands)
                                                          (Unaudited)


                                                                    Amscan
                                                                    Holdings       Combined
                                                                  and Combined       Non-
                                                                   Guarantors     Guarantors    Eliminations   Consolidated
                                                                   ----------     ----------    ------------   ------------

Cash flows from operating activities:
   Net (loss) income .........................................     $    (182)     $     320      $    (320)     $    (182)
   Adjustments to reconcile net (loss) income to net
     cash provided by operating activities:
      Depreciation and amortization ..........................         5,864            381           --            6,245
      Amortization of deferred financing costs ...............            13           --             --               13
      Gain on disposal of property and equipment .............           (31)          --             --              (31)
      Provision for doubtful accounts ........................         3,419            356           --            3,775
      Amortization of Restricted Common Stock award ..........           290           --             --              290
      Deferred income tax provision ..........................         1,625            (60)          --            1,565
      Changes in operating assets and liabilities, net of
        acquisitions:
          Increase in accounts receivable ....................       (14,915)          (954)          --          (15,869)
          Increase in inventories ............................        (3,773)        (2,098)          --           (5,871)
          Decrease in prepaid and other current assets, and
             other net .......................................         4,042          2,234           --            6,276
          Decrease (increase) in other assets, net ...........         2,267           (324)           920          2,863
          Increase in accounts payable, accrued expenses
            and income taxes payable .........................         4,944            151           --            5,095
                                                                   ---------      ---------      ---------      ---------
            Net cash provided by operating activities ........         3,563              6            600          4,169
Cash flows from investing activities:
   Capital expenditures ......................................        (9,390)          (847)          --          (10,237)
   Proceeds from disposal of property and equipment ..........           140           --             --              140
                                                                   ---------      ---------      ---------      ---------
            Net cash used in investing activities ............        (9,250)          (847)          --          (10,097)
Cash flows from financing activities:
   Net proceeds from sale of Common Stock ....................         4,524           --             --            4,524
   Capital contributions .....................................         7,500            600           (600)         7,500
   Issuance of Common Stock in connection with the Merger ....        61,875           --             --           61,875
   Payments to acquire treasury stock ........................          (290)          --             --             (290)
   Payments to acquire Common Stock in the Merger ............      (142,673)          --             --         (142,673)
   Proceeds from loans, notes payable and long-term
     obligations net of debt issuance costs of $5,500 ........       236,981             81           --          237,062
   Repayment of loans, notes payable and long-term
      obligations ............................................       (51,743)           (68)          --          (51,811)
   Repayment of indebtedness to Principal Stockholder ........          (181)            (1)          --             (182)
                                                                   ---------      ---------      ---------      ---------
            Net cash provided by financing activities ........       115,993            612           (600)       116,005
   Effect of exchange rate changes on cash ...................           126           (253)          --             (127)
                                                                   ---------      ---------      ---------      ---------
            Net increase (decrease) in cash and cash
              equivalents ....................................       110,432           (482)          --          109,950
Cash and cash equivalents at beginning of year ...............           272          1,317           --            1,589
                                                                   ---------      ---------      ---------      ---------
Cash and cash equivalents at end of year .....................     $ 110,704      $     835      $    --        $ 111,539
                                                                   =========      =========      =========      =========

                                                    AMSCAN HOLDINGS, INC.
                                            CONSOLIDATING STATEMENT OF CASH FLOWS
                                            For the Year Ended December 31, 1996
                                                   (Dollars in thousands)
                                                         (Unaudited)


                                                               Amscan
                                                              Holdings      Combined
                                                            and Combine       Non-
                                                             Guarantors    Guarantors    Eliminations  Consolidated
                                                             ----------    ----------    ------------  ------------

Cash flows from operating activities:
   Net income ...........................................     $  2,127      $  1,085      $ (1,085)     $  2,127
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Stock compensation expense in
        connection with the IPO .........................       10,920          --            --          10,920
      Depreciation and amortization .....................        4,764           373          --           5,137
      Loss on disposal of property and
        equipment .......................................          660          --            --             660
      Provision for doubtful accounts ...................        2,048           302          --           2,350
      Deferred income tax provision .....................          648           100          --             748
      Changes in operating assets and liabilities,
        net of acquisitions:
         Increase in accounts receivable ................       (6,684)       (1,164)         --          (7,848)
         Increase in inventories ........................         (458)         (222)         --            (680)
         (Increase) decrease in deposits and other, net..       (4,192)          396          --          (3,796)
         (Increase) decrease in other assets, net .......         (187)         (215)        1,085           683
         Increase in accounts payable and accrued
           expenses .....................................        1,456           516          --           1,972
                                                              --------      --------      --------      --------
            Net cash provided by operating activities ...       11,102         1,171          --          12,273

Cash flows from investing activities:
   Capital expenditures .................................       (7,076)         (537)         --          (7,613)
                                                              --------      --------      --------      --------
            Net cash used in investing activities .......       (7,076)         (537)         --          (7,613)

Cash flows from financing activities:
   Net proceeds from IPO ................................       43,340          --            --          43,340
   Proceeds from loans, notes payable and long-term
     indebtedness .......................................        2,777           496          --           3,273
   Repayment of loans, notes payable and long-term
     indebtedness .......................................      (11,113)         (855)         --         (11,968)
   Repayment of loans, notes and subordinated
     indebtedness to Principal Stockholder ..............      (16,900)         (279)         --         (17,179)
   Subchapter  S distributions and other ................      (23,574)          150          --         (23,424)
                                                              --------      --------      --------      --------
            Net cash used in financing
              activities ................................       (5,470)         (488)         --          (5,958)
Effect of exchange rate changes on cash .................          123           272          --             395
                                                              --------      --------      --------      --------
            Net (decrease) increase in cash
              and cash equivalents ......................       (1,321)          418          --            (903)
Cash and cash equivalents at beginning of year ..........        1,593           899          --           2,492
                                                              --------      --------      --------      --------
Cash and cash equivalents at end of year ................     $    272      $  1,317      $   --        $  1,589
                                                              ========      ========      ========      ========

                                                  SCHEDULE II
                                             AMSCAN HOLDINGS, INC.
                                       VALUATION AND QUALIFYING ACCOUNTS
                                 Years Ended December 31, 1998, 1997, and 1996
                                            (Dollars in thousands)


                                                     Beginning                                Ending
                                                      Balance    Write-offs    Additions      Balance
                                                      -------    ----------    ---------      -------
Allowance for Doubtful Accounts:
   For the year ended:
      December 31, 1996..........................     $2,505      $  717       $2,350         $4,138
      December 31, 1997..........................      4,138       2,220        3,775          5,693
      December 31, 1998..........................      5,693       5,459        6,641(1)       6,875


                                                     Beginning                                Ending
                                                      Balance    Write-offs    Additions      Balance
                                                      -------    ----------    ---------      -------
Inventory Reserves:
   For the year ended:
      December 31, 1996..........................     $1,228      $  731       $1,188         $1,685
      December 31, 1997..........................      1,685       1,562        1,039          1,162
      December 31, 1998..........................      1,162         906        1,336          1,592



(1) Includes approximately $3,305 of an allowance for doubtful accounts in connection with receivables purchased in the acquisition of Anagram.

                                             AMSCAN HOLDINGS, INC.
                                          CONSOLIDATED BALANCE SHEETS
                                            (Dollars in thousands)

                                                                                 March 31,     December 31,
                                                                                   1999            1998
                                                                                -----------    ------------
                                                                                (Unaudited)       (Note)
                                                    ASSETS
                                                    ------
Current assets:
   Cash and cash equivalents ...............................................     $     934      $   1,117
   Accounts receivable, net of allowances ..................................        57,954         49,339
   Inventories .............................................................        53,408         54,691
   Prepaid expenses and other current assets ...............................        13,942          9,113
                                                                                 ---------      ---------
        Total current assets ...............................................       126,238        114,260
Property, plant and equipment, net .........................................        59,585         59,260
Intangible assets, net .....................................................        65,600         66,500
Other assets, net ..........................................................         9,398          8,832
                                                                                 ---------      ---------
        Total assets .......................................................     $ 260,821      $ 248,852
                                                                                 =========      =========

                        LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' DEFICIT
                        --------------------------------------------------------------

   Short-term obligations ..................................................     $  17,235      $   9,628
   Accounts payable ........................................................        11,783         11,494
   Accrued expenses ........................................................        19,095         17,520
   Income taxes payable ....................................................         3,455            593
   Current portion of long-term obligations ................................         3,434          3,549
                                                                                 ---------      ---------
        Total current liabilities ..........................................        55,002         42,784
Long-term obligations, excluding current portion ...........................       269,926        270,127
Deferred income tax liabilities ............................................         8,320          8,128
Other ......................................................................         3,341          3,553
                                                                                 ---------      ---------
        Total liabilities ..................................................       336,589        324,592

Redeemable Common Stock ....................................................        19,547         19,547

Stockholders' deficit:
   Common Stock ............................................................          --             --
   Additional paid-in capital ..............................................           225            225
   Unamortized restricted Common Stock award, net ..........................          (532)          (575)
   Notes receivable from officers ..........................................          (698)          (718)
   Deficit .................................................................       (93,054)       (92,969)
   Accumulated other comprehensive loss ....................................        (1,256)        (1,250)
                                                                                 ---------      ---------
        Total stockholders' deficit ........................................       (95,315)       (95,287)
                                                                                 ---------      ---------

        Total liabilities, Redeemable Common Stock and stockholders' deficit     $ 260,821      $ 248,852
                                                                                 =========      =========

        Note:  The balance sheet at December 31, 1998 has been derived from the audited consolidated financial statements at that date.

          See accompanying notes to consolidated financial statements.

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (Dollars in thousands)
                                                  (Unaudited)


                                                                      Three Months Ended March 31,
                                                                           1999          1998
                                                                         --------      --------
Net sales ..........................................................     $ 76,440      $ 55,561
Cost of sales ......................................................       48,120        35,989
                                                                         --------      --------
      Gross profit .................................................       28,320        19,572

Operating expenses:
   Selling expenses ................................................        5,854         3,626
   General and administrative ......................................        7,044         4,319
   Provision for doubtful accounts (includes $5,950 in 1999
      related to Party City Corporation) ...........................        6,412           772
   Art and development costs .......................................        2,666         1,620
                                                                         --------      --------
      Total operating expenses .....................................       21,976        10,337
                                                                         --------      --------
      Income from operations .......................................        6,344         9,235

Interest expense, net ..............................................        6,434         5,265
Other expense (income), net ........................................           22           (40)
                                                                         --------      --------
         (Loss) income before income taxes and minority interests...         (112)        4,010

Income tax (benefit) expense .......................................          (46)        1,664
Minority interests .................................................           19            75
                                                                         --------      --------
      Net (loss) income ............................................     $    (85)     $  2,271
                                                                         ========      ========








                    See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                    For The Three Months Ended March 31, 1999
                             (Dollars in thousands)
                                   (Unaudited)





                                                                  Unamortized
                                                                  Restricted       Notes                    Accumulated
                                                     Additional     Common       Receivable                    Other
                                          Common      Paid-in     Stock Award,     from                    Comprehensive
                                          Stock       Capital         Net         Officers      Deficit        Loss          Total
                                          ------     ----------   ------------   ---------      -------    -------------     -----

Balance at December 31, 1998 .......     $   --       $    225     $   (575)     $   (718)     $(92,969)     $ (1,250)     $(95,287)

   Net loss ........................         --           --           --            --             (85)         --             (85)
   Net change in cumulative
      translation adjustment .......         --           --           --            --            --              (6)           (6)
                                                                                                                           --------
         Comprehensive loss ........         --           --           --            --            --            --             (91)

   Payments received on  notes
      receivable from officers .....         --           --           --            20            --            --              20
   Amortization of restricted
      Common Stock award ...........         --           --             43          --            --            --              43
                                         --------     --------     --------      --------      --------      --------      --------

Balance at March 31, 1999 ..........     $   --       $    225     $   (532)     $   (698)     $(93,054)     $ (1,256)     $(95,315)
                                         ========     ========     ========      ========      ========      ========      ========











          See accompanying notes to consolidated financial statements.

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (Dollars in thousands)
                                                  (Unaudited)

                                                                               Three Months Ended March 31,
                                                                                   1999           1998
                                                                                 ---------      ---------
Cash flows from operating activities:
    Net (loss) income ......................................................     $     (85)     $   2,271
    Adjustments to reconcile net (loss) income to net cash used in operating activities:
       Depreciation and amortization .......................................         3,219          1,723
       Amortization of deferred financing costs ............................           217            162
       Amortization of restricted Common Stock award .......................            43             65
       Provision for doubtful accounts .....................................         6,412            772
       Deferred income tax benefit .........................................        (1,891)          (135)
       Loss on disposal of property and equipment ..........................            71           --
       Changes in operating assets and liabilities:
         Increase in accounts receivable ...................................       (14,954)        (9,938)
         Decrease in inventories ...........................................         1,283          4,939
         (Increase) decrease in prepaid expenses and other current assets...        (2,746)           632
         Increase (decrease) in accounts payable, accrued expenses and
            income taxes payable ...........................................         4,746         (1,249)
       Other, net ..........................................................        (1,005)          (635)
                                                                                 ---------      ---------
         Net cash used in operating activities .............................        (4,690)        (1,393)

Cash flows from investing activities:
    Capital expenditures ...................................................        (2,205)        (1,072)
    Proceeds from sale of property and equipment ...........................           100             17
                                                                                 ---------      ---------
         Net cash used in investing activities .............................        (2,105)        (1,055)

Cash flows from financing activities:
    Payments to acquire Common Stock in Merger .............................           (18)       (92,731)
    Proceeds from short-term obligations ...................................         7,607
    Repayment of loans, notes payable and long-term obligations ............          (942)        (1,116)
    Other ..................................................................            20           --
                                                                                 ---------      ---------
       Net cash provided by (used in) financing activities .................         6,667        (93,847)

Effect of exchange rate changes on cash and cash equivalents ...............           (55)          (104)
                                                                                 ---------      ---------
       Net decrease in cash and cash equivalents ...........................          (183)       (96,399)
Cash and cash equivalents at beginning of period ...........................         1,117        111,539
                                                                                 ---------      ---------
Cash and cash equivalents at end of period .................................     $     934      $  15,140
                                                                                 =========      =========

Supplemental Disclosures:
         Interest paid .....................................................     $   3,553      $   2,839
         Taxes paid ........................................................     $     292      $     188

Capital lease obligations of $651 were incurred during the three months ended March 31, 1999. There were no capital lease obligations incurred during the three months ended March 31, 1998.

          See accompanying notes to consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS
-------  ----------------------------------------

     Amscan Holdings, Inc. ("Amscan Holdings" and, together with its subsidiaries, "AHI" or the "Company") was incorporated on October 3, 1996 for the purpose of becoming the holding company for Amscan Inc. and certain affiliated entities in connection with an initial public offering of common stock.

     On August 10, 1997, Amscan Holdings and Confetti Acquisition, Inc. ("Confetti"), a newly formed Delaware corporation affiliated with GS Capital Partners II, L.P. and certain other private investment funds managed by Goldman, Sachs & Co. (collectively, "GSCP"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a recapitalization of Amscan Holdings in which Confetti would be merged with and into Amscan Holdings (the "Merger"), with Amscan Holdings as the surviving corporation.

     On December 19, 1997 (the "Effective Time"), the Merger was consummated pursuant to the Merger Agreement. At the Effective Time, each share of the Common Stock, par value $0.10 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned, directly or indirectly, by the Company or by Confetti) was converted, at the election of each of the Company's stockholders, into the right to receive from the Company either (a) $16.50 in cash or (b) $9.33 in cash plus a retained interest in the Company equal to one share of Company Common Stock for every 150,000 shares held by such stockholder, with fractional shares of Company Common Stock paid in cash. Also pursuant to the Merger Agreement, at the Effective Time each outstanding share of Common Stock, par value $0.10 per share, of Confetti ("Confetti Common Stock"), was converted into an equal number of shares of Company Common Stock as the surviving corporation in the Merger. The Merger was financed with an equity contribution of approximately $67.5 million (including contributions of Company Common Stock by certain employee stockholders and including issuances of restricted stock), $117 million from a senior term loan and $110 million from the issuance of senior subordinated notes. The Merger was accounted for as a recapitalization and, accordingly, the historical basis of the Company's assets and liabilities were not affected by the Merger.

     Amscan Holdings and its subsidiaries design, manufacture, contract for manufacture and distribute party and novelty goods principally in the United States, Canada and Europe.


NOTE 2:  BASIS OF PRESENTATION
-------  ---------------------

     The  consolidated  financial  statements  include  the  accounts  of Amscan
Holdings  and  its  majority-owned   subsidiaries.   Investments  in  less  than
majority-owned subsidiaries are accounted for on an equity basis.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. The results of operations may be affected by seasonal factors

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)


such as the timing of holidays or industry factors that may be specific to a particular period, such as movement in and the general level of raw material costs. For further information, see the financial statements and footnotes thereto included in the Amscan Holdings' Annual Report on Form 10-K for the year ended December 31, 1998.


NOTE 3:  INVENTORIES
-------  -----------

        Inventories consisted of the following:

                                                        March 31,   December 31,
                                                          1999          1998
                                                        ---------   ------------
                                                            (In thousands)
Finished goods ......................................   $ 46,474    $ 48,093
Raw materials .......................................      4,538       4,845
Work-in-process .....................................      4,406       3,345
                                                        --------    --------
                                                          55,418      56,283
Less:  reserve for slow moving and obsolete inventory     (2,010)     (1,592)
                                                        --------    --------
                                                        $ 53,408    $ 54,691
                                                        ========    ========

     Inventories are valued at the lower of cost, determined on a first in - first out basis, or market.


NOTE 4:  INCOME TAXES
-------  ------------

     The consolidated income tax (benefit) provision for the three months ended March 31, 1999 and 1998 were determined based upon estimates of the Company's consolidated effective income tax rates for the years ending December 31, 1999 and 1998, respectively. The differences between the consolidated effective income tax rate and the U.S. Federal statutory rate are primarily attributable to state income taxes and the effects of foreign operations.


NOTE 5:  COMPREHENSIVE (LOSS) INCOME
-------  ---------------------------

     During the first quarter of 1999 and 1998, total comprehensive (loss) income amounted to $(91,000) and $2,256,000, respectively, consisting of net
(loss) income of $(85,000) and $2,271,000 and foreign currency translation adjustments of $(6,000) and $(15,000), respectively. Accumulated other comprehensive loss at March 31, 1999 and December 31, 1998 consisted solely of the Company's foreign currency translation adjustment.

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

NOTE 6:  CAPITAL STOCK
-------  -------------

     At March 31, 1999 and December 31, 1998, respectively, the Company's authorized capital stock consisted of 5,000,000 shares of preferred stock, $0.10 par value, of which no shares were issued or outstanding, and 3,000 shares of common stock, $0.10 par value, of which 1,132.41 shares were issued and outstanding.


NOTE 7:  SEGMENT INFORMATION
-------  -------------------

Industry Segments
-----------------
     The Company operates in one operating segment which involves the design, manufacture, contract for manufacture and distribution of party and novelty goods.

Geographic Segments
-------------------
     The Company's export sales, other than those intercompany sales reported below as sales between geographic areas, are not material. Sales between geographic areas primarily consist of sales of finished goods for distribution in the foreign markets. No one single foreign operation is significant to the Company's consolidated operations. Sales between geographic areas are made at cost plus a share of operating profit.

      The Company's geographic area data is as follows (dollars in thousands):

                                              Domestic       Foreign      Eliminations   Consolidated
                                              --------       -------      ------------   ------------
Three Months Ended March 31, 1999
Sales to unaffiliated customers .........     $  66,534     $   9,906           --        $  76,440
Sales between geographic areas ..........         4,496           471      $  (4,967)          --
                                              ---------     ---------      ---------      ---------
Net sales ...............................     $  71,030     $  10,377      $  (4,967)     $  76,440
                                              =========     =========      =========      =========

Income from operations ..................     $   6,039     $     305           --        $   6,344
                                              =========     =========
Interest expense, net ...................          --            --             --            6,434
Other expense, net ......................          --            --             --               22
                                                                                          ---------
Loss before income taxes and minority
  interests .............................          --            --             --        $    (112)
                                                                                          =========

Long-lived assets at March 31, 1999 .....     $ 133,121     $  14,686      $ (13,224)     $ 134,583
                                              =========     =========      =========      =========

Three Months Ended March 31, 1998
Sales to unaffiliated customers .........     $  49,287     $   6,274           --        $  55,561
Sales between geographic areas ..........         1,793     $    --        $  (1,793)          --
                                              ---------     ---------      ---------      ---------
Net sales ...............................     $  51,080     $   6,274      $  (1,793)     $  55,561
                                              =========     =========      =========      =========
Income from operations ..................     $   8,922     $     313           --        $   9,235
                                              =========     =========
Interest expense, net ...................          --            --             --            5,265
Other income, net .......................          --            --             --              (40)
                                                                                          ---------
Income before income taxes and minority
  interests .............................          --            --             --        $   4,010
                                                                                          =========
Long-lived assets at March 31, 1998 .....     $  53,422     $   1,799      $  (1,939)     $  53,282
                                              =========     =========      =========      =========

                              AMSCAN HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)


NOTE 8:  PROVISION FOR DOUBTFUL ACCOUNTS
-------  -------------------------------

     During the first quarter of 1999, the Company's largest customer, Party City Corporation ("Party City") announced that, due to difficulties implementing new financial reporting and accounting systems, it would not be able to complete its year end audit and that it would be in default of certain covenants of its credit facility as of December 31, 1998. The Company understands that Party City is negotiating with its lenders to amend its credit facility and with its vendors to amend existing credit terms on certain inventory. The Company also understands that Party City is considering various alternatives to improve its current financial condition. Based on the current financial condition of Party City, the Company has established reserves approximating 50% of the $13,200,000 accounts receivable balance due from Party City corporate stores at March 31, 1999, including $5,950,000 charged to the provision for doubtful accounts during the first quarter of 1999.

     For the three months ended March 31, 1999 and 1998, sales to Party City's corporate stores represented 18% and 11%, respectively, of consolidated net sales. If Party City were to significantly reduce their volume of purchases from the Company for any reason, the Company's financial condition and results of operations could be materially adversely affected.

                            SUPPLEMENTAL INFORMATION
                            ------------------------

     The senior subordinated notes and borrowings under the bank credit agreement are guaranteed jointly and severally, fully and unconditionally, by each of Amscan Holdings' wholly-owned domestic subsidiaries (the "Guarantors").

     Non-guarantor companies include the following:
     o     Amscan Distributors (Canada) Ltd.
     o     Amscan Holdings Limited
     o     Amscan (Asia-Pacific) Pty.  Ltd.
     o     Amscan Partyartikel GmbH
     o     Amscan Svenska AB
     o     Amscan de Mexico, S.A. de C.V.
     o     Anagram International (Japan) Co., Ltd.
     o     Anagram Mexico S. de R.L. de C.V.
     o     Anagram Espana, S.A.
     o     Anagram France S.C.S.

     The following consolidating information presents unaudited consolidating balance sheet as of March 31, 1999, and the related unaudited consolidating statements of operations and cash flows for the three-month periods ended March 31, 1999 and 1998 for the combined Guarantors and the combined non-guarantors and elimination entries necessary to consolidate the entities comprising the combined companies.

                                                     AMSCAN HOLDINGS, INC.
                                                  CONSOLIDATING BALANCE SHEET
                                                        March 31, 1999
                                                    (Dollars in thousands)
                                                          (Unaudited)


                                                         Amscan
                                                      Holdings and     Combined
                                                        Combined         Non-
                                                       Guarantors     Guarantors     Eliminations   Consolidated
                                                       ----------     ----------     ------------   ------------

ASSETS
------
Current assets:
  Cash and cash equivalents .......................     $      32      $     902           --        $     934
  Accounts receivable, net ........................        51,035          6,919           --           57,954
Inventories .......................................        47,339          6,069           --           53,408
  Prepaid expenses and other current assets .......        12,307          1,635           --           13,942
                                                        ---------      ---------                     ---------
    Total current assets ..........................       110,713         15,525           --          126,238
Property, plant and equipment, net ................        58,200          1,385           --           59,585
Intangible assets, net ............................        54,183         11,417           --           65,600
Other assets, net .................................        29,251          2,167      $ (22,020)         9,398
                                                        ---------      ---------      ---------      ---------
    Total assets ..................................     $ 252,347      $  30,494      $ (22,020)     $ 260,821
                                                        =========      =========      =========      =========

LIABILITIES, REDEEMABLE COMMON STOCK
AND STOCKHOLDERS' (DEFICIT) EQUITY
----------------------------------
Current liabilities:
  Short-term obligations ..........................     $  17,235           --             --        $  17,235
  Accounts payable ................................        10,742      $   1,041           --           11,783
  Accrued expenses ................................        15,113          3,982           --           19,095
  Income taxes payable ............................         2,662            793           --            3,455
Current portions of long-term obligations .........         3,400             34           --            3,434
                                                        ---------      ---------                     ---------
    Total current liabilities .....................        49,152          5,850           --           55,002
Long-term obligations, excluding
  current portion .................................       269,918              8           --          269,926
Deferred income tax liabilities ...................         8,308             12           --            8,320
Other .............................................           737         16,796        (14,192)         3,341
                                                        ---------      ---------      ---------      ---------
    Total liabilities .............................       328,115         22,666        (14,192)       336,589

Redeemable Common Stock ...........................        19,547           --             --           19,547
Stockholders' (deficit) equity:
    Common Stock ..................................          --              339           (339)          --
    Additional paid-in capital ....................           225            658           (658)           225
    Unamortized restricted Common Stock
       award, net .................................          (532)          --             --             (532)
    Notes receivable from officers ................          (698)          --             --             (698)
    (Accumulated deficit) retained earnings .......       (93,054)         7,966         (7,966)       (93,054)
    Accumulated other comprehensive loss ..........        (1,256)        (1,135)         1,135         (1,256)
                                                        ---------      ---------      ---------      ---------
    Total stockholders' (deficit) equity ..........       (95,315)         7,828         (7,828)       (95,315)
                                                        ---------      ---------      ---------      ---------
    Total liabilities, Redeemable Common
       Stock, and stockholders' (deficit) equity...     $ 252,347      $  30,494      $ (22,020)     $ 260,821
                                                        =========      =========      =========      =========

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATING STATEMENT OF OPERATIONS
                                       Three Months Ended March 31, 1999
                                            (Dollars in thousands)
                                                  (Unaudited)


                                                             Amscan
                                                          Holdings and    Combined
                                                            Combined        Non-
                                                           Guarantors    Guarantors   Eliminations  Consolidated
                                                           ----------    ----------   ------------  ------------

Net sales .............................................     $ 71,030      $ 10,377      $ (4,967)     $ 76,440
Cost of sales .........................................       45,878         7,209        (4,967)       48,120
                                                            --------      --------      --------      --------
         Gross profit .................................       25,152         3,168          --          28,320
Operating expenses:
    Selling expenses ..................................        4,504         1,350          --           5,854
    General and administrative expenses ...............        5,719         1,373           (48)        7,044
    Provision for doubtful accounts (includes $5,950
     related to Party City Corporation) ...............        6,313            99          --           6,412
    Art and development costs .........................        2,666          --            --           2,666
                                                            --------      --------      --------      --------
     Income from operations ...........................        5,950           346            48         6,344
Interest expense (income) net .........................        6,456           (22)         --           6,434
Other (income) expense, net ...........................         (295)           82           235            22
                                                            --------      --------      --------      --------
(Loss) income before income taxes
       and minority interests .........................         (211)          286          (187)         (112)
Income tax (benefit) expense ..........................         (126)           80          --             (46)
Minority interests ....................................         --              19          --              19
                                                            --------      --------      --------      --------
            Net (loss) income .........................     $    (85)     $    187      $   (187)     $    (85)
                                                            ========      ========      ========      ========

                                             AMSCAN HOLDINGS, INC.
                                     CONSOLIDATING STATEMENT OF OPERATIONS
                                       Three Months Ended March 31, 1998
                                            (Dollars in thousands)
                                                  (Unaudited)



                                               Amscan
                                            Holdings and    Combined
                                              Combined        Non-
                                             Guarantors    Guarantors   Eliminations  Consolidated
                                             ----------    ----------   ------------  ------------

Net sales ...............................     $ 51,080      $  6,274      $ (1,793)     $ 55,561
Cost of sales ...........................       33,864         4,116        (1,991)       35,989
                                              --------      --------      --------      --------
        Gross profit ....................       17,216         2,158           198        19,572
Operating expenses:
   Selling expenses .....................        2,832           794          --           3,626
   General and administrative expenses...        3,549           818           (48)        4,319
   Provision for doubtful accounts ......          537           235          --             772
   Art and development costs ............        1,620          --            --           1,620
                                              --------      --------      --------      --------
        Income from operations ..........        8,678           311           246         9,235
Interest expense, net ...................        5,265          --            --           5,265
Other income, net .......................         (487)          (23)          470           (40)
                                              --------      --------      --------      --------
        Income before income taxes
           and minority interests .......        3,900           334          (224)        4,010
Income taxes ............................        1,629            35          --           1,664
Minority interests ......................         --              75          --              75
                                              --------      --------      --------      --------
        Net income ......................     $  2,271      $    224      $   (224)     $  2,271
                                              ========      ========      ========      ========

                                                    AMSCAN HOLDINGS, INC.
                                           CONSOLIDATING STATEMENT OF CASH FLOWS
                                              Three Months Ended March 31, 1999
                                                    (Dollars in thousands)
                                                         (Unaudited)

                                                                 Amscan
                                                              Holdings and    Combined
                                                                Combined        Non-
                                                               Guarantors    Guarantors    Eliminations  Consolidated
                                                               ----------    ----------    ------------  ------------
Cash flows from operating activities:
   Net (loss) income ......................................     $    (85)     $    187      $   (187)     $    (85)
   Adjustments to reconcile net (loss) income to net
     cash used in operating activities:
      Depreciation and amortization .......................        3,116           103          --           3,219
      Amortization of deferred financing charges ..........          217          --            --             217
      Amortization of restricted Common Stock award .......           43          --            --              43
      Provision for doubtful accounts .....................        6,313            99          --           6,412
      Deferred income tax benefit .........................       (1,891)         --            --          (1,891)
      Loss on disposal of property and equipment ..........           26            45          --              71
      Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable .......      (14,957)            3          --         (14,954)
         Decrease in inventories ..........................          353           930          --           1,283
         Increase in prepaid expenses
           and other current assets .......................       (1,568)       (1,178)         --          (2,746)
         Increase (decrease) in accounts payable, accrued
           expenses and income taxes payable ..............        9,884        (5,138)         --           4,746
      Other, net ..........................................       (5,985)        4,793           187        (1,005)
                                                                --------      --------      --------      --------
            Net cash used in operating activities .........       (4,534)         (156)         --          (4,690)

Cash flows from investing activities:
   Capital expenditures ...................................       (2,183)          (22)         --          (2,205)
   Proceeds from sale of property and equipment ...........          100          --            --             100
                                                                --------      --------      --------      --------
            Net cash used in investing activities .........       (2,083)          (22)         --          (2,105)

Cash flows from financing activities:
   Payments to acquire Common Stock in Merger .............          (18)         --            --             (18)
   Proceeds from (repayment of) short-term
     obligations ..........................................        7,635           (28)         --           7,607
   Repayment of loans, notes payable and long-term
     obligations ..........................................         (932)          (10)         --            (942)
   Other ..................................................           20          --            --              20
                                                                --------      --------      --------      --------
            Net cash provided by (used in)
              financing activities ........................        6,705           (38)         --           6,667

Effect of exchange rate changes on cash and cash
  equivalents .............................................         (579)          524          --             (55)
                                                                --------      --------      --------      --------

            Net (decrease) increase in cash and cash
              equivalents .................................         (491)          308          --            (183)

Cash and cash equivalents at beginning of period ..........          523           594          --           1,117
                                                                --------      --------      --------      --------

Cash and cash equivalents at end of period ................     $     32      $    902      $   --        $    934
                                                                ========      ========      ========      ========

                                                   AMSCAN HOLDINGS, INC.
                                           CONSOLIDATING STATEMENT OF CASH FLOWS
                                             Three Months Ended March 31, 1998
                                                  (Dollars in thousands)
                                                        (Unaudited)


                                                                Amscan Holdings   Combined
                                                                 and Combined        Non-
                                                                  Guarantors      Guarantors     Eliminations    Consolidated
                                                                  ----------      ----------     ------------    ------------

Cash flows from operating activities:
   Net income ..............................................      $   2,271       $     224       $    (224)      $   2,271
   Adjustments to reconcile net income to net cash (used in)
      provided by operating activities:
      Depreciation and amortization ........................          1,624              99            --             1,723
      Amortization of deferred financing charges ...........            162            --              --               162
      Amortization of restricted Common Stock award ........             65            --              --                65
      Provision for doubtful accounts ......................            537             235            --               772
      Deferred income tax benefit ..........................           (135)           --              --              (135)
      Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable ........         (9,986)             48            --            (9,938)
         Decrease in inventories ...........................          4,542             397            --             4,939
         Decrease (increase) in prepaid expenses and other
           current assets ..................................          1,157            (525)           --               632
         (Decrease) increase in accounts payable, accrued
            expenses and income taxes payable ..............         (1,439)            190            --            (1,249)
      Other, net ...........................................           (255)           (604)            224            (635)
                                                                  ---------       ---------       ---------       ---------
            Net cash (used in) provided by operating
                activities .................................         (1,457)             64            --            (1,393)

Cash flows from investing activities:
   Capital expenditures ....................................         (1,028)            (44)           --            (1,072)
   Proceeds from sale of property and equipment ............           --                17            --                17
                                                                  ---------       ---------       ---------       ---------
            Net cash used in investing activities ..........         (1,028)            (27)           --            (1,055)

Cash flows from financing activities:
   Payments to acquire Common Stock in Merger ..............        (92,731)           --              --           (92,731)
   Repayment of loans, notes payable and long-term
     obligations ...........................................           (768)           (348)           --            (1,116)
                                                                  ---------       ---------       ---------       ---------
            Net cash used in financing activities ..........        (93,499)           (348)           --           (93,847)

Effect of exchange rate changes on cash
     and cash equivalents ..................................            (34)            (70)           --              (104)
                                                                  ---------       ---------       ---------       ---------

            Net decrease in cash and cash equivalents ......        (96,018)           (381)           --           (96,399)

Cash and cash equivalents at beginning of period ...........        110,704             835            --           111,539
                                                                  ---------       ---------       ---------       ---------

Cash and cash equivalents at end of period .................      $  14,686       $     454       $    --         $  15,140
                                                                  =========       =========       =========       =========



=====================================================    ===================================================
You  must  rely  only on  this  Prospectus  or  other
information Amscan Holdings, Inc. directly refers you
to.  Amscan  Holdings  has not  authorized  anyone to                    Amscan Holdings, Inc.
provide  you  with  any  other  information.  You may
assume  the   accuracy   of  the   contents  of  this               9 7/8% Senior Subordinated Notes
Prospectus only through the date hereof.  If you live                           due 2007
in a jurisdiction that prohibits the offering or sale         ($110,000,000 principal amount outstanding)
of the Notes covered by this Prospectus,  you may not
purchase the Notes.


-----------------

TABLE OF CONTENTS











                                           Page
                                           ----
Available Information.............           ii
Prospectus Summary................            1
Risk Factors......................           14                    -----------------------------
Capitalization....................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations......................           15
Business..........................           24
Management........................           33
Ownership of Capital Stock........           41
Description of Senior Debt........           43
Description of Notes..............           45
Description of Certain Federal Income
  Tax Consequences of an Investment in
  the Notes......................            70
Plan of Distribution..............           73
Experts...........................           73
Validity of the Notes.............           73
Index to Financial Statements.....          F-1




=====================================================   ====================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity at another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

    Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 of the DGCL also provides that to the extent that a director, officer, employee or agent of a corporation is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    In accordance with Section 145 of the DGCL, Amscan Holdings"s By-laws provide that Amscan Holdings will indemnify, to the maximum extent permitted by applicable law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of Amscan Holdings to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of Amscan Holdings or is or was serving at the request of Amscan Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

    Amscan Holdings"s By-laws also provide that expenses incurred by an officer or director in defending an action, suit or proceeding will be paid by Amscan Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person seeking indemnification to repay such amount in the event that it shall be ultimately determined that such person is not entitled to be indemnified by Amscan Holdings by law or pursuant to Amscan Holdings' By-laws. Amscan Holdings' By-laws define the term "expenses" to include, without limitation, costs of and expenses incurred in connection with or in preparation for litigation, attorneys' fees, judgments, fines, penalties, amounts paid in settlement, excise taxes in respect of any employee benefit plan of Amscan Holdings, and interest on any of the foregoing.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL

(regarding certain illegal distributions) or (iv) for any transaction from which the director derived an improper personal benefit. Amscan Holdings' Certificate of Incorporation provides that the personal liability of Amscan Holdings' directors to Amscan Holdings or any of its stockholders for monetary damages for breach of fiduciary duty by such director as a director is limited to the fullest extent permitted by Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


    (a) Exhibits.

                        2.1 Agreement and Plan of Merger, by and among Amscan Holdings, Inc. and Confetti Acquisition, Inc., dated as of August 10, 1997 (incorporated by reference to Exhibit 2.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        2.2 Share Exchange Agreement dated as of December 18, 1996, among the Registrant, John A. Svenningsen, Gerald C. Rittenberg and the following trusts each created by agreement dated as of October 29, 1996: Christina Svenningsen Trust, Jon Svenningsen Trust, Elisabeth Svenningsen Trust, Melissa Svenningsen Trust, Emily Svenningsen Trust and Sara Svenningsen Trust (incorporated by reference to Exhibit 2(a) to the Registrant's 1996 Annual Report on Form 10-K (Commission File No. 000-21827)).
                        2.3 Capital Contribution Agreement by and between the Company and Messrs. Allan J. Kaufman, Arthur J. Kaufman and Michael F. Hodges, dated October 9, 1996, as supplemented (incorporated by reference to Exhibit 2(b) to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-14107)).
                        2.4 Stock Purchase Agreement, dated as of August 6, 1998, by and among Amscan Holdings, Inc. and certain stockholders of Anagram International, Inc. and certain related companies (incorporated by reference to Exhibit 2.1 to Current Report on Forms 8-K dated August 6, 1998).
                        3.1 Certificate of Incorporation of Amscan Holdings, Inc. dated October 3, 1996 (incorporated by reference to Exhibit 3.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.2 Amended By-Laws of Amscan Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.3 Certificate of Incorporation of Amscan Inc. (incorporated by reference to Exhibit 3.3 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.4 By-Laws of Amscan Inc. (incorporated by reference to Exhibit 3.4 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.5 Restated Articles of Incorporation of Trisar, Inc. (incorporated by reference to Exhibit 3.5 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.6 By-Laws of Trisar, Inc. (incorporated by reference to Exhibit 3.6 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).

                        3.7 Original Articles of Incorporation of Am-Source, Inc. (incorporated by reference to
                                Exhibit 3.7 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.8 By-Laws of Am-Source Inc. (incorporated by reference to Exhibit 3.8 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.9 Certificate of Incorporation of SSY Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.9 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.10 By-Laws of SSY Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.10 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.11 Certificate of Incorporation of JCS Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.11 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.12 By-Laws of JCS Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.12 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.13 Amended Articles of Incorporation of Anagram International, Inc. (incorporated by reference to Exhibit 3.1 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        3.14 By-Laws of Anagram International, Inc. (incorporated by reference to Exhibit 3.2 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        3.15 Articles of Incorporation of Anagram International Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        3.16 By-Laws of Anagram International Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        3.17 Articles of Organization of Anagram International, LLC (incorporated by reference to
                                Exhibit 3.5 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        3.18 Operating Agreement of Anagram International, LLC (incorporated by reference to Exhibit 3.6 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        3.19 Certificate of Formation of Anagram Eden Prairie Property Holdings LLC (incorporated by reference to Exhibit 3.7 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        4.1 Indenture, dated as of December 19, 1997, by and among Amscan Holdings, Inc., the Guarantors named therein and IBJ Schroder Bank & Trust Company with respect to the Senior Subordinated Notes.
                        4.2 Supplemental Indenture, dated as of September 17, 1998, by and among Anagram International, Inc., Anagram International Holdings, Inc., Anagram International LLC and Anagram Eden Prairie Property Holdings LLC and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).

                        4.3 Senior Subordinated Guarantee, dated as of September 17, 1998, by Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Property Holdings LLC (incorporated by reference to Exhibit 4.2 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        4.4 Warrant Agreement, dated as of August 6, 1998, by and between Amscan Holdings, Inc. and Garry Kieves Retained Annuity Trust (incorporated by reference to Exhibit 4.1 to Current Report on Form 8 - K dated August 6, 1998) (SEC File No. 000-21827).
                        5.1 Opinion of Wachtell, Lipton, Rosen & Katz (incorporated by reference to Exhibit 5.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45475)).
                        10.1 Exchange and Registration Rights Agreement, dated as of December 19, 1997, by and among Amscan Holdings, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        10.2 Amended and Restated Revolving Loan Credit Agreement, dated as of September 17, 1998, among Amscan Holdings, Inc., the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank as administrative agent (incorporated by reference to Exhibit 10.1 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        10.3 Amended and Restated AXEL Credit Agreement, dated as of September 17, 1998, among Amscan
                                Holdings, Inc., the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank as administrative agent (incorporated by reference to Exhibit 10.2 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        10.4 Stockholders' Agreement, dated as of December 19, 1997, by and among Amscan Holdings, Inc. and the Stockholders thereto (incorporated by reference to Exhibit 10.4 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        10.5 Employment Agreement, dated as of August 10, 1997, by and between Amscan Holdings, Inc. and Gerald C. Rittenberg (incorporated by reference to Exhibit 10.5to Amscan Holdings, Inc.'s Registration Statement on S-4 filed November 14, 1997 (SEC File No 333-4128)).
                        10.6 Employment Agreement, dated as of August 10, 1997, by and between Amscan Holdings, Inc. and James M. Harrison (incorporated by reference to
                                Exhibit 10.6 to Amscan Holdings, Inc.'s Registration Statement on S-4 filed November 14, 1997 (SEC File No 333-4128)).
                        10.7 Employment Agreement, dated as of October 4, 1996, by and between Amscan Holdings, Inc. and William S. Wilkey (incorporated by reference to
                                Exhibit 10(e) to Amscan Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-14107)).
                        10.8 Employment Agreement between the Company and Garry Kieves dated as of August 6, 1998 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8 - K dated August 6,
                                1998) (SEC File No. 000-21827).
                        10.9 Amscan Holdings, Inc. 1997 Stock Incentive Plan (contained in Exhibit 10.4).
                        10.10 Tax Indemnification Agreement between Amscan Holdings, Inc. and John A. Svenningsen, dated as of December 18, 1996 (incorporated by reference to Exhibit 10(j) to the Registrant's 1996 Annual Report on Form 10-K (SEC File No. 000-21827)).

                        10.11 Tax Indemnification Agreement between Amscan Holdings, Inc. Christine Svenningsen and the Estate of John A. Svenningsen, dated as of August 10, 1997 (incorporated by reference to
                                Exhibit 10.17 to the Registrant's Registration on Form S-4 (SEC File No. 333-40235)).
                        10.12 The MetLife Capital Corporation Master Lease Purchase Agreement between MetLife Capital Corporation and Amscan Inc., Deco Paper Products, Inc., Kookaburra USA Ltd., and Trisar, Inc., dated November 21, 1991, as amended (incorporated by reference to Exhibit 10(n) to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (SEC File No.
                                333-14107)).
                                Amendment No. 1 to the Stockholders' Agreement, dated as of August 6, 1998 by and among Amscan Holdings, Inc. and certain stockholders of Amscan Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8 - K dated August 6, 1998) (SEC File No. 000-21827).
                        12.1    Statement re computation of ratios.
                        21.1    Subsidiaries of Amscan Holdings, Inc.
                        23.1    Consent of KPMG LLP.
                        23.2    Consent of Ernst & Young LLP.
                        23.3 Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
                        24.1 Powers of Attorney applicable to the Registration Statement filing (incorporated by reference to Exhibit 24.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of IBJ Schroder Bank & Trust Company under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 25.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).


ITEM 22.  UNDERTAKINGS.


    The undersigned Registrant hereby undertakes:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             AMSCAN HOLDINGS, INC.


                             By: /s/ JAMES M. HARRISON
                             -------------------------------
                             Name: James M. Harrison
                             Title: President, Chief
                             Financial Officer and Treasurer


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  Chief Executive Officer and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  President, Chief Financial Officer,
         ---------------------------        Treasurer and Director
         James M. Harrison

         *                                  Controller and Secretary
         --------------------------
         Michael A. Correale

         *                                  Chairman of the Board and Director
         --------------------------
         Terence M. O'Toole

         *                                  Director
         --------------------------
         Sanjeev K. Mehra

         *                                  Director
         --------------------------
         Joseph P. DiSabato

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             AMSCAN INC.


                             By: /s/ JAMES M. HARRISON
                             -------------------------------
                             Name: James M. Harrison
                             Title: Executive Vice President


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  Executive Vice President, Secretary
         --------------------------         and Director
         James M. Harrison

         *                                  Vice President, Treasurer, and
         --------------------------         Director
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             TRISAR, INC.


                             By: /s/ JAMES M. HARRISON
                             -------------------------------
                             Name: James M. Harrison
                             Title: Treasurer and Secretary


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  Treasurer, Secretary and Director
         --------------------------
         James M. Harrison

         *                                  Assistant Treasurer and Director
         --------------------------
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             AM-SOURCE, INC.


                             By: /s/ JAMES M. HARRISON
                             -------------------------------
                             Name: James M. Harrison
                             Title: Treasurer and Secretary



    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President
         --------------------------
         Gerald C. Rittenberg

         *                                  Treasurer and Secretary
         --------------------------
         James M. Harrison

         *                                  Assistant Treasurer
         --------------------------
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             SSY REALTY CORP.


                             By: /s/ JAMES M. HARRISON
                             -------------------------------
                             Name: James M. Harrison
                             Title: Treasurer and Secretary


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  Treasurer, Secretary and Director
         --------------------------
         James M. Harrison

         *                                  Assistant Treasurer and Director
         --------------------------
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             JCS REALTY CORP.


                             By: /s/ JAMES M. HARRISON
                             -------------------------------
                             Name: James M. Harrison
                             Title:  Treasurer and Secretary



    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  Treasurer, Secretary and Director
         --------------------------
         James M. Harrison

         *                                  Assistant Treasurer and Director
         --------------------------
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             ANAGRAM INTERNATIONAL, INC.


                             By: /s/ JAMES M. HARRISON
                             ---------------------------------------
                             Name: James M. Harrison
                             Title: Senior Vice President, Treasurer
                             and Chief Financial Officer


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President
         --------------------------
         Gary Kieves

         * Senior Vice President, Assistant Treasurer, Assistant Secretary and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  Senior Vice President, Treasurer,
         --------------------------         Chief Financial Officer and Director
         James M. Harrison

         *                                  Vice President, Assistant Treasurer,
         --------------------------         Secretary and Director
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             ANAGRAM INTERNATIONAL
                             HOLDINGS, INC.


                             By: /s/ JAMES M. HARRISON
                             ----------------------------------------
                             Name: James M. Harrison
                             Title: Senior Vice President, Treasurer
                             and Chief Financial Officer


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President, Chief Executive Officer
         --------------------------         and Director
         Gerald C. Rittenberg

         *                                  Senior Vice President, Treasurer,
         --------------------------         Chief Financial Officer and Director
         James M. Harrison

         *                                  Vice President, Assistant Treasurer,
         --------------------------         and Secretary
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             ANAGRAM EDEN PRAIRIE PROPERTY
                             HOLDINGS LLC

                             By ANAGRAM INTERNATIONAL,
                             INC., its Sole Member


                             By: /s/ JAMES M. HARRISON
                             ----------------------------------------
                             Name: James M. Harrison
                             Title: Senior Vice President, Treasurer
                             and Chief Financial Officer


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  President
         --------------------------
         Gary Kieves

         * Senior Vice President, Assistant Treasurer, Assistant Secretary and Director
         --------------------------
         Gerald C. Rittenberg

         *                                  Senior Vice President, Treasurer,
         --------------------------         Chief Financial Officer and Director
         James M. Harrison

         *                                  Vice President, Assistant Treasurer,
         --------------------------         Secretary, and Director
         Michael A. Correale

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York, on June 30, 1999.

                             ANAGRAM INTERNATIONAL, LLC


                             By: /s/ JAMES M. HARRISON
                             ----------------------------------------
                             Name: James M. Harrison
                             Title: Manager


    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on June 30, 1999.

                     NAME                                 TITLE
         ------------------------------     ------------------------------------
         *                                  Manager
         --------------------------
         Gerald C. Rittenberg

         *                                  Manager (and principal financial
         --------------------------         and accounting officer)
         James M. Harrison

         *                                  Manager
         --------------------------
         Michael A. Correale

         *                                  Manager
         --------------------------
         Gary Kieves

         *                                  Manager
         --------------------------
         James Plutt

         By: /s/ JAMES M. HARRISON
            -----------------------
            James M. Harrison
            Attorney-In-Fact

                                  EXHIBIT INDEX

                        2.1 Agreement and Plan of Merger, by and among Amscan Holdings, Inc. and Confetti Acquisition, Inc., dated as of August 10, 1997 (incorporated by reference to Exhibit 2.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        2.2 Share Exchange Agreement dated as of December 18, 1996, among the Registrant, John A. Svenningsen, Gerald C. Rittenberg and the following trusts each created by agreement dated as of October 29, 1996: Christina Svenningsen Trust, Jon Svenningsen Trust, Elisabeth Svenningsen Trust, Melissa Svenningsen Trust, Emily Svenningsen Trust and Sara Svenningsen Trust (incorporated by reference to Exhibit 2(a) to the Registrant's 1996 Annual Report on Form 10-K (Commission File No. 000-21827)).
                        2.3 Capital Contribution Agreement by and between the Company and Messrs. Allan J. Kaufman, Arthur J. Kaufman and Michael F. Hodges, dated October 9, 1996, as supplemented (incorporated by reference to Exhibit 2(b) to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-14107)).
                        2.4 Stock Purchase Agreement, dated as of August 6, 1998, by and among Amscan Holdings, Inc. and certain stockholders of Anagram International, Inc. and certain related companies (incorporated by reference to Exhibit 2.1 to Current Report on Forms 8-K dated August 6, 1998).
                        3.1 Certificate of Incorporation of Amscan Holdings, Inc. dated October 3, 1996 (incorporated by reference to Exhibit 3.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.2 Amended By-Laws of Amscan Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.3 Certificate of Incorporation of Amscan Inc. (incorporated by reference to Exhibit 3.3 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.4 By-Laws of Amscan Inc. (incorporated by reference to Exhibit 3.4 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.5 Restated Articles of Incorporation of Trisar, Inc. (incorporated by reference to Exhibit 3.5 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.6 By-Laws of Trisar, Inc. (incorporated by reference to Exhibit 3.6 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.7     Original    Articles    of    Incorporation   of
                                Am-Source,  Inc. (incorporated  by reference  to
                                Exhibit 3.7 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.8 By-Laws of Am-Source Inc. (incorporated by reference to Exhibit 3.8 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                        3.9 Certificate of Incorporation of SSY Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.9 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).

                       3.10 By-Laws of SSY Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.10 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                       3.11 Certificate of Incorporation of JCS Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.11 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                       3.12 By-Laws of JCS Realty Corp. dated October 3, 1996 (incorporated by reference to Exhibit 3.12 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                       3.13 Amended Articles of Incorporation of Anagram International, Inc. (incorporated by reference to Exhibit 3.1 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       3.14 By-Laws of Anagram International, Inc. (incorporated by reference to Exhibit 3.2 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       3.15 Articles of Incorporation of Anagram International Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       3.16 By-Laws of Anagram International Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       3.17 Articles of Organization of Anagram International, LLC (incorporated by reference to
                                Exhibit 3.5 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       3.18 Operating Agreement of Anagram International, LLC (incorporated by reference to Exhibit 3.6 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       3.19 Certificate of Formation of Anagram Eden Prairie Property Holdings LLC (incorporated by reference to Exhibit 3.7 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        4.1 Indenture, dated as of December 19, 1997, by and among Amscan Holdings, Inc., the Guarantors named therein and IBJ Schroder Bank & Trust Company with respect to the Senior Subordinated Notes.
                        4.2 Supplemental Indenture, dated as of September 17, 1998, by and among Anagram International, Inc., Anagram International Holdings, Inc., Anagram International LLC and Anagram Eden Prairie Property Holdings LLC and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SECSEC File No. 000-21827)).
                        4.3 Senior Subordinated Guarantee, dated as of September 17, 1998, by Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Property Holdings LLC (incorporated by reference to Exhibit 4.2 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                        4.4 Warrant Agreement, dated as of August 6, 1998, by and between Amscan Holdings, Inc. and Garry Kieves Retained Annuity Trust (incorporated by reference to Exhibit 4.1 to Current Report on Form 8 - K dated August 6, 1998) (SEC File No. 000-21827).

                        5.1 Opinion of Wachtell, Lipton, Rosen & Katz (incorporated by reference to Exhibit 5.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45475)).
                       10.1 Exchange and Registration Rights Agreement, dated as of December 19, 1997, by and among Amscan Holdings, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                       10.2 Amended and Restated Revolving Loan Credit Agreement, dated as of September 17, 1998, among Amscan Holdings, Inc., the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank as administrative agent (incorporated by reference to Exhibit 10.1 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       10.3 Amended and Restated AXEL Credit Agreement, dated as of September 17, 1998, among Amscan
                                Holdings, Inc., the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank as administrative agent (incorporated by reference to Exhibit 10.2 to Amscan Holdings, Inc.'s Current Report on 8-K filed September 25, 1998 (SEC File No. 000-21827)).
                       10.4 Stockholders' Agreement, dated as of December 19, 1997, by and among Amscan Holdings, Inc. and the Stockholders thereto (incorporated by reference to Exhibit 10.4 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                       10.5 Employment Agreement, dated as of August 10, 1997, by and between Amscan Holdings, Inc. and Gerald C. Rittenberg (incorporated by reference to Exhibit 10.5 to Amscan Holdings, Inc.'s Registration Statement on S-4 filed November 14, 1997 (SEC File No 333-4128)).
                       10.6 Employment Agreement, dated as of August 10, 1997, by and between Amscan Holdings, Inc. and James M. Harrison (incorporated by reference to
                                Exhibit 10.6 to Amscan Holdings, Inc.'s Registration Statement on S-4 filed November 14, 1997 (SEC File No 333-4128)).
                       10.7 Employment Agreement, dated as of October 4, 1996, by and between Amscan Holdings, Inc. and William S. Wilkey (incorporated by reference to Exhibit 10(e) to Amscan Holdings, Inc.'s Registration Statement on Form S-1 (File No. 333-14107)).
                       10.8 Employment Agreement between the Company and Garry Kieves dated as of August 6, 1998 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8 - K dated August 6,
                                1998) (SEC File No. 000-21827).
                       10.9 Amscan Holdings, Inc. 1997 Stock Incentive Plan (contained in Exhibit 10.4).
                       10.10 Tax Indemnification Agreement between Amscan Holdings, Inc. and John A. Svenningsen, dated as of December 18, 1996 (incorporated by reference to Exhibit 10(j) to the Registrant's 1996 Annual Report on Form 10-K (SEC File No. 000-21827)).
                       10.11 Tax Indemnification Agreement between Amscan Holdings, Inc. Christine Svenningsen and the Estate of John A. Svenningsen, dated as of August 10, 1997 (incorporated by reference to
                                Exhibit 10.17 to the Registrant's Registration on Form S-4 (SEC File No. 333-40235)).

                       10.12 The MetLife Capital Corporation Master Lease Purchase Agreement between MetLife Capital Corporation and Amscan Inc., Deco Paper Products, Inc., Kookaburra USA Ltd., and Trisar, Inc., dated November 21, 1991, as amended (incorporated by reference to Exhibit 10(n) to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (SEC File No.
                                333-14107)).
                                Amendment No. 1 to the Stockholders' Agreement, dated as of August 6, 1998 by and among Amscan Holdings, Inc. and certain stockholders of Amscan Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8 - K dated August 6,
                                1998) (SEC File No. 000-21827).
                       12.1     Statement re computation of ratios.
                       21.1     Subsidiaries of Amscan Holdings, Inc.
                       23.1     Consent of KPMG LLP.
                       23.2     Consent of Ernst & Young LLP.
                       23.3 Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).
                       24.1 Powers of Attorney applicable to the Registration Statement filing (incorporated by reference to Exhibit 24.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).
                       25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of IBJ Schroder Bank & Trust Company under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 25.1 to Amscan Holdings, Inc.'s Registration Statement on Form S-4 (SEC File No. 333-45457)).